                                                                       Exhibit 1

                                                                           FINAL
                                                                  EXECUTION COPY


                                                              CONTRACT NO.: 9107
                                                              ------------------



                             ACQUISITION AGREEMENT

                                      FOR

             ERICSSON CMS 40 PERSONAL COMMUNICATION SYSTEMS (PCS)

                           INFRASTRUCTURE EQUIPMENT

                                BY AND BETWEEN


                                 ERICSSON INC.

                                      AND

                         OMNIPOINT COMMUNICATIONS INC.

                                                             CONFIDENTIAL

                               TABLE OF CONTENTS

Article 1  DEFINITIONS.....................................1
Article 2  SCOPE OF AGREEMENT..............................9
Article 3  TERM OF AGREEMENT...............................9
Article 4  PRICES..........................................9
Article 5  TERMS OF PAYMENT...............................12
Article 6  ORDERS AND SCHEDULING..........................16
Article 7  ORDER CANCELLATION AND MODIFICATION............19
Article 8  INSTALLATION...................................19
Article 9  ACCEPTANCE TESTING AND ACCEPTANCE..............20
Article 10 DELAY..........................................22
Article 11 BUYER'S RESPONSIBILITIES.......................25
Article 12 SELLER'S RESPONSIBILITIES......................30
Article 13 WARRANTIES.....................................36
Article 14 SYSTEM SUPPORT SERVICES........................48
Article 15 CONTINUITY OF EXPANSION FUNCTIONALITY..........48
Article 16 AMENDMENTS.....................................48
Article 17 TITLE AND RISK OF LOSS.........................48
Article 18 INSURANCE......................................49
Article 19 SOFTWARE; CONFIDENTIAL INFORMATION.............50
Article 20 TAXES..........................................52

Article 21 INDEMNIFICATION AND LIMITATION OF LIABILITY....53
Article 22 INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT......54
Article 23 DISPUTES.......................................55
Article 24 TERMINATION AND DEFAULT........................57
Article 25 ADVERTISING....................................60
Article 26 LATE PAYMENTS..................................60
Article 27 COVENANT NOT TO RECRUIT........................61
Article 28 ASSIGNMENT AND EQUITABLE REMEDIES..............61
Article 29 NOTICES........................................62
Article 30 AUTHORITY AND COMPLIANCE WITH LAWS.............62
Article 31 HEADINGS AND PLURALS...........................63
Article 32 GOVERNING LAW; SEVERABILITY....................63
Article 33 NO WAIVER......................................63
Article 34 ENTIRETY OF AGREEMENT; NO ORAL CHANGES.........63
Article 35 ATTACHMENTS AND INCORPORATION..................64
Article 36 COUNTERPARTS...................................65

                                                                           FINAL
                                                                  EXECUTION COPY
                                                                  --------------


                             ACQUISITION AGREEMENT

                                      FOR

              ERICSSON CMS 40 PERSONAL COMMUNICATION SYSTEM (PCS)

                            INFRASTRUCTURE EQUIPMENT


THIS ACQUISITION AGREEMENT (the "Agreement"), is made and effective as of the 16th day of April, 1996, by and between Omnipoint Communications Inc., a Delaware corporation, with its principal place of business in Mountain Lakes, New Jersey ("OCI" or "Buyer") and Ericsson Inc., a Delaware corporation, with its principal place of business in Richardson, Texas, acting through its Radio Systems Division ("Ericsson"), and this Agreement shall permit the addition of such of Buyer's Affiliates (as defined below) as may from time to time desire to make purchases of Ericsson equipment and services pursuant to the terms and conditions set forth herein.

ARTICLE 1   DEFINITIONS
            -----------

As used herein, the following definitions apply:

       AMPS means Advanced Mobile Phone Service (i.e., the analog transmission technique used in the United States for 800 MHz cellular service.)

       ASIC means Application Specific Integrated Circuit.

       Applicable Purchases has the meaning ascribed at Section 11.9.1.

       BSC means Base Station Controller.

       BTA means a Basic Trading Area, a geographic area designated by the Federal Communications Commission for the purpose of granting authorizations to construct and operate PCS networks.

       BTS or Base Station means or refers to a single physical location and enclosures thereof of one or more base transceiver stations in the System.

       Base Station Configuration means the Equipment, Software and Installation at a Base Station required to operate and control a particular base transceiver station at a Base Station.
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                                                                    CONFIDENTIAL

       Base Station Configuration Engineering means the engineering required, on a site-specific basis, to establish the Base Station Configuration Installation specifications, including, but not limited to: preparing Equipment lists, Equipment layout drawings, Equipment labels, cable ladder layout drawings, and "as-built" drawings and documentation. Base Station Configuration Engineering also includes the design for DC power distribution for Base Station Configurations.

       Base Station Facilities Engineering means the engineering required to design a specific Base Station, including, but not limited to: property survey, soil report, Base Station layout, drawings and specifications for the construction of the Base Station, shelters, towers, generators, grounding analysis, and all other items required to make the Base Station functional. Base Station Facilities Engineering does not include Base Station Configuration Engineering.

       Buyer's Affiliate(s) means any partnership, corporation or other entity in which Buyer owns a twenty percent (20%) or greater equity interest or any entity controlling, controlled by or under common control with Buyer after applying the attribution rules of Section 318 of the Code which operates or is authorized to operate a Cellular System or PCS system in North America including the Caribbean Islands. Affiliate shall also refer to any corporation, partnership or other entity which has a marketing affiliation agreement with Buyer to market its Cellular System or PCS system under the brand name used by Buyer to market its Cellular Systems and/or PCS systems in North America including the Caribbean Islands ("Marketing Affiliates"). Among other things such marketing affiliation agreement shall require a Marketing Affiliate to use Buyer's billing system and have a roaming agreement with Buyer.

       CODEC means Coder-Decoder.

       Change of Control means and shall be deemed to have ensued upon the first to occur of the following events:

                 (A) any person becomes the beneficial owner, directly or indirectly, of securities of a company representing 50% or more of the combined voting power of the company's then outstanding voting securities and such person has the ability to elect a majority of the members of the company's Board of Directors, if such ownership is not in place on the date of grant;

                 (B) any person becomes the beneficial owner, directly or indirectly, of securities of the company sufficient to elect a majority of the members of the Board of Directors of the company; or

                 (C) the sale of all or substantially all the assets of the company, or a merger, consolidation, or similar transaction of the company in which the company is not the surviving entity or the company's stockholders immediately prior

                                                                    CONFIDENTIAL

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

       to such transaction hold less than 50% of the voting securities of the surviving entity.

                 A Change in Control shall not include either of the following events:

                 (A) a transaction, the sole purpose of which is to change the state of the company's incorporation; or

                 (B) a transaction, the result of which is to sell all or substantially all of the assets of the company to another entity (the "surviving entity"); provided that the surviving entity is owned directly or indirectly by the company's stockholders immediately following such transaction in substantially the same proportions as their ownership of the company's voting capital stock immediately preceding such transaction.

       Civil Work means the labor and materials necessary in the performance of demolition, construction and renovation work (e.g., roads, grading, fencing, structural improvements, etc.) at a Network Element location and at each Base Station to assure that each Base Station and Network Element location is ready for Installation of the Equipment.

       Civil Work Supervision means the supervision of Civil Work.

       Code means the Internal Revenue Code of 1986, as amended.

       Commercial Service means the commercial use of the System, or a portion thereof, exclusive of operation for purposes of conducting Acceptance Tests, where (i) for the New York BTA more than*
       paying customers are receiving service on the System in question and (ii) for all markets excluding the New York BTA such number of paying
       customers receiving service on the System in question shall be*       of
       the POPs for such market or*        whichever is greater, and that
       revenue is expected to be received from such customers . Commercial service shall exclude the traditional "friendly user" pre-commercial test operation, even though revenue may be received from the "friendly users".

       Confidential Matters means all information about the business and financial matters (including costs, profits and plans for future development, training materials, documentation, methods of operation and marketing concepts) and any other proprietary information relating to a party hereto or its affiliates and their respective operations, businesses and financial affairs, that is obtained by the other party hereto as a result of the working relationship between the parties hereto with respect to the subject matter hereof, whether obtained prior to or after the date hereof; provided, however, that Confidential Matters shall not include information that (a) is or becomes generally available to the public other than as the result of wrongful disclosure by the recipient hereunder, its affiliates or their respective representatives, or (b) was available to the recipient or its affiliates or their respective representatives on a

                                                                    CONFIDENTIAL

       nonconfidential basis prior to disclosure hereunder, or (c) is independently developed by the recipient hereunder, or (d) becomes rightfully available to the recipient from a third party that is under no obligation to maintain such information as confidential.

       Critical Fault has the meaning ascribed in Section 13.13.1.

       Deliverables has the meaning ascribed in Section 2.3.

       Documentation means all the documentation (including all books, manuals, memoranda and other written materials) needed to understand and operate the System, and all components thereof, described and set forth in Attachment E. All Documentation provided to Buyer and its Affiliates shall be printed in English and provided in CD ROM format to the extent such documentation represents Seller's standard documentation or to the extent such documentation is presently available in CD ROM format. For those documentation items that are not presently available in CD ROM format, Ericsson shall use commercially reasonable efforts to provide such items in CD ROM format.

       EI&T means Engineering, Installation and Testing.

       Electronic Deliverables has the meaning ascribed at Section 20.1.

       Equipment means equipment specified in Attachment A to this Agreement, all Network Elements and such other PCS equipment as Seller may hereafter make available to Buyer and which Buyer hereafter orders from Seller under this Agreement. Equipment does not include subscriber equipment, which shall mean subscriber handsets, mounting hardware, test equipment, antennas and similar subscriber equipment, or any equipment purchased by Buyer from another supplier.

       Expansions means Equipment, Software, any Installation or other services purchased under this Agreement for addition to or improvement of the Initial Configuration.

       Facilities Preparation Services means Civil Work, Civil Work Supervision, Ground Plan Architectural Work, Structural Architectural Work, and Utilities Work.

       Features means new Software functionality or substantial performance improvement that is made available to all users for the then-current Software release. Features are licensed to Buyer individually and may be subject to an additional license fee. Once licensed they become a part of the Software.

       GSM means Global System for Mobile communications.

       Ground Plan Architectural Work means the preparation of architectural drawings necessary to obtain zoning permits and conditional use permits.

                                                                    CONFIDENTIAL

       Handset means a mobile station intended to be used while in motion or during halts at unspecified points and conforming to PCS 1900 standard, IS-661 standards, or both as the context requires. Handsets include handheld portable units and units installed in vehicles.

       Handset Agreement means that separate agreement by and between Buyer and Seller governing the supply and purchase of PCS 1900 Handsets.

       Initial Configuration means for each BTA or MTA in which a new Network Element is installed, the portion of the System intended by the parties to be constructed and installed and optimized as a unit, as described and set forth in Attachment A. Commercial service in the BTA or MTA will be initiated using the Initial Configuration. Initial Configuration does not include Expansions thereto (e.g., additional Base Station Configurations or additional Network Element Configurations added to a previously constructed system).

       Installation means the performance and supervision by Seller of all installation purchased from and performed by Seller of Equipment and Software and as described in Article 8.

       MSC means Mobile Switching Center.

       MTA means a Major Trading Area, a geographic area designated by the Federal Communications Commission for the purpose of granting authorizations to construct and operate PCS networks, or where Buyer is awarded an authorization by an equivalent authority of the Mexican government (or the appropriate subdivision thereof), MTA shall be deemed to mean the analogous area authorized to Buyer; and Seller shall sell Deliverables to Buyer hereunder for use in Mexico, with such Deliverables being trans-shipped or otherwise delivered into Mexico.

       MTBF means Mean Time Between Failures.

       MTTR means Mean Time To Repair.

       Material Default means the occurrence of any of the following events: (i) Seller's failure to deliver Deliverables as ordered by Buyer after being given reasonable opportunity to cure such condition pursuant to the terms of this Agreement or (ii) any such breach or default of the terms and conditions of this Agreement that either directly or indirectly result in a materially adverse impact on Buyer.

       Network Element means the Equipment and Software purchased from SELLER required to perform switching, transmission or network node functions for a System (e.g., Authentication Center ("AUC"), BSC, Equipment Identity Register ("EIR"), Messaging System ("MXE"), Mobile Switching Center/Visitor Location Register ("MSC/VLR"), Mobile Intelligent Network ("MIN"), Service Signaling Point ("SSP"),

                                                                    CONFIDENTIAL

       Home Location Register ("HLR"), Service Control Point ("SCP") and MSC). For purposes of this Agreement, the term Network Element includes Base Stations.

       Network Element Configuration means the Equipment, Software, Installation and other applicable services rendered by Seller hereunder at a Network Element Location required to perform the switching or network node functions as referenced in Article 1.16 above; provided, however, that a Network Element expansion shall not be deemed a Network Element Configuration unless such expansion includes, or is a major modification of, a central processing unit (e.g. APZ 212, BSC, HLR, MSC/VLR, etc.).

       Network Element Configuration Engineering means the engineering required to establish Network Element Installation specifications, including; preparing Equipment lists, Equipment layout drawings, Equipment labels, cable tray layout drawings, and "as-built" drawings and Documentation. Network Element Configuration Engineering also includes the design for DC power distribution for Network Elements.

       Network Element Facilities Engineering means the engineering required to design a specific Network Element Location, including; property survey, soil report, building layout, drawings and specifications for the construction of the building, towers, generators, and all other items required to make the Network Element facility or facilities functional. Network Element Facilities Engineering does not include Network Element Configuration Engineering.

       Network Element Location means generally the physical location and enclosures thereof for a Network Element.

       Nortel shall mean Northern Telecom, Ltd.

       OAM&P means Operations and Maintenance Procedures.

       OEM means Original Equipment Manufacturer.

       Omnipoint means Omnipoint Corporation, a Delaware corporation with its executive offices located at 1365 Garden of the Gods Road, Colorado Springs, CO 80907

       Operations Support System ("OSS") means a combination of hardware and software platforms which provide tools for operating, maintaining, analyzing and provisioning the System, as further described in Attachment B.

       Orbitel means Orbitel Mobile Communications, Ltd.

       Orbitel Handset Supply Agreement means that certain and separate agreement by and between Buyer and Orbitel governing the supply and purchase of dual mode PCS1900/IS-661 Handsets and single mode IS-661 Handsets.

                                                                    CONFIDENTIAL


       PCS means Personal Communications Systems

       Primarily means (i) greater than 50% or (ii) the party who is more than 50% responsible, as the context requires.

       Professional Services means those services offered by Seller relating to System design, construction, enhancement and optimization as described and set forth in Attachment C and as priced in Attachment A.

       Punch List means that list prepared in conjunction with the Acceptance Tests and included in the Acceptance Certificate pursuant to Article 9, which contains one or more items which have not been fully completed by Seller as of Acceptance of the System or any System segment.

       Purchase Order has the meaning ascribed at Section 6.6.

       RBS or Radio Base Station means a Base Station.

       Section means when used without any other reference, sections, including subsections, within this Agreement

       Seller means Ericsson and any Affiliate of Ericsson from which Buyer or any of Buyer's Affiliates purchase equipment pursuant to the terms of this Agreement.

       Service Affecting Fault has the meaning ascribed at Section 13.13.6.

       Site Acquisition Services means the services described and set forth in Attachment C, which are necessary for identifying, acquiring, and making ready the System sites.

       Software means (a) all computer software furnished hereunder by Seller to Buyer for use primarily in conjunction with the Equipment including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, on a disk or in another memory device or system memory consisting of (i) hard-wired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, (ii) instruction sequences in machine-readable code that control call processing, peripheral equipment and administration and maintenance functions; (b) Software Enhancements, Software Features and Software Updates furnished by Seller to Purchaser hereunder; and (c) Documentation furnished hereunder for use and maintenance of the Software.

       Software Enhancements means modifications or improvements made to the Software that improve performance or capacity of the Software, and such Software Enhancements may also include bug fixes.

                                                                    CONFIDENTIAL


       Software Features means distinct programs that constitute additional functions to the Software.

       Software Updates means periodic updates to the Software issued by Seller to customers under Warranty and Software Maintenance obligations to correct defects in the Software.

       Specifications means the specifications and performance standards of the System as set forth on Seller's Product Marketing Reference Document current at the time of the order.

       Structural Architectural Work means the preparation of all architectural drawings and blueprints relating to the structural specifications for the Network Element Locations or Base Stations.

       System Support Services means those services offered by Seller for maintenance of Equipment and Software pursuant to Article 14, which are described and set forth in Attachment D and as priced in Attachment A.

       System means the Initial Configuration and all Expansions thereto purchased by Buyer from Seller pursuant to this Agreement, including all Equipment, Software, Installation and other services purchased from Seller by Buyer hereunder relating to the System.

       TRAU or Transcoder Rate Adaptation Unit means a device that modulates and demodulates a user's voice or data transmissions and multiplexes or de-multiplexes the 16 kb/s intermediate data rate used for transmission between a BSC and BTS to and from the standard 64 kb/s data rate used in the external network and certain Network Elements within the PCS 1900 system.

       TRU or Transmitter Receiver Unit means a transmitting and receiving module intended to be installed as a separate module into a BTS.

       Technical Education means the training courses offered by Seller as set forth in Attachment Q.

       Utilities Work means the installation of electric and telephone utilities at the Network Element Locations and Base Stations.

       VOCODER means Voice Coder.

                                                                    CONFIDENTIAL
                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

ARTICLE 2   SCOPE OF AGREEMENT

2.1 INITIAL CONFIGURATION. UPON THE TERMS AND CONDITIONS HEREIN SET FORTH, BUYER HEREBY AGREES TO PURCHASE FROM SELLER, AND SELLER HEREBY AGREES TO SELL TO BUYER FOR INSTALLATION AND OPERATION IN THE NEW YORK MTA MARKETS, THE INITIAL CONFIGURATION OF THE SYSTEM, INCLUDING THE EQUIPMENT, SOFTWARE, INSTALLATION AND ANY DOCUMENTATION ORDERED THEREFOR, OSS, AS WELL AS ANY OTHER SERVICES DESCRIBED HEREIN THAT MAY BE ORDERED BY BUYER AS PART OF THE INITIAL CONFIGURATION.

2.2 ADDITIONAL GOODS AND SERVICES. IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN ARTICLE 6, BUYER MAY ORDER ADDITIONAL EQUIPMENT AND SOFTWARE FOR EXPANSIONS TO THE INITIAL CONFIGURATION, AND TO THE EXTENT AVAILABLE UNDER THIS AGREEMENT, HANDSETS, AS WELL AS BASE STATION FACILITIES ENGINEERING, FACILITIES PREPARATION SERVICES, NETWORK ELEMENT FACILITIES ENGINEERING, SITE ACQUISITION SERVICES, SYSTEM SUPPORT SERVICES, PROFESSIONAL SERVICES, AND SUCH OTHER SERVICES AS SELLER MAY FROM TIME TO TIME OFFER TO ITS CUSTOMERS.

2.3 DELIVERABLES DEFINED. THE GOODS AND SERVICES DESCRIBED IN SECTIONS 2.1 AND 2.2 ARE SOMETIMES HEREIN REFERRED TO AS "DELIVERABLES."

ARTICLE 3   TERM OF AGREEMENT

This Agreement shall commence on the date first written above and continue until the fifth (5th) anniversary thereof (hereinafter, the "Term") unless terminated on an earlier date as provided herein, except as to those provisions that, by their express terms, survive such termination.

ARTICLE 4   PRICES

4.1 UNIT PRICES AND APPLICABLE VOLUME DISCOUNTS. The eqipmennt list, associated unit prices and applicable volume discounts are set forth in Attachment A. The equipment list set forth in Attachment A constitutes a
       ------------                                   ------------
       complete identification of all seller equipment offered under Seller's PCS 1900 product line. The prices set forth in Attachment A and the
                                                       ------------
       volume discounts to be included therein are calculated on the basis that
       Buyer will receive a *     "initial discount" on all of its purchases
       hereunder coupled with additional volume discounts of *        on all
       Equipment purchases and *
       on all Software purchases.

                        *CONFIDENTIAL INFORMATION;                  CONFIDENTIAL
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

4.2 PRICE VARIATION. Subject to the conditions of Aection 4.8 below, the prices for Deliverables shown in Attachment A-1 are firm, fixed prices,
                                        --------------
       except where a material price adjustment is necessary and permitted in accordance with the terms and criteria of the variation formula as set forth in Attachment A-1. Prices for Deliverables or other goods and
                --------------
       services not set forth in Attachment A-1, if not otherwise established in
                                 --------------
       this Agreement, shall, subject to the terms and conditions of Section 4.8, *



4.3 PRICES INCLUDE DELIVERY. The unit prices of the Equipment are delivered prices, with the Equipment delivered by common carrier to a Network Element Location, a central storage site, or Base Station specified by Buyer. The Installation prices include (i) delivery charges by common carrier from the Network Element Location or central storage site to the site of Installation, and (ii) Base Station Configuration Engineering and Network Element Configuration Engineering, as applicable. Seller's unit prices also include any warehousing, staging or other storage fees necessary to seller's performance, however, installation charges specifically exclude any costs for cranes or helicopters utilized to install any of Equipment to be installed pursuant to this Agreement. Buyer understands that costs for cranes and helicopters shall be borne by it, provided that Seller obtains Buyer's prior written consent to utilize such installation methods. In the event a crane, helicopter or other such extraordinary means are required to install equipment, Seller agrees that Seller's actual costs for such services will be passed on directly to Buyer with no additional markup thereon.

4.4 PRICES FOR OPERATION SUPPORT SYSTEM. THE PRICES FOR THE SERVICE PORTION OF OSS ARE SET FORTH IN ATTACHMENT A.
                               ------------

4.5 PRICES FOR OTHER SERVICES. The prices of System Support Services, including Professional Services, and Documentation are set forth in Attachment A. The prices for Technical Education courses are set forth
       ------------
       in Attachment A.
          ------------

4.6 CERTAIN ENGINEERING SERVICES. Network Element Configuration Engineering and Installation must be purchased for Network Element Configurations based on Seller's AXE architecture ordered hereunder. The prices of Base Station Facilities

                        *CONFIDENTIAL INFORMATION;                  CONFIDENTIAL
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

       Engineering, Base Station Configuration Engineering and Network Element Facilities Engineering shall be determined by Seller on a quote basis, if such services are purchased from Seller.

4.7 FACILITIES PREPARATION AND SITE ACQUISITION SERVICES. The price for any Facilities Preparation Services and Site Acquisition Services shall be determined in accordance with the procedure set forth in Section 6.4.


4.8    *

                        *CONFIDENTIAL INFORMATION;                  CONFIDENTIAL
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

ARTICLE 5   TERMS OF PAYMENT

5.1 MONTHLY INVOICES. Seller shall invoice Buyer no more than twice per month for all amounts due hereunder. Upon request by Buyer, the parties will work in good faith to develop an electronic invoicing and payment management system upon a schedule to which the parties mutually agree, which system may include disk copies of invoices or electronic transmission of data. Unless specified otherwise herein, all invoices submitted by Seller to Buyer pursuant to this Agreement shall be due and payable *

5.2    *

                                                                    CONFIDENTIAL
                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;                  CONFIDENTIAL
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

5.3 INITIAL CONFIGURATION. Buyer shall pay for the Initial Configuration Equipment and Software as follows:

       5.3.1  *



       5.3.2 ACCEPTANCE. Where Installation is performed by Seller, an additional *
                      of the total price (with the aggregate amount invoiced
              under Section 5.3.1 and 5.3.2 being equal to * including *
                        may be invoiced upon Acceptance of an Initial
              Configuration. Should installation of any BTSs in an Initial Configuration be performed by Buyer, the remaining *
                        of the total price for such BTSs shall be due thirty
              (30) days after receipt of such BTSs by Buyer.

       5.3.3  PUNCH LIST BALANCE. On a site by site basis, the

              * unpaid balance of the price will be due after Seller has cleared and Buyer approved final disposition of all Punch List items, including receipt by Buyer of "as-built" drawings. Notwithstanding anything to the contrary contained in the previous sentence, if the average time required by Seller to clear open
              Punch List items *                                        the
              amount of purchase price to which Seller shall be entitled to invoice Buyer for Seller installed items under Section 5.3.2 shall be reduced to *
              * of the total price, and the amount of the total price to which buyer shall be entitled to hold back until final clearance of open Punch List items shall *
              For purposes of determining the average length of time required by Seller to clear open Punch List items, Seller shall be entitled *


5.4 EQUIPMENT EXPANSIONS. On a Network Element by Network Element basis, Buyer shall pay for any Equipment ordered for Expansions as provided below.

       5.4.1  SELLER TO INSTALL. *                                   may be
              invoiced upon completion of Installation.

       5.4.2 BALANCE. The balance of the price, including charges for Installation, will be

                        *CONFIDENTIAL INFORMATION;                  CONFIDENTIAL
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

       *                due *

       5.4.3 BUYER TO INSTALL. One hundred percent (100%) may be invoiced upon delivery to Buyer's premises.

5.5 INSTALLATION AND SOFTWARE EXPANSION. Seller shall invoice the price in full of all Software and Installation ordered for Expansions upon Acceptance.

5.6 OPERATIONS SUPPORT SYSTEM SERVICES. Seller shall invoice for Operations Support System Services in accordance with the terms set forth in Attachment A.

5.7 TECHNICAL EDUCATION. Seller shall invoice the price in full of each Technical Education course upon completion. Notwithstanding anything to the contrary contained in the foregoing sentence, Seller shall provide
       certain Technical Education courses to Buyer *                  in
       accordance with the provisions of Section 12.24.

5.8 SYSTEM SUPPORT SERVICES. Seller's System Support Services, as described in Attachment D and as priced in Attachment A-1, shall be purchased in one-year service intervals and shall be invoiced on a month-to-month basis in equal amounts of one-twelfth (1/12th) of the annual price, with such invoicing to occur in advance of each month's performance.

5.9 ENGINEERING. If installation is not purchased from Seller, Seller shall invoice Base Station Configuration Engineering and Network Element Facilities Engineering upon completion, or monthly if applicable.

5.10 OTHER SERVICES. Seller shall invoice any Facilities Preparation Services, Professional Services and Site Acquisition Services upon completion, or monthly if applicable.

5.11 SOFTWARE AND HARDWARE STABILITY. Seller shall demonstrate the stability of its software and hardware as provided below.

       5.11.1 INITIAL TEST IN NEW YORK BTA. Seller shall demonstrate a period of service where there has been no Critical Fault in the New York BTA system (the "Stability Test"). The Stability Test shall commence when Seller shall certify to Buyer that the System is ready to commence stability testing, which date shall not be earlier than the completion of Acceptance Testing for the System. The Stability Test shall be completed upon the last to occur of the following two events:


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                        *CONFIDENTIAL INFORMATION;                  CONFIDENTIAL
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

      5.11.2 NO PUNCH LIST PAYMENT. Until completion of the Stability Test described in Section 5.11.1, for the purpose of determining whether payment is due to Seller, completion of the Punch List for the New York BTA System shall be deemed not to have occurred for any portion of the System, notwithstanding Seller's clearance of the Punch List items in whole or in part. For purposes of this
              Section 5.11.2 and 5.3.3, Seller shall be entitled to receive payment from Buyer on the later of *


      5.11.3 SUBSEQUENT MAJOR SOFTWARE RELEASES. Seller shall also be required to conduct a Stability Test as provided in Section 5.11.1 for every major Software release occurring subsequent to the execution of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, Seller shall not be entitled to any payment for the major Software release until completion of the Stability Test. For purposes of this Section 5.11.3 Seller shall be entitled to receive payment from Buyer on the later of *


      5.11.4  AMENDMENT BY MUTUAL CONSENT  Buyer and Seller agree that this
              Section 5.11 may be modified or amended by the mutual consent of the parties.

ARTICLE 6   ORDERS AND SCHEDULING

6.1 SCHEDULES. Attachment H sets forth all final engineering and preparatory details, and the time schedule therefor, necessary for delivery and installation of the Initial Configuration. Buyer and Seller shall be responsible for the successful completion of their respective items set forth in Attachment F.

6.2 INITIAL CONFIGURATION. Buyer and Seller will cooperate to define the specific Deliverables needed for each initial Configuration to be supplied under this Agreement. Initial Configurations shall include BSCs but may or may not include MSCs. Buyer and Seller shall cooperate to ensure that IS-661 technology-based PCS equipment can be integrated in Initial Configurations, as specifically agreed by the parties on an initial configuration by Initial Configuration basis. Seller shall prepare a bill of materials, at a level of detail reasonably acceptable to Buyer, for each such Initial Configuration. The agreed plans shall include documents corresponding to separate Attachments F and H. Buyer and Seller shall be responsible for the timely completion of their responsibilities as defined in such documents.

6.3 ENGINEERING SERVICES INFORMATION. When Buyer desires to place an order with Seller for System Support Services or for Base Station Facilities Engineering, Base Station

                                     -16-
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       Configuration, or Network Element Facilities Engineering, Buyer shall submit to Seller all information in Buyer's possession or any information requested by Seller reasonably necessary for Seller to complete the order.

6.4 FACILITIES PREPARATION SERVICES, SITE ACQUISITION SERVICES AND OTHER SERVICES. Facility Preparation Services, Site Acquisition Services and other services shall be administered as provided in this Section 6.4.

       6.4.1 PROPOSAL FOR SERVICE. When Buyer desires to place an order for any Facilities Preparation Services, Site Acquisition Services or other services, Buyer shall submit to Seller all information in Buyer's possession or any information requested by Seller reasonably necessary for the furnishing by Seller of a proposal. Seller proposals generated for each such request shall include the complete purchase price of such service, including, without limitation, all costs of equipment, materials and supplies, labor, transportation and other related costs, terms of payment, and completion dates for such services. In the case of any such service performed in accordance with this Section 6.4.1, Seller shall be responsible for the execution, delivery, and timely performance of such service.

       6.4.2 REJECTION OF SELLER OFFER. If Buyer rejects a proposal for services submitted by Seller under Section 6.4.1 above, such rejection not to be unreasonable, Buyer may elect have such services performed *


       6.4.3 SELLER NOT RESPONSIBLE FOR BUYER-PERFORMED SERVICES. In the case of any services performed pursuant to clauses (i) and (ii) of
              Section 6.4.2, Seller shall have no responsibility whatsoever for such services, notwithstanding that such services may have been performed in accordance with suggestions from Seller.

       6.4.4 THIRD PARTY SUBCONTRACTOR. In the case of any services performed in accordance with clause (iii) of Section 6.4.2, *



                * shall have mutually agreed to such rates of markup as set forth in Attachment A.


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     6.4.5     OTHER SERVICES. Seller agrees that, from time to time as
               requested by Buyer, Seller shall provide Buyer with certain ancillary services. Seller agrees that, when such services are rendered by third parties, Seller shall not impose any markup on such third party services, except to the extent Seller adds value to such services and Buyer has agreed to the amount of any markup. Buyer and Seller acknowledge and agree that Seller takes no responsibility for the performance by third parties of the services to be rendered by such third parties under this Section
               6.4.5. Seller hereby expressly disclaims, and is absolved from providing, any and all warranties whatsoever on the services obtained from third parties and managed by Seller under this
               Section 6.4.5.

6.5 METHOD OF ACCEPTING SERVICES PROPOSALS. Proposals submitted by Seller pursuant to Sections 6.3 and 6.4, may be accepted by Buyer by issuance of Buyer's order referencing or incorporating the proposal. Orders issued pursuant to this Agreement shall be governed by and performed in accordance with the terms and conditions of this Agreement, unless the parties mutually agree otherwise in accordance with Article 16.

6.6 ORDERS FOR INITIAL CONFIGURATION AND EXPANSIONS. At any time during the term of this Agreement, Buyer may at its option direct the Seller to supply any part of the Deliverables pursuant to one or more purchase orders issued periodically by Buyer in accordance with this Agreement ("Purchase Order"). The Purchase Orders shall be confirmed by Seller in accordance with Section
     6.7 of this Agreement. The Purchase Order shall be priced using the unit prices in Attachment A-1.

6.7  CONFIRMATION OF PURCHASE ORDERS. Buyer may issue Purchase Orders and
     Seller shall within *         following receipt of such confirm Purchase
     Orders provided that the Purchase Order is in accordance with the terms and conditions of this Agreement or amendment thereto, including the schedules established in Attachments H and E hereto. In the event that Buyer's Purchase Order falls outside these requirements, Buyer and Seller shall work together in good faith to solve Buyer's delivery needs. A Purchase Order may not change any of the terms and conditions of this Agreement or its schedules or attachments.

6.8 ORDERING INTERVALS AND CONFIRMATION. The intervals for ordering Expansion Deliverables shall conform to those set forth in Attachment S hereto. The ordering interval for an Initial Configuration shall be as set forth in Attachment H. For systems not identified at the time of execution of this Agreement, the parties shall negotiate a schedule for ordering similar to Attachment H.

6.9 MODIFICATIONS TO PURCHASE ORDER. Buyer retains the right to modify or cancel, in whole or in part, any Purchase Order subject to the terms and conditions of Article 7 and Attachment L hereto.
                                 ------------

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ARTICLE 7   ORDER CANCELLATION AND MODIFICATION

Subject to the terms and conditions set forth in Attachment L hereto, and except as provided below, *

                    In the event of a cancellation permitted hereunder, Buyer shall pay to Seller order cancellation charges in accordance with Attachment L. *

        * where any of the Equipment or Software specified in such order is subsequently re-directed to a different location of Buyer's choice and where the
re-direction delivery is accomplished *          Buyer agrees to give Seller
 * advance notice of any such re-direction. Seller shall use commercially reasonable efforts to minimize or eliminate order cancellation charges consistent with Attachment L.

Buyer agrees that it will not cancel a Purchase Order for the Initial Configuration and Network Element Configuration Engineering and Installation services, but Buyer shall have the right to modify such Purchase Orders to reflect those normal changes that result from the practicalities of site leasing, zoning, permitting, marketing and competitive circumstances, etc. Seller shall be entitled to claim additional compensation from Buyer for such modifications as provided in Attachment L.

ARTICLE 8 INSTALLATION

This Article 8 applies to Installations performed by Seller, directly by Seller's personnel or through a third party contractor selected by Seller.

8.1 SELLER TO MEET SCHEDULES. Provided that Buyer has met all of its obligations under this Agreement, Seller shall install the Equipment at the sites to be selected by Buyer (or the sites agreed to by Buyer in the event that Seller has been engaged to provide Site Acquisition Services) so as to be ready for Acceptance Tests with regard to any Initial Configuration in accordance with the procedures set forth in the applicable provisions of Seller's then current Installation manual(s) and the time schedule set forth in Attachment H.


8.2 NON-INTERFERENCE. Seller shall install the System so as to cause no unreasonable interference with or obstruction to lands and thoroughfares or rights of way on or near which the Installation work may be performed. Seller shall exercise every reasonable safeguard to avoid damage to existing facilities, and if repairs or new construction are required in order to replace facilities damaged by Seller due to its carelessness or negligence, such repairs or new construction shall be at Seller's own expense. Seller agrees that it shall comply with any commercially reasonable instruction or request of Buyer respecting the Installation of the System so long as compliance with Buyer's instructions or requests will not cause Seller to violate and federal, state or local law, ordinance or regulation.

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8.3    INSTALLATION QUALITY. Seller's installation services shall be performed in a workmanlike fashion and shall comply with Seller's written installation guidelines. Seller's installation services shall include complete testing of all equipment, and Seller shall provide Buyer with complete documentation of the testing procedures and protocols followed, as set forth in Attachment E, and the results of the testing thereof. Seller shall be responsible for removing all packing and shipping material and shall leave the premises in as clean and neat a fashion as it was originally found.

8.4 FIREPROOF OR FIRE RESISTANT MATERIAL. All cables, connectors, harnesses, strapping material and other similar equipment and supplies used in installing Deliverables shall comply with all federal, state and local laws, regulations and codes. Where Seller has fireproof or fire retardent materials available in its normal stock of materials, Seller shall use such materials regardless of whether required by law, regulation or code.

8.5 SECURITY OF INSTALLATION SITE. Seller shall comply with Buyer's reasonable security rules. Seller shall ensure that premises are locked and secured from unauthorized access when Seller leaves the site. If Seller detects, through its normal Installation activities, a security risk or unauthorized access risk at a site, Seller shall promptly notify Buyer and cooperate with Buyer in securing the site. Seller acknowledges and agrees that, with respect to Buyer's MSCs, Buyer may have stricter security requirements than the foregoing requirements to which Seller shall adhere. Seller agrees that no unauthorized individuals will be permitted access to an MSC.

8.6 INSTALLATION TESTING COMPLIANCE WITH INDUSTRY STANDARDS. In addition to any and all post-installation of the System, Seller shall perform advance testing of all components contained in a system. All testing procedures and protocols employed by Seller shall comply with all applicable industry standards and shall include such tests as are normally applied in the industry (e.g., Swept SWR checks will be performed on all antennas and transmission lines installed by Seller with a System).

ARTICLE 9   ACCEPTANCE TESTING AND ACCEPTANCE

9.1 ACCEPTANCE TESTING. Set forth in Attachment J are descriptions of various testing procedures ("Acceptance Tests") to be conducted, and Deliverables related thereto (e.g., test results, inventory reports, Acceptance Certificates, regarding Installation of an Initial Configuration Equipment and Software (and, as applicable, regarding Installation of Equipment and Software added to an Initial Configuration to demonstrate that the Equipment and Software installed by Seller will operate substantially in accordance with the Specifications)). Attachment J includes procedures for testing/verifying: (i) Network Element Installation and operation; (ii) Network Element integration; (iii) traffic network verification; and (iv) overall System operation, as each of the foregoing may be applicable.

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9.2    ADMINISTRATION. The following procedures shall govern the administration of Acceptance Tests.

     9.2.1     NOTICE OF TEST. Seller shall notify Buyer as soon as it knows,
               but at least *           the date on which Acceptance Tests shall
               be conducted. At the first practicable date thereafter, each of Seller and Buyer shall approve in writing on any pretest forms provided as part of the particular Acceptance Test to be conducted. If Buyer or its nominee does not attend the Acceptance Tests, Seller shall proceed with the tests and immediately forward the test results to Buyer.

     9.2.2 SELLER TO CORRECT PROBLEMS. If, during the performance of Acceptance Tests by Seller, the Equipment, Software or the System, as a whole, comprising the Initial Configuration does not fulfill the requirements of the Acceptance Tests, Seller shall, at its expense, correct the defects as soon as commercially practicable. The Acceptance Tests (or such portion of them as necessary) shall be recommenced immediately after such correction in accordance with this Article 9.

     9.2.3 CERTIFICATION. Upon the successful completion of any Acceptance Tests conducted by Seller, Seller shall submit to Buyer an Acceptance Certificate certifying that: (i) the Acceptance Tests have been successfully completed, (ii) the Equipment and Software, to that stage completed, have been installed in accordance with the requirements of this Agreement, subject to resolution of Punch List items, and (iii) that the System (or System segment) is ready to be placed in Commercial Service. Buyer shall acknowledge same by signing the Acceptance Certificate prior to the System (or System segment) being placed in Commercial Service. At such time, Punch List items will be documented and the Equipment, Software or Installation covered by such certificate shall be deemed "Accepted," (i.e., "Acceptance" shall have occurred). Items may be added to the Punch List by
               Buyer *                                  Defects in components
               arising after Acceptance that are covered by Section 13.1 (c) shall not be considered Punch List items.

     9.2.4 DELAY OF ACCEPTANCE. Only service-affecting deficiencies arising out of Acceptance Testing in accordance with Attachment J, in conjunction with this Article 9, shall be grounds for delay of Acceptance of the System.

     9.2.5 COMMERCIAL SERVICE DEEMED ACCEPTANCE. Buyer's use of any part of the Initial Configuration Equipment in Commercial Service shall constitute an Acceptance of such part of the Equipment, and the date upon which such Commercial Service first occurs shall be the Acceptance date. Seller agrees that Buyer shall be permitted to conduct "friendly user" pre-commercial test





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               operations, even though Buyer may be receiving revenue from such
               "friendly users." Accordingly, Acceptance shall not be deemed to have occurred under this Section 9.2.5 until more than the number of paying customers specified in the definition of Commercial Service are receiving service on the System.

     9.2.6 EXPANSION ORDERS ACCEPTED ON DELIVERY. Equipment ordered for Expansions to the Initial Configuration shall, for purposes of Articles 13 and 17, be deemed to be Accepted by Buyer at time of delivery.

     9.2.7 PUNCH LIST CLEARANCE. The Punch List for each site shall be cleared on a Network Element by Network Element basis only when every item set forth on the Punch List, has been cleared or delivered to Buyer's satisfaction. The parties explicitly agree that, before the Punch List is considered resolved, all documentation and drawings required under this Agreement, including "as-built" drawings, regardless of whether specifically listed on the Punch List, must be supplied to Buyer. Upon resolution of Punch List items by Seller, Seller shall submit to Buyer, and Buyer shall sign, a certificate verifying that no additional Punch List items remain unresolved. The date upon which Buyer signs such certificate shall be the Punch List Clearance Date. With respect to the Initial Configuration, the items set forth on the Punch List shall be cleared on a site by site basis. *

ARTICLE 10  DELAY

10.1 DELAY BY SELLER. In the event of delay by Seller, the parties shall have the following rights and responsibilities.

     10.1.1 LIQUIDATED DAMAGES. If, due solely to the fault or negligence of Seller, Installation and Acceptance of any Initial Configuration does not occur upon the schedule set forth in Attachment H, Buyer shall be entitled to, and Seller shall pay to Buyer, damages in accordance with this Section 10.1.

     10.1.2 COMPUTATION OF DAMAGES. The parties agree that damages for delay are difficult to calculate accurately and, therefore, agree to fix as liquidated damages, and not as a penalty, an amount determined according to the table below.


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               The amount of liquidated damages due and payable hereunder shall be calculated by multiplying the applicable liquidated damages percentage, for each week of delay or fraction of a week, determined in accordance with the table above, by the aggregate of (i) the total price, on a Network Element by Network Element basis and calculated in accordance with Attachment A, of the Equipment and Software, which comprise or are to comprise an Initial Configuration and which has not completed Acceptance Testing upon the date scheduled as set forth on Attachment H as a result of such delay ("Delayed Equipment or Software"). *

                             If any portion of the Initial Configuration has
               passed Acceptance Testing, the liquidated damages percentage shall be applied against the full price of all Delayed Equipment and/or Software and any portion of the balance of the Initial Configuration that may not be used because of Seller's delay. Subject to Section 24.1.1, liquidated damages under this Section
               10.1 shall be Buyer's exclusive remedy for any delay by Seller in delivering and installing the Initial Configuration. Liquidated Damages shall accrue under this Agreement until such time as the delay period has ended, and the Liquidated Damages that may accrue hereunder shall be limited in amount to * of cost of the aggregate Network Element associated with, and resulting in, such delay *






               Notwithstanding anything to the contrary contained elsewhere in this Section 10.1, so long as a Change in Control of either Buyer or Omnipoint has not occurred subsequent to the date hereof, Buyer acknowledges and agrees that, if the sole reason for Seller's delay in performance hereunder is due to either:

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                                       *

               then liquidated damages shall not accrue under this Section 10.1 for such delay and Seller shall be excused from paying the same in such instance.

10.2 DELAY BY BUYER. In the event of delay caused solely by the actions of Buyer, the parties shall have the following rights and responsibilities.

          10.2.1 DATE ADJUSTMENT. A day-to-day delay in performance of Seller's obligations, or a longer adjustment if Seller has reassigned Installation personnel or suspended deliveries of Equipment as a result of Buyer's delay; and

          10.2.2 REIMBURSEMENT OF CERTAIN EXPENSES. Buyer shall reimburse Seller for: (i) any reasonable out-of-pocket expenses incurred by Seller (e.g., subcontractor labor charges, extra storage or delivery charges, etc.); (ii) salaries of Seller's Installation personnel; and (iii) capital costs on delayed Equipment resulting from Buyer's delay or the resumption of work following such delay; provided, however, that Seller shall use reasonable efforts to minimize such expenses by working around delays caused by Buyer. Notwithstanding Buyer's obligation to reimburse Seller for its out-of-pocket expenses pursuant to subsection (i) above, Buyer shall only pay such reasonable costs as are allowed and contained in Buyer's normal guidelines, as amended from time-to-time, as set forth in Attachment T, and such reimbursements shall be made at Buyer's guideline or per diem rates.

10.3 EXCUSABLE DELAY. In the event of a delay that is not caused solely by the actions of either Buyer or Seller, as applicable, the parties shall have the following rights and obligations.

          10.3.1 EXCUSABLE DELAYS. Neither Seller nor Buyer will be liable for nonperformance, defective performance, or late performance of any of their obligations hereunder, to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to acts of God, war (declared or undeclared), unforeseeable acts (including failure to act) of any governmental authority (de jure or de facto), riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors if no equivalent source for such supplies or services can

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                                                                    CONFIDENTIAL


                    reasonably be obtained for the same causes.

       10.3.2 EXCEPTIONS TO EXCUSABLE DELAYS. Seller shall not be entitled to claim excusable delay under Section 10.3.1, for delays resulting from strikes or other labor disturbance at any of Seller's manufacturing plants.

       10.3.3 NOTICE. The party claiming the benefit of excusable delay hereunder shall promptly notify the other of the circumstances creating the delay and provide a statement of the impact.

       10.3.4 ADJUSTMENT OF DATES. Upon the determination that an excusable delay has occurred or is likely to occur, the parties shall meet to determine whether it is necessary to adjust the time schedule set forth in Attachment H or whether it is feasible to find alternative methods to make up part or all of the potential delay. The parties shall use their reasonable efforts to minimize the effect of an excusable delay (e.g., alternative shipping techniques, different suppliers, etc.). Unless explicitly agreed by Buyer, any adjustment in the time schedule set forth in Attachment H shall not exceed a day-for-day extension of time based upon the duration of the excusable delay.

ARTICLE 11  BUYER'S RESPONSIBILITIES

       This Article 11 defines the responsibilities of Buyer and certain joint Buyer and Seller responsibilities.

11.1   PERFORM ACCORDING TO SCHEDULE.

       11.1.1 Buyer's obligations as set forth in Attachment F shall be performed by Buyer in a timely fashion in accordance with the schedule set forth in Attachment H or, with respect to items which Seller may have inadvertently omitted from Attachment F on the date hereof, in a timely fashion on reasonable notice received from Seller to allow Seller to perform its obligations under this Agreement. Any delay by Buyer shall be subject to Article 10.2 of this Agreement.

       11.1.2 Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller acknowledges and agrees that Buyer may from time to time make special requests of Seller for purchases of equipment and services that are not in accordance with the terms and conditions of this Agreement. There shall be no penalty to Buyer for making such special requests. Seller agrees that it shall not unreasonably refuse such requests and that it shall take all reasonable action necessary to accommodate such requests. The terms and

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            conditions of such special requests shall be mutually agreed upon by the parties immediately prior to seller's consent to such special requests.

11.2 Licenses and Permits. Buyer will obtain and pay the fees for operating licenses, and obtain approvals from the Federal Aviation Administration, Federal Communications Commission and state public utility commissions, and other required federal, state and local approvals. At Seller's request, Buyer shall provide Seller with evidence that such licenses or permits have been obtained and are in force.

11.3 Buyer-Obtained Services. Unless Seller expressly undertakes the responsibility therefor as set forth in Attachment F, Buyer shall complete (or cause subcontractors to complete) services equivalent to Facilities Preparation Services, Base Station Facilities Engineering, Base Station Configuration Engineering, Network Element Facilities Engineering, Site Acquisition Services, and Professional Services necessary for Installation of the Initial Configuration or Expansions thereto.

11.4 System Access. Buyer shall provide seller complete access to the System and acknowledges that Seller may, upon reasonable advance notice to Buyer and when necessary, interrupt operation of the System while conducting testing or correcting deficiencies.

11.5 Information. Buyer shall provide Seller all information reasonably requested from Buyer that Buyer has in its possession and that is necessary for Seller to properly install the system or as otherwise required by Seller to perform its obligations under this agreement. Seller shall deliver to Buyer all information and Documentation necessary for the understanding, operation and maintenance of the System.

11.6 Space and Utilities. Buyer will provide, at its own expense, (i) adequate work space for Installation personnel and storage space for Equipment, and (ii) utilities (e.g., heat, light, ventilation, electric current and outlets) required for Installation and testing.

11.7   Security. *
       for safeguarding the Network Element Location, Base Stations, and storage areas for Equipment
                                               * activities at such locations.

11.8 Buyer to Assist. Buyer agrees to reasonably assist Seller to obtain and maintain (i) licenses, permits or approvals for importation, re-exportation of the Equipment and Software on a duty and customs free basis, and (ii) entry or work permits or visa required for personnel engaged by Seller to perform work under this Agreement.

11.9 Minimum Infrastructure Commitment. Buyer agrees to purchase from Seller a minimum of eighty-five million dollars ($85,000,000) (the "Minimum Purchase Requirement") of infrastructure Equipment, Software, as described in


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       Section 11.9.1. Such eighty-five million dollar ($85,000,000) purchase amount shall be based upon the net of discount prices offered to Buyer hereunder. For purposes of determining whether the minimum purchase requirement obligation has been satisfied, all Equipment and related services, as provided in Section 11.9.1, ordered by Buyer prior to the fifth anniversary of the date hereof shall be deemed a "purchase," regardless of whether Buyer has received such Equipment and services and regardless of whether Buyer continues to have payment obligations with respect to any Equipment and services delivered prior to such fifth anniversary date.

       11.9.1  Applicable Purchases. All infrastructure Equipment, Software,
               * ordered by Buyer and delivered by Seller or to be delivered by Seller shall be credited as satisfying in the Minimum Purchase Requirement, including Base Station subsystems, MSCs, BSCs, HLRs, VLRs, power equipment, OAM&P systems, transmission equipment, ancillary equipment, related Software and related Services ("Applicable Purchases"). Handset purchases, however, are specifically excluded from Applicable Purchases.

       11.9.2 New York MTA. Of the eighty-five million dollars ($85,000,000) of Applicable Purchases to be made for use in the New York MTA, at least *
                                             shall relate to PCS 1900/GSM
               based equipment and services and the remaining *

                        or less shall relate to IS-661 based equipment and
               services. For purposes of the purchase commitment contained in this Section 11.9.2, Network Element Configurations purchased from Seller that are used Primarily to provide switching functionality for IS-661 BSCs and IS-661 BTS equipment shall not be considered PCS 1900/GSM based equipment.

       11.9.3 C Block BTA Licenses. Should any of Buyer's affiliates acquire C-Block BTA licenses covering in aggregate at least twenty-seven million (27,000,000) people (beyond those in the New York MTA), Buyer's affiliates shall be required to make additional applicable purchases aggregating no less than one hundred sixty-five million dollars ($165,000,000), of which at least *

                      shall relate to PCS 1900/GSM based equipment and related
               services. To the extent Buyer's Affiliates acquire C-Block BTA licenses but the coverage in aggregate of such licenses is less than twenty-seven million (27,000,000) people (beyond those in the New York MTA), Buyer's Affiliates shall remain obligated to make additional Applicable Purchases, but the one hundred sixty-five million dollar ($165,000,000) and *

                        purchase commitment levels set forth above shall be
               reduced proportionately to the actual coverage level obtained by Buyer's Affiliates or such purchase level commitments shall be reduced in such other manner as the parties agree is equitable. Buyer and each of Buyer's Affiliates ordering and purchasing Deliverables pursuant to the


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              terms and conditions of this Agreement shall be severally liable for payment of the orders and purchases made by such entity, and Buyer and each of Buyer's Affiliates shall not be liable or obligated to pay for any orders or purchases made by any other of Buyer's Affiliates hereunder. In connection with the several liability of Buyer and each of Buyer's Affiliates, any breach of the terms and conditions of this Agreement by Buyer or any individual Buyer Affiliate, as the case may be, shall not be deemed to be a breach of this Agreement nor attributed as a breach of this Agreement by the remainder of Buyer or Buyer's Affiliates, as the case may be, ordering and purchasing Deliverables hereunder. *



       11.9.4 Conditions Precedent. Buyer's purchase commitments under this
              Section 11.9 are subject to the conditions precedent as set forth below. Should any of these conditions precedent be initially satisfied but subsequently fail, Buyer's commitment requirement shall be adjusted as set forth herein.

              11.9.4.1 Buyer Relieved of Minimum Purchase Commitment Obligation. In the event that any of the conditions precedent set forth in this Section 11.9.4.1 are not met, Buyer shall be relieved, in its entirety, of the Minimum Purchase Commitment. The conditions precedent for which Buyer shall be relieved of its Minimum Purchase Commitment obligation are as follows:

                        (a) Seller fails to provide vendor financing to Buyer as
                            described in Section 12.22 hereof for any purchase of Deliverables or *
                            (or group of purchases of Deliverables or if a single invoice is issued by Seller) equal or exceeding ten thousand dollars ($10,000) made under this agreement;

                        (b) Orbitel and Omnipoint fail to sign the Orbitel
                            Handset Supply Agreement, *


              11.9.4.2 Buyer's Minimum Purchase Commitment Obligation Equitably Reduced. In the event that any of the conditions precedent set forth in this Section 11.9.4.2 are not met, Buyer's Minimum Purchase Commitment shall be equitably reduced. The conditions precedent which, if not satisfied, will result in Buyer's Minimum Purchase Commitment being equitably reduced are as follows:


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                     (a) *














                     (c) Seller shall not be in Material Default of this
                        Agreement or the Handset Agreement. The equitable reduction of Buyer's Minimum Purchase Commitment pursuant to this Section 11.9.4.2 shall be based upon the magnitude and duration of Seller's Material Default and the long-term effect upon Buyer's business resulting from such Material default, including the cost to operations and the impact on Buyer's ability to attract and maintain customers.

11.10 Responsibility Matrix. Buyer shall discharge those responsibilities identified as those of Buyer, including Buyer's portion of responsibilities that are to be jointly performed by Buyer and Seller, set forth in the "Responsibility Matrix," Attachment F hereto. Attachment F contains a high-level summary of many responsibilities of the parties and Buyer's particular responsibilities under any item of this attachment shall be discharged in accordance with the particulars as may be further defined elsewhere in this agreement.

11.11 Pay-As-You-Grow Fees Information. Buyer agrees to provide Seller with all information necessary and appropriate for calculation of the Pay-As-You-Grow software fees referenced under Section 19.2.

11.13 Other Obligations. Buyer shall perform all other of its obligations set out in this agreement and any other agreement delivered in connection therewith.


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ARTICLE 12  Seller's Responsibilities

12.1 Licenses and Permits. Any licenses, permits or approvals required by any federal, state, or other governing authority relating to the manufacture, importation, safety or use of the equipmnet throughout the United States or any state shall be the sole responsibility of Seller. At Buyer's request, Seller shall furnish Buyer with evidence that such licenses or permits have been obtained and are in force. Any licenses, permits or approvals required by any federal, state or local governing authority relating to use of the Equipment or System in a specific locality shall be the sole responsibility of Buyer.

12.2 Eligibility. Seller shall be responsible for ensuring that Seller and Seller's subcontractors are and remain eligible under local laws to perform the work under this Agreement in the several jurisdictions involved.

12.3 CMS-40 Commitment. Seller agrees to develop and supply Base Station Equipment to Buyer as provided below.

       12.3.1 2 TRU Micro-RBS. Seller shall commence deliveries to Buyer of a two (2) TRU capable version of the micro-BTS not later than July 1, 1997 (the "First Stage Micro-RBS"). Seller shall make available for sale to Buyer a minimum of fifty (50) of such first stage micro-RBS units per month through the end of 1997. Seller agrees and that it will maintain such minimum production volumes as are necessary to ensure sufficient supply to meet all quantities forecast for purchase and receipt by Buyer in accordance with the forecasting procedures set forth in Attachment H hereto. Provided, however, that, except as set forth in Attachment H, Buyer shall not be required to purchase any minimum volume of such equipment.

       12.3.2 Failure to Meet Delivery Dates-Substitute Equipment. Should Seller fail to comply with the dates and availability quantities required in Section 12.3.1, Seller shall furnish Buyer the most closely functionally equivalent base station available (such replacements being referred to as "Substitute Equipment"). Buyer understands that substitute equipment might be larger or heavier than the Micro-BTS and may possess additional functionalities. The price for the Substitute Equipment shall be the price defined in this agreement for the equipment originally requested by Buyer in the ordered configuration but unavailable from Seller. At Buyer's request or at Seller's option, Seller will replace Substitute Equipment when the originally-ordered equipment becomes available.


12.4   Interface Assistance. Subject to the terms and conditions of Section
       12.9 below, *
       provide reasonable assistance to


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       Buyer in arranging, testing and negotiating interfaces to the PSTN.

12.5 Engineering Review. subject to the terms and conditions of Section 12.9, during the course of Seller's performance of its obligations hereunder, Seller shall review engineering and other information supplied to Seller by Buyer pursuant to Section 11.5, in the course of Buyer's performance under this agreement, including, without limitation, engineering parameters, site locations and frequency plans. *

                 Where, during the course of Seller performing its review of Buyer's information supplied pursuant to Section 11.5 Seller identifies an error in Buyer's information, Seller shall inform Buyer of the error and propose resolution of the same.

12.6 Modifications; Notice of Defects. Seller shall promptly advise Buyer of defects or modifications required in Network Elements or Software. Seller's obligation to correct defects or provide modifications is defined elsewhere in this Agreement.

12.7 Retrofits. Seller shall offer for sale to Buyer a retrofit package for any change in PCS 1900 standards subsequently enacted by the government, regulatory agencies, the TIA, the Electronic Industry Association ("EIA"), etc., on terms to be negotiated by Buyer and Seller. With respect to any IS-661 based equipment developed and manufactured by Seller and sold to Buyer, Seller shall offer for sale to Buyer a Retrofit package for any change in IS-661 standards subsequently enacted by the government, regulatory agencies, the TIA, the EIA, etc., on terms to be negotiated by Buyer and Seller.

12.8 Documentation. Seller shall provide documentation to Buyer that, in conjunction with Seller's training program, shall be sufficient to enable Buyer to operate and maintain the networks contemplated under this Agreement. Seller shall provide Buyer with Documentation as set forth in Attachment E. Seller shall also provide to Buyer provisioning documentation and software, to the extent available.

12.9 Consultation. Seller shall make available its experts for reasonable consultation with Buyer's representatives, *

                 Buyer shall not use such consultation as a substitute for services offered for sale by Seller to Buyer, including but not limited to System Support Services and Professional Services.

12.10 Special Product Software. "Special Products Software" shall include Software providing features requested only by Buyer, or with features capable of wider application but on a different time schedule than contemplated by Seller. Seller shall provide a reasonable price quotation for Special Product Software as may be requested by Buyer and, if Buyer accepts such quotation, develop such Special Product Software. In general, the terms for Special Product Software may provide an optional, separately-priced, exclusivity period during which the Special Product Software is only available to Buyer. The Seller's price quotation shall take into consideration the


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       subsequent marketability of the feature to other customers of Seller.

12.11 Technical Education. seller shall provide the Technical Education courses and manuals for Buyer's employees as set forth in Attachment Q, including
       the Technical Education identified *                                  in
       Attachment Q.

12.12 Conformity with Law . As of the date of Conditional Acceptance thereof, all systems ordered hereunder shall comply with applicable FCC rules then in effect and with all other applicable federal, state and local laws and rules and regulations promulgated thereunder and with the specifications set forth in Attachment M, provided such systems are maintained and operated by Buyer in accordance with Seller's specifications.

12.13 Emergency Deliverables. In the event of an emergency, Seller shall use its best reasonable efforts to ship reasonable quantities of equipment within *
            of receipt of a written or facsimile Purchase Order from Buyer.

12.14 Safety and Legal Standards. Seller is responsible for assuring that proper safety measures are taken to avoid accidents and that all work performed is done in accordance with the relevant health and occupational safety laws, whether the work is performed by Seller or by Seller's subcontractors.

12.15 Expert Assistance. For the first initial configuration established within an MTA, Seller shall provide to Buyer:

            (i)  *
                                                         and

            (ii) at the prices set forth in Attachment A, for the period of time commencing on the completion of the Stability Period applicable to such Initial Configuration and for the balance of the Term, *

       such number of experts, as described below, as Buyer shall require and Seller can reasonably provide to Buyer. At a minimum, Seller shall provide Buyer experts possessing switching and BTS expertise and knowledge as follows:

              (a) Switching Experts. For each Initial Configuration with an MSC, MSC/OAM&P experts and BSC experts, knowledgeable in both hardware and Software components, and

              (b) Base Station Experts. BTS experts for each Initial Configuration.

       For all subsequent Initial Configurations established within an MTA, Seller shall provide such Switching Experts and Base Station Experts as Buyer shall request at the prices set forth in Attachment A.


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12.16  Right of First Refusal for Test Systems. Seller may offer, on a case-by-
       case basis as new software and other deliverables become available, Buyer the initial opportunity to become a beta test site, first office application or controlled roll-out of such Software and other Deliverables. Buyer shall have the right to decline any offer.

12.17  *


12.18 Attachment Completion. Buyer and Seller agree to work together in good faith to complete all uncompleted Attachments to this agreement as detailed in Article 35 hereof upon the schedule set forth therein, or upon such schedule as Buyer and Seller shall mutually agree.

12.19 Cooperate with testing certain third-party BTS Equipment. Seller agrees to work with Buyer to test the performance of "cell enhancers" and/or "repeaters" provided by third parties with Seller's BTS equipment. Seller agrees to support the testing in a time-frame upon which Buyer and Seller have mutually agreed. Within forty-five (45) days after Seller has received Buyer's request, Buyer and Seller shall determine specific terms and conditions of this testing, including but not limited to: (i)specific products to be tested; (ii) timing of the testing; (iii) Seller's role in performing the tests and evaluating the test results; and (iv) the cost of such testing to Buyer.

       The testing described above in no way obligates Seller to modify BTS hardware or software (if deemed to be necessary to support such third partly products). If BTS hardware and/or software changes are deemed to be necessary, Seller shall evaluate the feasibility of making such changes and, if feasible, propose the same to Buyer under commercially reasonable terms. In addition, Buyer and Seller recognize that the warranty and performance sections of the Agreement (including but not limited to Section 9 and Attachment M) do not cover failures to perform in the System where such failures result from the use of third party products referenced here. As specific products are identified, tested, and integrated into Seller-provided Systems, certain portions of the warranty and performance sections of this Agreement (including but not limited to Section 9 and Attachment M) may require modification.

12.20 Upgraded and New MSC or BSC Platform. Buyer and Seller acknowledge that Seller may introduce a new MSC or BSC Platform (i.e., an updated replacement for Seller's AXE-10-based equipment) during the Term. Seller and Buyer will work together to maximize the value of Buyer's investment in PCS 1900 and IS-661 technology. In connection therewith, Seller acknowledges and agrees that the following principles will govern its business and technical decision making processes throughout the term of Buyer's and Seller's business relationship:


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       12.20.1  The platform provided by Seller to Buyer will be capable of supporting all the services set forth in Attachment M.

       12.20.2 Seller shall continue to support Equipment and associated Software components of PCS 1900 products as set forth in Articles 14 and 15, so long as Buyer implements software updates and basic releases as they become commercially available. This support shall include documentation, utilization of engineering and planning tools, installation and growth procedures, training, availability of replacement, growth and repair material, availability of spares as well as technical support. The discontinuance or significant reduction of support as described above shall carry the presumption of functional obsolescence. Should seller decide to offer new products and discontinue the manufacturing of existing products, Seller will provide buyer the opportunity to place a last order for existing products. Additionally, Seller warrants that any new products will be backwards compatible with the prior two generations of discontinued products.

       12.20.3 In the event the PCS 1900 platform becomes functionally obsolete, as described above, Seller shall provide incentives, such as purchase credits, to Buyer (with appropriate consideration for the competitive environment and the in-service life of existing equipment) for Buyer to acquire such replacement architecture from Seller. Buyer and Seller shall jointly agree upon and determine the amount of credits to be provided. As a guideline, the value of these credits should be approximately equivalent to the full replacement costs initially and reduced to zero (0) at the end of the discontinued product's normally depreciated useful life. Should Buyer and Seller be unable to reach agreement on the amount of credits due Buyer, the issue shall be resolved pursuant to the arbitration process contained in Article 23.

       12.20.4  *





12.21 Updated Codec. All BTS equipment delivered shall be equipped with dual-mode CODECS, capable of supporting both the GSM/PCS standard 13 kb/s VOCODER and the enhanced full-rate VOCODER. Seller's equipment shall be designed to permit modular upgrading to include half-rate speech coding, should Buyer so desire. The parties acknowledge that the TRAUs identified and priced in Attachment A are


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       equipped with the enhanced full-rate VOCODER described herein.

12.22  Seller Financing. *









               * Notwithstanding anything to the contrary contained in the immediately preceding sentence, Buyer's obligations with respect to (i) paying Seller for Deliverables already received by Buyer or ordered by Buyer that are to be received and accepted by Buyer, at Buyer's option;
       (ii) warranty claims made pursuant to Article 13; and (iii) all obligations imposed on Buyer as set forth in Article 19 hereof shall continue until the amounts owed under clause (i) are paid in full and for the duration of any warranty period under which Buyer may make claims.

12.23 Seller Advertising, Marketing and Promotion. Seller agrees that, to help ensure the success of Buyer's network, Seller shall employ, * the advertising, marketing and promotional campaigns that it has traditionally undertaken with operators of other PCS and cellular systems. Such campaigns shall include, but not be limited to, placement of print advertisement with various newspapers printed and widely distributed in the New York MTA.

12.24 Technical Education Courses. Seller agrees and acknowledges that, in addition to the Technical Education courses Buyer shall purchase from Seller pursuant to Section 5.7, Seller shall provide the certain Technical Education courses *

              in accordance with the following criteria:

              (a) *
              Buyer shall be able to send *
                        to (i) Seller's CMS 40 AXE 10 Operation and Maintenance
              course (15 days) and (ii) Seller's CMS 40 MSC Operation and Maintenance course (5 days); and

              (b)  for *

                      * as the case may be) personnel to Seller's RBS 2000
              Operation and Maintenance Course (5 days).


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12.25  *



12.26 Handset Bundling with Infrastructure Purchases. Seller acknowledges and agrees that, at any time during the term, Buyer may request to bundle Equipment and Software purchases with Handset purchases. Seller shall sell and deliver such quantity or quantities of bundled Equipment, Software and Handsets at a bundled price that is based upon the Equipment and Software prices that are then in effect under this Agreement and based on the Handset prices that are then in effect under the Handset Agreement.

Article 13  Warranties

13.1 General. In addition to any other warranties contained elsewhere in this Agreement, the following warranties shall be applicable to deliverables supplied pursuant to this Agreement.

13.2 Equipment and Installation Services. Equipment and Installation Services are warranted as provided in this section 13.2

       13.2.1 Duration and Duty to Repair or Replace. Seller warrants that, for a *

                        (the "Warranty Period"), Equipment and the Installation
              thereof shall materially conform with and perform the functions set forth in the Specifications and shall be free from defects in material or workmanship that impair: (i) service to subscribers,
              (ii) System performance, (iii) billing, (iv) administration, or
              (v) maintenance. If notified by Buyer of any such defects in material or workmanship or nonconformity with Specifications within the Warranty Period, Seller shall, at its election and expense, repair or replace any such defective Equipment or Installation. Such repair or replacement includes material, labor and services, and shall be Buyer's sole remedy and Seller's sole obligation in the event this warranty is breached. Any Equipment repaired or replaced under this Section 13.1 shall be subject to
              the original Warranty Period, or *                    whichever is
              longer. In the event the repair of Equipment results in an extension of the original warranty period pursuant to the immediately preceding sentence, Buyer agrees to monitor such extension period and inform Seller that such repaired equipment continues to be subject to the warranty provisions of this Agreement, if a subsequent repair is to be performed during such extended warranty period. Notwithstanding anything to the contrary contained in the Equipment


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              warranty provision set forth above, Buyer acknowledges and agrees that the length of warranty period Seller shall provide Buyer for equipment that Seller originally purchases from Buyer or one of Buyer's Affiliates shall only be of the same period duration as that provided offered by Buyer or Buyer's Affiliate to Seller.

       13.2.2 Notice of Claim. If Buyer claims a breach of warranty under this
              Section 13.1, it shall notify Seller promptly of the claimed breach. Buyer will allow Seller to inspect the Equipment or Software at Buyer's location, or, upon Seller's request, return the equipment to Seller's U.S. repair facility.

       13.2.3 Circuit Boards. During the Warranty Period, electronic circuit board components will be repaired or replaced, with Buyer responsible for normal "first echelon" fault isolation (except to the extent that Buyer could not have reasonably been expected to isolate such fault without the assistance of Seller), removal of defective boards and replacement from spare stock (except to the extent that such removal and replacement requires the specialized expertise of Seller), and packing and shipping to Seller's U.S. repair facility. Buyer will maintain a stock of spare board assemblies as recommended by Seller for this purpose. The parties will review Seller's recommended spares level periodically to ensure that Buyer is not maintaining excessive spares holdings. In the event that Buyer experiences board assembly failures that materially exceed the number and frequency of such failures contemplated by the spare board assembly stock recommended by Seller, at the request of Buyer, Seller shall supply to Buyer additional spare board assemblies of each type so depleted, as necessary to maintain an adequate emergency replacement stock, without charge to buyer, until implementation of a permanent remedy. Upon implementation of such remedy, all excess boards supplied under this Section shall be returned to Seller.

       13.2.4 Freight. Buyer agrees that the freight charges incurred to send equipment from Buyer's point of origin to Seller's U.S. repair facility shall be borne by Buyer. Seller agrees that freight charges incurred to send repaired equipment from Seller's U.S. repair facility to Nuyer's point of origin in connection with Seller's obligations under this Section 13.2 shall be borne by Seller, unless the equipment returned is not defective or otherwise not covered by Seller's limited warranty, in which case Buyer shall pay for all freight charges between Buyer's point of origin and Seller's U.S. repair facility. Where circuit boards are returned to Seller by air express service, Seller shall ship the repaired or replacement circuit board by air express service.


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13.3   Software Warranty.

       13.3.1 General Warranty. Seller warrants that during the Warranty Period, the Software, Software Updates, Software Enhancements and Software Features shall materially conform with and perform the functions set forth in the specifications, and shall be free from defects in material and workmanship which impair service to subscribers, System performance, billing, administration or maintenance. If, during the warranty period, Seller is notified that the software is defective or fails to so perform, Seller shall correct such defects or failure and ensure that the software, software updates, Software Enhancements and Software Features conform with, and perform the functions set forth in, the specifications. Seller's obligation under this warranty is limited to correction of any Software, Software Update, Software Enhancement or Software Feature failures and Seller's performance thereof shall be Buyer's sole remedy in the event this warranty is breached.

       13.3.2 *




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                                       *








13.4 Time for Remedy-Normal. Seller will return to buyer the repaired or replaced equipment or provide the remedy for the defect in software or
       installation within *                                   working days from
       the date Buyer makes a request for service under this warranty to Equipment, Software or Installation not materially impairing service with respect to subscribers, System performance, billing, administration or maintenance.

13.5 Time for Remedy-Service Affecting. Seller agrees to commence work on all Equipment, Software or Installation defects materially impairing service to subscribers, System performance, billing, administration or maintenance as soon as practicable, but in no event later than twenty-four (24) hours after notification of such defect, and will cure such defect as promptly as practicable.

13.6 Exclusions to Warranty. Seller's limited warranty under this Article 13 shall not apply to:

       13.6.1 Buyer's Negligence. Damage or defects caused by Buyer's negligence, including, but not limited to:

              13.6.1.1 Exposure of Equipment or Software by Buyer to environmental conditions other than set forth in Attachment G and Attachment M, or use by Buyer other than in accordance with written instructions furnished by Seller;

              13.6.1.2 Modification by Buyer of Equipment or Software without Seller's written consent;


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              13.6.1.3  Interaction with the System caused by Buyer of equipment or software not purchased under this Agreement, unless Seller expressly consents in writing to such; or

              13.6.1.4 Operation or Servicing of the System by Buyer's personnel or contractors who have not received Technical Education from seller commensurate with the operational or servicing tasks performed by such personnel.

       13.6.2 Certain Damage. Any Equipment or Software damaged by accident or disaster, including without limitation, fire, flood, wind, water, lightning or power failure; or

       13.6.3 Consumable Supplies. Fuses, lamps and soft magnetic storage media are excluded from Seller's limited warranty under this Article 13, but Seller warrants all such items shall be free from defects for a period of ninety (90) days following the punch list clearance date.

13.7 Non-Warranty Expenses. Buyer shall reimburse Seller for Seller's reasonable out-of-pocket expenses incurred, at Buyer's request, in responding to and/or remedying Equipment, Software, or Service deficiencies not covered by the warranties set forth herein or by the obligations established under an agreement for System Support Services between Seller and Buyer. Upon request by either party, if it appears that Buyer is regularly purchasing non-warranty repair services, Buyer and seller shall negotiate, in good faith, the means to minimize Buyer's costs in so doing (e.g., Seller's establishment of local repair centers, flat-rate repair instead of time-and-materials, etc.).

13.8 Third Party Goods and Services. If Seller purchases or subcontracts for the manufacture of any part of the System or the performance of any of the services to be provided hereunder from a third party, the warranties given to Seller by such third party shall inure, to the extent applicable or permitted, to the benefit of Buyer, and Buyer shall have the right to enforce such warranties directly or through Seller. The warranties of such third parties shall not be in lieu of any warranties given by Seller under this agreement.

13.9   MSC Call Capacity Warranty

       13.9.1 Warranties Defined. Seller warrants the call processing capacity of its MSC and BSC Network Elements as defined below. In the event of a breach in this warranty, Seller shall furnish additional equipment necessary as contemplated at Section 13.11

       13.9.2 Call Model and statistics. Buyer understands that the precise call


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              processing capacity of MSC and BSC Network Elements is
              influenced by the nature of the call statistics in the System. Seller's initial Call Capacity Warranty is based, in the absence of actual information upon subscriber behavior, upon certain assumptions in a "call model." In addition, the call processing capacities are defined for a certain set of system Features. Buyer acknowledges and agrees that to ascertain whether Seller is in breach of its Call Capacity Warranty, the scope of the Call Capacity Warranty will be recalculated, based upon a new "call model" reflecting the actual subscriber behavior observed in the System and upon those Features implemented in the System. The call model and Features used in defining the initial Call Capacity Warranty are set forth in Attachment M.
                                        ------------

       13.9.3 Adjusting Warranty. The call processing capacities set forth in Attachment M shall be adjusted as reasonably necessary to reflect
              (a) changes in the values specified in the call model to reflect actual subscriber behavior and (b) degradation, if any, associated with features introduced after the date of this agreement. The algorithm Seller uses to develop the warranted call processing capacities, and how the results should be adjusted to reflect actual subscriber behavior, is set forth in Attachment M.

              The impact on call capacity of Features introduced after the date hereof will be evaluated on a case by case basis. Seller may not change this algorithm during the term of this warranty except to supplement it as necessary to reflect new or modified hardware, Network Elements or Features. Any disputes concerning these adjustments or application of the algorithm or the warranty shall be resolved by the Third-Party Engineer.

       13.9.4 Remedies. In the event Seller breaches the warranty established in this Section 13.9, Seller shall use its best efforts to diagnose and correct the breach upon a schedule satisfactory to buyer in its reasonable discretion, without charge to Buyer. Should additional or modified deliverables be necessary to correct the breach, Seller shall provide the deliverables without charge, as contemplated in Section 13.11. The remedies provided under this
              Section 13.9 shall be without prejudice to Buyer's claims for remedies under other provisions of this agreement *

       13.9.5 Warranty Term. This call capacity warranty shall be in effect for the term and for any renewal or extension period subsequent to the term.

       13.10 Performance of System and Deliverables. The Seller expressly warrants as provided in this Section 13.10 with respect to the performance of the deliverables. In the event of a breach in this warranty, Seller shall furnish additional equipment necessary as contemplated at Section 13.11.


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       13.10.1  Dependability Performance. The dependability performance specifications set forth in Attachment M shall be binding upon all deliverables supplied by Seller. Without limiting any other remedy of Buyer, if any equipment fails to operate in material accordance with this criterion, seller, at its sole cost, shall immediately take all reasonable measures necessary to resolve the problem. In determining whether Seller is in compliance with this section 13.10.1, the travel time of maintenance forces shall be excluded. seller's dependability performance values assume that the repairing technician has completed the relevant courses offered by Seller and is equipped with Seller's recommended spare parts, test equipment and tools. An equitable adjustment shall be made in Buyer's measured Dependability Performance figures should these assumptions fail to be correct for Buyer's maintenance forces.

       13.10.2 TRU Dependability Performance. In the case of TRU modules, in addition to the remedy provided at Section 13.10.1, Buyer shall also be compensated *
                                                        The compensation shall
                include the *


                        In the event of a claim under this Section 13.10.2,
                Buyer and Seller shall, in good faith, negotiate the most cost-efficient method of compensating Buyer, while still maintaining Buyer's commercially reasonable network maintenance standards. The method of compensation may include but is not limited to:
                *







       13.10.3  Dropped Calls.  Seller warrants that, *
                        the System target performance shall be a dropped call
                rate, regardless of the cause thereof, not to exceed *

                        Seller and Buyer agree that if the System is not
                performing in accordance with expectations or at the designated performance levels, Buyer and Seller shall investigate jointly the cause of such substandard performance. If Buyer and Seller determine that such substandard performance is the fault of Seller, then Seller shall take corrective action in accordance with the terms of Seller's warranty provided herein. In determining the cause of the System's substandard performance, the following items shall be given consideration:

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                                    *











               In cases where multiple vendors are involved in Buyer's network, Seller's liabilities under this Section 13.10.3 shall be only with respect to Seller's portion of the network. Claims of inadequate processor power are excluded from this Section 13.10.3 and instead are warranted under Section 13.9. System downtime and System restarts are also excluded from this Section 13.10.3 warranty.

       13.10.4 Seller to Act. Without limiting any other remedy of Buyer, if the systems fails to operate in accordance with the criteria set forth in Sections 13.10.2 and 13.10.3 above, Seller, * shall immediately take all reasonable measures neceesary to resolve the program.


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       13.10.5 Promised Performance Specifications. The Seller warrants that the
               Deliverables shall provide the capacity and functionality as set forth in Attachment M provided, however, that Seller is not responsible for under-specifying the equipment needed where the under-specification results from Buyer's provision of incorrect data to Seller. Buyer's remedy for a breach of this Section
               13.10.5 shall be as provided in Section 13.11.

       13.10.6 Compliance with PCS 1900 or IS-661 specifications. upon acceptance of any equipment delivered hereunder, *

                        Seller represents and warrants that the System will
               function in accordance with the then-current PCS 1900 (or IS-661, as appropriate) standards in effect at the time of such Acceptance, as implemented under Seller's Software schedule set forth in Attachment M and with such exceptions or partial compliance as defined in Seller's compliance statement as set forth in Attachment M. If such performance is not maintained, Seller shall promptly replace or repair any non-performing item, without cost to Buyer.

13.11 Additional Products and Services Remedy. Seller has made certain capacity and performance warranties in Article 13 and elsewhere in this Agreement. In the event of a breach of such warranties, Seller shall, at no additional cost to Buyer, provide such additional Deliverables as are required to remedy the shortfall. The additional Deliverables identified in this Section 13.11 shall include, but not be limited to, replacement Deliverables, upgrades, and retrofits. in the event that one or more new sites are reasonably required to correct the shortfall, Seller shall provide all Deliverables for the new site(s). Buyer shall be responsible for site acquisition and site preparation costs and Seller shall pay all costs for moving, Installation and Optimization of the Deliverables related to such sites. If, in the future, Deliverables can be enhanced to meet the warranted capacity or functionality, and Seller provides such enhancements to Buyer, Buyer shall, at Buyer's option, either return or purchase, for an agreed upon price, those Deliverables that were provided earlier to remedy a breach of warranty. The remedies provided under this
       Section 13.11 shall be without prejudice to Buyer's claims under any other provision of this Agreement.

13.12 Link Budget. Seller warrants the equipment link budget set forth in Attachment M. in the event that the link budget is not met in practice, Seller shall furnish additional equipment necessary as contemplated in
       Section 13.11.

13.13 Critical Fault Warranty. Seller warrants that the Deliverables will not experience Critical Faults Beyond those permitted in this Section 13.13.

       13.13.1 Critical Fault Defined. "Critical Fault" is defined as an unplanned outage meeting the criteria defined below that


                                      44
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              *
              For purposes of calculating the number of BTS sites, *
                        The "Utilized Capacity" for a particular period is the
              measurement of the *

                            At certain times of day, the capacity of the System,
              even if it is experiencing a reduction or outage, will still be greater than the Utilized Capacity for such period. In such case, no Critical Fault shall have occurred.


              *
              For Systems with multiple MSCs, the Critical Fault warranty shall be determined on an MSC-by-MSC basis.

              Events or activities outside of or beyond Seller's control, including but not limited to power failures, failure of network facilities, or Network Elements that are not deployed in a fully redundant configuration, where such configuration is offered by Seller, shall not be deemed to be a Critical Fault.

     13.13.2 WARRANTY DEFINED. Seller warrants that, during the warranty term set forth in subsection 13.14.3, each system shall not experience a Critical Fault

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     13.13.3  WARRANTY TERM. The warranty term shall commence upon
              Conditional Acceptance of each Initial Configuration and shall end three (3) years later.

     13.13.4  REMEDY-ON SITE ASSISTANCE. Seller shall immediately, but no
              later than *                        after Buyer has made a request
              for on-site assistance to remedy a Critical Fault, (if such Critical Fault has not previously been remedied) dispatch appropriate technical personnel to provide on-site assistance on *

              until such Critical Fault is remedied. This assistance, *

              provided, however, Seller reserves the right *

                        if the Critical Fault is not caused by failure of
              Deliverables to perform as warranted hereunder. The remedy defined in this Section 13.13.4 shall be without prejudice to any other remedy available to Buyer.

     13.13.5  REMEDY-LIQUIDATED DAMAGES. On a non-cumulative basis:

              *

              In no event shall the aggregate of the damages payable pursuant to this sub-section 13.13.5 exceed *

     13.13.6 SERVICE AFFECTING FAULTS. A Service Affecting Fault is defined as a single unplanned outage meeting the criteria below that exceeds * in duration.

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              *
              During the warranty period set forth in Section 13.13.3, should Buyer experience a Service Affecting Fault, Seller shall, within twenty-four (24) hours after a Service Affecting Fault, if not previously remedied, dispatch appropriate technical personnel to provide on-site assistance on a seven (7) days-a-week, twenty-four
              (24) hours-a-day basis until such Service Affecting Fault is remedied. This assistance, *


                        if the Service Affecting Fault is not caused by failure
              of Deliverables to perform as warranted hereunder. The remedy defined in this Section 13.13.6 shall be without prejudice to any other remedy available to Buyer.

     13.13.7 EXCEPTIONS TO CRITICAL FAULT WARRANTY. Seller shall not be liable for a breach of the Critical Fault Warranty where the breach is Primarily due to actions of Buyer in operating or maintaining the System provided that Buyer's actions are inconsistent with Seller's explicit instructions as provided in the Documentation. Seller is also not responsible for Critical Fault or Service Affecting Fault warranties where the outage is caused by the actions of a third party, where the third party is not under the control of Seller. Excluded from the time calculation shall be the travel time of Buyer's maintenance forces where travel is necessary to reach a defective Network Element. Where a breach is due to errors jointly attributable to Buyer and Seller, any liquidated damages due to Buyer shall be pro-rated according to the degree of responsibility borne by the parties. The Third-Party Engineer shall assess the responsibility for fault and the relative percentages of responsibility should this be in dispute.

13.14 LIMITATION ON WARRANTIES. THE LIMITED WARRANTIES IN THIS ARTICLE 13 CONSTITUTE THE ONLY WARRANTIES OF SELLER WITH RESPECT TO THE EQUIPMENT OR SOFTWARE, AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO WARRANTIES ARE MADE BY SELLER ON BEHALF OF ANY OTHER PARTY THAT MAY HAVE INDEPENDENTLY SUPPLIED ANY PART OF THE SYSTEM TO BUYER. SELLER'S WARRANTY OBLIGATIONS UNDER THIS ARTICLE 13 SHALL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY, AND NO WARRANTY OBLIGATION OR LIABILITY SHALL ARISE FROM

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       SELLER'S PERFORMANCE OF SYSTEM SUPPORT, SYSTEM SUPPORT SERVICES OR
       PROFESSIONAL SERVICES OR OTHER ADVICE OR SERVICE MADE IN CONNECTION WITH THE SYSTEM.

ARTICLE 14     SYSTEM SUPPORT SERVICES

Seller agrees to make the System Support Services available to Buyer as substantially set forth in Attachment D.

ARTICLE 15     CONTINUITY OF EXPANSION FUNCTIONALITY

Through December 31, 2010, Seller shall make available for sale to Buyer, Equipment and Software to enable Buyer to expand the System. Such Equipment and Software will provide equivalent functionality for and shall be compatible with the System. Following the term of this Agreement, the prices for such Equipment and Software shall be Seller's list prices or such price as Buyer and Seller may then negotiate.

ARTICLE 16     AMENDMENTS

The terms and conditions of this Agreement, including the provisions of the Attachments, may be amended by mutually agreed contract amendments. Each amendment shall be in writing and shall identify the provisions to be changed and the changes to be made. Contract amendments shall be signed by duly authorized representatives of Seller and Buyer. Any acknowledgment form or other document of Seller or Buyer containing terms and conditions of sale or purchase shall not have the effect of modifying the terms and conditions of this Agreement, and all Deliveries and Installation of goods and performance of services by Seller shall be deemed to be only upon the terms and conditions of this Agreement, unless modified terms are specifically agreed to in writing and signed by an authorized representative of each party.

ARTICLE 17     TITLE AND RISK OF LOSS

17.1 TITLE. Title to each item of Equipment shall pass to Buyer upon Acceptance. Prior to acquiring title to the Equipment, *


17.2 RISK OF LOSS. Risk of loss to each item of Equipment shall pass to Buyer upon Acceptance; provided, however, that Buyer shall assume the risk of loss prior to Acceptance for any Equipment (i) damaged by causes that could have been prevented by the use of safety devices recommended by Seller but declined by Buyer, (ii)

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                                                                    CONFIDENTIAL



       damaged or stolen when such could have been prevented by security measures pursuant to Buyer's responsibilities under Article 11, or (iii) damaged by the failure of Buyer to provide and maintain the environmental conditions set forth in Attachment G.

ARTICLE 18     INSURANCE

18.1 SELLER TO MAINTAIN. Seller shall maintain and keep in force all risk insurance, in form and substance and with insurers reasonably satisfactory to Buyer, covering all Equipment delivered to Buyer the risk of loss to which has not passed to Buyer, and shall furnish Buyer with proof that such insurance has been obtained and is in force.

18.2 BUYER TO MAINTAIN. Upon risk of loss passing to Buyer, Buyer shall maintain and keep in force all risk insurance, in form and substance and with insurers reasonably satisfactory to Seller, covering all Equipment delivered to Buyer the title to which has not passed to Buyer, and shall furnish Seller with proof that such insurance has been obtained and is in force.

18.3 LEVEL OF INSURANCE. Seller shall at all times while performing services on Buyer's premises carry insurance with limits not less than the limits described as follows:

       18.3.1     Employer's General Liability - Limits $1,000,000.

       18.3.2 Comprehensive General Public Liability: $1,000,000 single limit bodily injury and property damage combined; such coverage shall include a broad form liability rider, completed operations coverage rider and contractual liability rider.

       18.3.3 An umbrella policy with $1,000,000 single limit bodily injury and property damage combined.

       18.3.4 Workmen's Compensation shall be maintained at least at the level required by statute in the states in which seller is to perform work under this Agreement.

18.4 CERTIFICATES OF INSURANCE. Each party shall provide, when requested to do so by the other party, certificates of insurance (i) evidencing the insurance to be carried under this Article 18, naming the other party as an additional insured and (ii) including provisions that such insurance policy shall not be subject to cancellation, expiration or reduction without thirty (30) days written notice to the other party.

18.5 NO WAIVER. Notwithstanding the requirements as to the type and coverage levels of insurance to be carried by each party, the insolvency, bankruptcy or failure of any

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      insurance company carrying insurance for either party, or failure of any such insurance company to pay claims accruing, shall not be held to waive any of the provisions of this agreement or relieve either party from any obligations under this agreement.

ARTICLE 19     SOFTWARE; CONFIDENTIAL INFORMATION

19.1 SOFTWARE LICENSE. Subject to the limitations of this Agreement and payment in full of the applicable license fee(s), Seller grants Buyer a non-exclusive, nontransferable license to use Software (including Software Updates, Software Enhancements and Software Features) delivered to Buyer under this Agreement solely in conjunction with the operation of the System. Any other intended use of the Software not specifically authorized herein shall be subject to a separate licensing arrangement between Seller and Buyer.

19.2 PAY-AS-YOU-GROW. Software required for operation of the Equipment, Software Features and other optional Software are licensed on a "pay-as-you-grow basis." Pay-as-you-grow fees are calculated in accordance with the terms set forth in Attachment A. Buyer's right to continued use of Software licensed on a pay-as-you-grow basis will be contingent *

              The term of the license granted for each module of Software delivered under this Agreement shall be specified in the order for the Software. Payments under this Section 19.2 shall be subject to the conditions precedent contained in Section 5.2.

19.3 OWNERSHIP OF SOFTWARE. Buyer acknowledges that the Software is the property and confidential proprietary information of Seller, Seller's suppliers, or third party licensors, title and ownership rights to Software, including any reproductions, modifications or derivatives thereof, shall remain at all times with Seller, Seller's suppliers, or third party licensors, as applicable. Buyer may not sell, assign, transfer, sublicense, or otherwise make available the Software to any third party (except as provided herein) without the consent of the owner of the Software, nor shall Buyer adapt or create any derivative work using Software or decompile or reverse engineer the Software, without the prior written consent of Seller. In no event may Buyer sell, assign, transfer, license, or otherwise make available any of the Software to any person not purchasing the System, without the consent of the owner of the Software. Buyer may not copy or duplicate the Software, except that Buyer may make one (1) copy of the Software solely for back-up or archival purposes, provided that such copy bears such copyright or other proprietary notices as are contained on the original copy (or as Seller may reasonably require from time to time). Buyer shall not alter or remove any copyright or other proprietary notices on or in copies of the Software. Except as expressly permitted in this Article 19, Buyer agrees not to disclose or cause to be disclosed the Software to any person other than employees or contractors of Buyer duly authorized to use the Software on Buyer's behalf and who have been informed by

                                     -50-
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                                                                    CONFIDENTIAL


       Buyer of the use and disclosure restrictions set forth herein.

19.4 HARDWARE LIMITATION. The Software supplied under this Agreement shall not, without the prior written consent of the Seller, or the owner of the Software if different from the Seller, be implemented on or used to directly control hardware other than that purchased under this Agreement.

19.5 SOFTWARE TRANSFER. Buyer may transfer this Software license to any subsequent purchasers of the System from Buyer without further approval of Seller provided the subsequent purchasers are not direct competitors of Seller and further provided the subsequent purchasers agree in a writing delivered to Seller to assume Buyer's obligations set forth in this Agreement relating to the Software.

19.6 SOFTWARE ENHANCEMENTS AND FEATURES. Software Enhancements or Software Features may be ordered by Buyer at the prices set forth in Attachment A, and if not therein set forth, at Seller's then current prices therefor. Software Updates shall be provided to Buyer without charge during the Warranty Period. Thereafter, Software Updates shall be made available to Buyer pursuant to agreements for System Support Services.

19.7 CONFIDENTIALITY. The parties agree, except as may be required to comply with any applicable law, regulation or order of any governmental or other authority, to:

       19.7.1 maintain, or cause to be maintained, the confidentiality of Confidential Matters of the other party and not disclose, or permit to be disclosed, any such Confidential Matters, unless authorized in writing by such other party;

       19.7.2 not use, or permit to be used, any such Confidential Matters, except in accordance with the scope of this Agreement;

       19.7.3 restrict, or cause to be restricted, disclosure of such Confidential Matters to those officers, employees and agents who need to know such Confidential Matters in the performance of work relating to the subject matter of this Agreement (it being understood that such officers, employees and agents shall be informed of the confidential nature of such Confidential Matters and shall be directed to treat such Confidential Matters confidentially and not use such Confidential Matters other than for the purpose described above); and

       19.7.4 take precautions necessary or appropriate to guard the confidentiality of such Confidential Matters.

19.8 DISCLOSURE UNDER ORDER. In the event that any party hereto becomes obligated to disclose Confidential Matters pursuant to an order of any governmental or other authority, such party shall seek a protective order or other appropriate remedy that will

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       permit such party to avoid such disclosure. In the event that such protective order or other remedy is not obtained, such party will disclose only that portion of the Confidential Matters as it is obligated to disclose pursuant to such order, and will use all reasonable efforts to obtain assurances that confidential treatment will be accorded to any Confidential Matters so disclosed.

19.9 INJUNCTIVE RELIEF. Notwithstanding the provisions of Article 23 of this Agreement, the parties agree that Buyer or Seller may enforce provisions of this Article 19 by an action for injunctive relief or other equitable remedies.

19.10 NO IMPLIED LICENSE GRANT. Except as expressly provided herein, nothing contained in this Agreement shall be construed or deemed to grant, either directly or indirectly or by implication, any license under any existing or future intellectual property rights of Seller.

ARTICLE 20        TAXES

20.1 SALES AND USE TAX COLLECTION BY SELLER. The amounts to be paid by Buyer under this Agreement do not include any state or local sales, use, excise or personal property taxes, however designated, that may be levied or assessed on Deliverables, including, but not limited to, services. With respect to such taxes, Buyer shall either furnish Seller with an appropriate exemption certificate applicable thereto or pay to Seller, upon presentation of invoices therefor, such amounts thereof as Seller may by law be required to collect or pay. Where Buyer able, Buyer intends to obtain a direct pay certificates enabling Buyer to pay all sales and use taxes directly to the applicable taxing authority; and if buyer is able to obtain such certificates, Buyer shall furnish such to Seller. In those instances where Buyer assumes the obligation to pay sales, use, excise personal property taxes directly to a taxing authority because buyer possesses a direct pay certificate, Seller agrees that Buyer shall be entitled to finance all such tax amounts under the vendor financing agreement described in Section 12.22 and all such tax amounts shall be treated as though they had been collected by Seller.

       In addition to the foregoing, *
       for any property taxes incurred by            with respect to the
       Equipment and Software following Installation of such Equipment or Software but prior to the passage of title thereof to *
                                                              including, but not
       limited to, those relating to franchise, net or gross income or revenue, license, occupation, other real or personal property, and fees relating to importation of the Equipment and Software.

20.2 SALES, USE AND PROPERTY TAX MINIMIZATION. Seller acknowledges that Buyer wishes to minimize the amounts of sales, use, excise and property taxes to be paid by Buyer. Seller agrees to assist Buyer with its tax minimization strategy. In furtherance of this tax minimization strategy, where sales, use, excise or personal property taxes can be


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       reduced or eliminated because of the method by which Seller delivers or prices Deliverables to Buyer (e.g., delivering Software electronically rather than via magnetic storage medium), Seller agrees to employ such tax minimizing delivery method, when and if requested to do so by Buyer.

20.3   REFUNDS OF OVERPAYMENTS AND INTEREST. *



20.4 SELLER TO ASSIST BUYER IN SEEKING REFUNDS. In the event Buyer believes that it is entitled to a refund or judicial review of all or a portion of the sales, use, excise or personal property taxes paid by Buyer on purchases made under this Agreement, then Seller agrees to provide all commercially reasonable assistance requested by Buyer of Seller in obtaining such refund or judicial review. Seller's assistance with such matters shall include, but not be limited to: (i) assigning all of Seller's rights, if any, to a claim of refund; (ii) completing and processing any documents and forms necessary to request or effect a refund or judicial review; and (iii) providing Buyer will all relevant information requested by Buyer in connection with Buyer's claim of a refund or request for judicial review. If Seller can provide such assistance at a nominal cost to Seller, then Seller shall bear the burden of such additional cost. If Seller cannot provide such assistance at a nominal cost to Seller, then Seller shall provide Buyer with an estimate of the cost of such assistance. Buyer can elect to pay Seller for such assistance or forego having Seller assist with Buyer's request.


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                                                                    CONFIDENTIAL

ARTICLE 21  INDEMNIFICATION AND LIMITATION OF LIABILITY

21.1 INDEMNIFICATION. Seller and Buyer agree to indemnify and hold each other harmless from and against all claims, demands or causes of action brought against the other for injury to persons (including death), or loss or damage to tangible property (including reasonable legal fees) resulting from the intentional or negligent acts or omissions, or strict liability, of either party, its officers, agents, employees, or subcontractors in the performance of this Agreement. If Seller and Buyer jointly cause such losses, claims, demands, damages, or causes of action, the parties shall share the liability in proportion to their respective degree of causal responsibility.

21.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR INFRINGEMENT), SHALL SELLER OR BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OF THE OTHER PARTY, BEFORE OR AFTER ACCEPTANCE, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

21.3 INDEMNITY FOR PRODUCT LIABILITY. Notwithstanding anything contained herein to the contrary, Seller agrees to defend and indemnify Buyer, its officers, agents and employees, from and against any damages, claims, demands, liabilities and expenses (including reasonable attorneys' fees) that arise out of or result from the death or bodily injury to, or damage to property of any third party resulting solely from a defect in a product delivered by Seller except to the extent the defect is in a design or specification provided by Buyer. Seller shall pay all costs, damages and reasonable attorneys' fees that a court awards as a result of such claim provided that: (i) Seller has sole control of the defense and related settlement negotiations; (ii) Buyer provides Seller with assistance, information and authority reasonably necessary for Seller to perform its obligations under this Section 11.3 and (iii) Buyer notifies Seller in writing within thirty (30) days of the discovery of the claim. Seller shall not be responsible for any settlement made without its consent. The word "products" as used in this Section 21.3 shall not be deemed to include any Handsets.

ARTICLE 22  INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT

22.1 Seller agrees that it will defend, at its own expense, all suits and claims against Buyer for infringement or violation of any patent, trademark, copyright, trade secret, or other intellectual property rights of any third party (collectively, "Intellectual Property Rights"), covering, or alleged to cover, the Equipment, Software, or the System or any component thereof, in the form furnished or as subsequently modified by Seller, and

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                        SEPARATELY WITH THE COMMISSION

      Seller agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by final judgment or decree, or in settlement of any suit or claim, may be assessed against Buyer on account of such infringement or violation, provided (a) Seller shall be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against Buyer or Seller of which Buyer has express knowledge, and Seller shall be given full authority to assume control of the defense thereof through its own counsel at its expense and to compromise or settle any suits or claims so far as this may be done without prejudice to the right of Buyer to continue the use, as contemplated, of the Equipment, the Software or the System or any component thereof so furnished; and (b) Buyer shall cooperate fully with Seller in the defense of such suit or claims and provide Seller such assistance as Seller may reasonably require in connection therewith.

22.2 If in any such suit so defended, all or any part of the Equipment, Software, or the System, or any component thereof is held to constitute an infringement or violation of any other person's Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation Seller deems it advisable to do so, Seller shall at its sole option take one or more of the following actions *



22.3 Seller's obligations under this Article 22 shall not apply to any infringement or violation of Intellectual Property Rights caused by modification of the Equipment or Software by other than Seller or Seller's authorized contractor or any infringement caused solely by Buyer's use of the Equipment other than in accordance with the Specifications and the purposes contemplated by this Agreement, except as expressly authorized or permitted by Seller. Buyer shall indemnify Seller against all liability and costs, including reasonable attorney's fees, for defense and settlement of any and all claims against Seller for infringements or violations based upon the foregoing.

22.4 THE REMEDIES STATED IN THIS ARTICLE 22 SHALL BE THE PARTY'S EXCLUSIVE REMEDIES FOR INFRINGEMENT OR VIOLATION OF ANY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 23  DISPUTES

23.1 THIRD PARTY ENGINEER. If there is a disagreement relating to installation and

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                                                                    CONFIDENTIAL


       Acceptance of Equipment and Software, or equipment performance or other similar technical-based issue, the parties will attempt to negotiate a solution within fourteen (14) days of notification of such disagreement. If no solution can be reached, the parties shall select a third party engineer ("Third Party Engineer") (whose fees and expenses will be shared equally by Buyer and Seller) who will, after conducting such examination or testing as he/she deems necessary, render a decision in the matter by stating whether the Equipment, Software or Installation in question shall be Accepted. The third party engineer shall be selected from the list of third party engineers set forth in Attachment R, in the order of appearance. If none of the candidates set forth in Attachment R are able to serve and if the parties are unable to agree on the selection of a substitute the Third Party Engineer within five (5) working days, the Third Party Engineer will be selected by the then President of the Institute of Electrical & Electronics Engineers.

       The Third Party Engineer's decision shall be final and binding and neither party shall appeal or otherwise contest it, where the matter at dispute is ten million dollars ($10,000,000) or less in value. Once a Third Party Engineer is selected for resolving a dispute, he or she shall be selected for the resolution of any further disputes hereunder relating to Installation and Acceptance unless otherwise agreed to by both parties or unless The Third Party Engineer refuses to continue to serve in that function.

       Upon request by either Buyer or Seller, the Third Party Engineer, in resolving any dispute, shall render a written report concerning the facts of the dispute, the resolution thereof and the reasoning behind the resolution. The Third Party Engineer shall be instructed that it is the desire of the parties to reach resolution in the matter with dispatch. In rendering a decision, the Third Party Engineer shall impartially evaluate the facts and circumstances of the claim. The parties shall cooperate in supplying the Third Party Engineer with information requested and shall certify the accuracy of the information supplied.

23.2 ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties except for (i) disputes to be settled by a Third Party Engineer under Section 23.1, or (ii) action for equitable relief under Articles 19 or 28 that shall be resolved as provided therein, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association as set forth herein.

       23.2.1 SELECTION OF ARBITRATORS. Each party may select one arbitrator. Selection shall be completed within ten (10) days of the receipt of a demand for arbitration. If either party fails to select an arbitrator within such ten (10) day period, the one selected shall act as sole arbitrator. If two (2) arbitrators have been selected, the two arbitrators selected shall select a third within fifteen (15) days after their selection. If they fail to do so, the third arbitrator shall be selected by the American Arbitration Association. The arbitrators

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              shall set a date of hearing no later than sixty (60) days from the date all arbitrators have been selected.

      23.2.2 LANGUAGE. All proceedings shall be conducted in the English language.

      23.2.3 LOCATION. The arbitration shall take place at a location to be agreed upon by the parties. if the parties are unable to agree, the arbitrators shall select a location in the District of Columbia or the Counties of Arlington or Fairfax, Virginia for the arbitration.

      23.2.4 FRCP TO APPLY. In any such arbitration proceeding the arbitrators shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court; provided, however, that each party shall be entitled to no more than four (4) depositions upon oral examination of no more than one (1) day in length each.

      23.2.5 FINAL AWARD. The award of any arbitration shall be final, conclusive and binding on the parties hereto.

      23.2.6 REMEDY. The arbitrators may award any legal or equitable remedy. The arbitration award shall include an award of attorney's fees, in the amount of such fees, to the prevailing party. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

      23.2.7 INJUNCTIVE RELIEF. Either party to an arbitration hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators decision. Any such action called pursuant to this Section shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration.

ARTICLE 24  TERMINATION AND DEFAULT

24.1 TERMINATION BY BUYER. The rights of the parties upon termination by Buyer shall be as provided below.

      24.1.1 CIRCUMSTANCES OF TERMINATION. Buyer may, upon written notice to Seller, terminate this Agreement in whole or in part, at its option, without penalty:

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          24.1.1.1  If the initial configuration in general, as opposed to base station configuration equipment at a specific site, (other than by the fault of Buyer or due to an event specified in section 10.3) has been rightfully rejected by Buyer and has not thereafter been Accepted *
                                                               or *

          24.1.1.2  If Seller fails to perform its obligations under section
                    22.2 and such failure results in a judicial imposition of legal damages or injunctive relief upon Buyer.

          24.1.1.3 Seller fails to meet its schedule as defined in attachment H and the liquidated damages provided in section
                    10.1 have reached the maximum amount specified therein.

          24.1.1.4 Seller fails to meet its schedule as defined in Attachment H as a result of excusable delay under section 10.3, *
                                                Notwithstanding the foregoing, *




          24.1.1.5 BANKRUPTCY. Seller (i) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary proceeding under the federal bankruptcy code or under any other law relating to relief from creditors generally, or (iv) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the bankruptcy code or under any other law relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

     24.1.2 RIGHTS OF BUYER IN CASE OF TERMINATION. In the event Buyer terminates this Agreement in accordance with this section 24.1, Buyer may, at its option, return to Seller, freight collect, in all or in part such equipment

                                     -58-
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               delivered but not yet accepted (as acceptance is described in sections 5.3 AND 5.4), in which event Seller shall refund to Buyer all amounts paid to Seller under this Agreement and shall compensate Buyer for the cost of removal.

24.2 TERMINATION BY BUYER FOR MATERIAL BREACH BY SELLER. The rights of the parties upon termination by Buyer where Seller shall be in material breach of the Agreement shall be as provided below.

       24.2.1 UNCURED BREACH. Buyer may, at its option and upon written notice to Seller, terminate this Agreement (or any order issued pursuant to this Agreement) in whole or in part, if Seller is in default under any material terms of this Agreement, other than those specified in section 24.1.1.1 and section 24.1.1.2, and action to correct such default is not commenced within sixty *

               cannot complete such cure within such period for reasons beyond its control and Seller is continuing to diligently pursue the cure, in which case such default shall be cured no later than


       24.2.2 RETURN. In the event Buyer terminates this Agreement (or an order) in accordance with section 24.2.1, Buyer may at its option return to Seller, freight collect, any specific items of equipment delivered or software installed which is the subject of the default above, in which event Seller shall refund to Buyer all amounts paid to Seller under this Agreement with regard to such equipment, software and the installation thereof and shall compensate Buyer for the cost of removal.

       24.2.3 EXCLUSIVE REMEDY. Except as expressly provided elsewhere in this Agreement, the remedies provided in sections 24.1 and 24.2 shall be Buyer's exclusive remedies in case of termination for default.

24.3 TERMINATION BY SELLER. Seller may terminate this Agreement (or any order issued pursuant to this agreement), in whole or in part, without any obligation to deliver equipment, software or services not yet delivered, or, at its option, temporarily suspend its performance, without liability, under this Agreement or the system support Agreement or the order, in the event that:

       24.3.1 DEFAULT. Buyer is in material default under this Agreement, except as provided for in section 24.3.3 and correction is not commenced *

                                                          or such other length


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            of time as mutually agree to by the parties; or *

     24.3.2 FINANCING. Buyer is in material default under any loan or financing agreement entered into with Seller, and Seller has provided Buyer with notice of such default and correction is not commenced within *

                        or such other length of time as mutually agreed to by
            the parties; or *

     24.3.3 CONFIDENTIALITY. Buyer materially breaches any confidentiality agreement with Seller, including the provisions of Article 19, and Seller, while reserving all other remedies available under this Agreement for such a breach, has provided Buyer with notice of such breach; or *

     24.3.4 BANKRUPTCY. Buyer (i) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary proceeding under the federal bankruptcy code or under any other law relating to relief from creditors generally, or (iv) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the bankruptcy code or under any other law relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

24.4 CONTINUING OBLIGATIONS IN EVENT OF TERMINATION. Except as provided in sections 24.1 and 24.2, if either party terminates this agreement, Seller's obligations hereunder with respect to equipment previously delivered, installed and not returned, and Buyer's obligations with respect to payments for accepted equipment not returned, shall continue in full force and effect.

ARTICLE 25  ADVERTISING

Neither Seller nor Buyer shall publicly advertise or, except as required by law, publish information concerning the entry into, execution or delivery of this Agreement, its nature, or the terms and conditions hereof, without the other party's prior written consent; provided, however, that Seller or its parent company may refer generally to Seller's performance of this Agreement in its annual report to shareholders.


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ARTICLE 26  LATE PAYMENTS

26.1   PAST DUE PAYMENTS. Any payment not made *            shall be subject to
       a late payment charge applied against the unpaid portion of the charge. The late payment charge shall be applied daily after the due date until payment is received. The daily late payment charge shall be calculated by multiplying the outstanding balance for the day by that certain quotient,
       *

                                           Any payments more than *
                 shall be considered a Seller's right to terminate under Section 24.3, except where such sums are in dispute as provided in Section 26.2.

26.2 DISPUTED PAYMENTS. Should Buyer dispute any sums due to Seller under this agreement, Buyer shall pay, in accordance with the terms and conditions of this agreement, all amounts not in dispute. Buyer shall not be liable to Seller for late payment charges for the amounts paid to seller when the dispute is resolved. If the sum is dispute (or the cumulative sums in multiple ongoing disputes) exceeds five million dollars ($5,000,000) Seller may require Buyer to deposit the amount in dispute into as escrow. The escrow shall be treated for federal income tax purposes as a grantor trust by Buyer. In this event, the interest earned in the escrow account and the fees in establishing and maintaining the escrow account shall be divided by the parties in proportion to the resolution of the disputed sum, provided, however, that Buyer/Seller shall receive on an annual basis a distribution from the escrow equal to the product of the accrued interest income and Buyer's/Seller's marginal combined federal and state income tax rate.

ARTICLE 27  COVENANT NOT TO RECRUIT

Buyer and Seller shall not solicit and/or hire any employees of the other party or any of its affiliates who are assigned to perform work on the project, during
the period of such assignment and for *                  thereafter, without the
express written consent of employing party.

ARTICLE 28  ASSIGNMENT AND EQUITABLE REMEDIES

28.1 ASSIGNMENTS. Neither party may assign this agreement or any of its rights or obligations hereunder, without obtaining the prior written consent of the other party, such consent not to be unreasonably withheld. notwithstanding anything to the contrary contained in the foregoing sentence, either party may assign this agreement and any of its rights or obligations hereunder to an affiliate of such assigning party without obtaining the prior written consent of the non-assigning party, provided, however, that the assigning party shall provide the non-assigning party with no less

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       than *                of any such assignment.  In the event of an
       assignment by seller to a non-affiliate, and upon request of Buyer, Seller shall provide a written guarantee of the timely performance of the assigned duties and responsibilities hereunder.

28.2 EQUITABLE REMEDIES. Not withstanding the provision of article 23 of this Agreement, the parties agree that seller may enforce provisions of this article 28 regarding assignment by an action for injunction or other equitable remedies.

ARTICLE 29  NOTICES

29.1 METHOD OF GIVING NOTICE. Any notice required under this Agreement shall be given in writing by hand delivery, registered mail (return receipt requested), or overnight courier to the appropriate party at the following addresses:

       If to Buyer:

       OMNIPOINT COMMUNICATIONS INC.
       49 Old Bloomfield Road
       Mountain Lakes, NJ  07046
       Attention: Vice President/Chief Financial Officer

       If to Seller:

       ERICSSON INC.
       Radio Systems
       740 E. Campbell Rd.
       Richardson, TX  75081
       Attention: General Counsel

29.2 CHANGE IN ADDRESS. Either party may change the address to which notice to it shall be sent by notifying the other party of the change and the new address on thirty (30) days notice given in accordance with this article.

29.3 EFFECTIVE UPON RECEIPT. Notice given under this Article 29 shall be deemed to have been given upon receipt by the other party.

ARTICLE 30  AUTHORITY AND COMPLIANCE WITH LAWS

30.1 APPROVALS. Buyer and Seller represent and warrant that (a) all necessary approvals and authority to enter into this agreement and bind the parties have been obtained, (b) the person executing this agreement on behalf of Buyer or Seller has express authority

                                     -62-
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                                                                  CONFIDENTIAL

       to do so and, in so doing, to bind Buyer or Seller hereto, and (c) the execution of this Agreement by Buyer or Seller does not violate any provision of any by-law, charter, regulation or any other governing authority of such party. Each party agrees to furnish the other with such documents as either party may reasonably request showing proof of authority in accordance with this Article.

30.2 COMPLIANCE WITH LAW. Buyer and seller shall comply with all applicable laws in the performance of this agreement, including the laws and regulations of the united states department of commerce and state department and any other applicable agency or department of the united states regarding the export or re-export of products or technology; and
       (b) indemnify each other for any loss, liability or expense incurred as the result of breach of this section 30.2.

ARTICLE 31  HEADINGS AND PLURALS

31.1 SECTION HEADINGS. The headings given to the articles and sections contained herein are inserted only for convenience and are in no way to be construed as or constitute a limitation of the scope of the particular article or section to which the title refers.

31.2 PLURALS. Any reference herein to singular shall mean plural and vice versa as the context may so require.

ARTICLE 32  GOVERNING LAW; SEVERABILITY

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THEREOF. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under such applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid in any jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and such prohibited or invalid provisions shall remain in effect in any jurisdiction in which it is not prohibited or invalid.

ARTICLE 33  NO WAIVER

The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such terms, covenants, or conditions or the future exercise of such right, and the obligation of the other party with respect to such future performance shall continue in full force and effect.

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ARTICLE 34     ENTIRETY OF AGREEMENT; NO ORAL CHANGES

This Agreement and the Attachments referenced herein constitute the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all proposals, oral or written, all previous negotiations, and all other communications between the parties with respect to the subject matter hereof. No modifications, alterations or waivers of any provisions herein contained shall be binding on the parties hereto unless evidenced in writing signed by duly authorized representatives of both parties as set forth in
Article 16.


ARTICLE 35     ATTACHMENTS AND INCORPORATION

35.1 INCORPORATION. The following documents attached hereto, are hereby incorporated by reference herein, and made a part of this agreement with the same force and effect as though set forth in their entirety herin (such documents together with this agreement are herein referred to as the "Agreement").

        Attachment A-1       Equipment List and Itemized Price List (Unit
                             Prices)
        Attachment A-2       Pricing Assumptions
        Attachment A-3       Not Included Items (Options)
        Attachment B         Operations Support System Software License and
                             Support Services
        Attachment C         Professional Services
        Attachment D         System Support Services
        Attachment E         CMS 40 Documentation
        Attachment F         Responsibility Matrix
        Attachment G         Environmental Conditions
        Attachment H         Time Schedule
        Attachment I         Radio Network Design
        Attachment J         Acceptance Tests/Certificate
        Attachment K         CMS 40 R1 Features and R2 Planned Features
        Attachment L         Order Cancellation Policy
        Attachment M         CMS 40 Technical and Functional Specifications
        Attachment N         Intentionally Omitted
        Attachment O         Support Organization
        Attachment P         Intentionally Omitted
        Attachment Q         Technical Education
        Attachment R         Third Party Engineers
        Attachment S         Order & Delivery Intervals
        Attachment T         Reimbursement Policy


35.2 ORDER OF PRIORITY. In the event of any conflict or inconsistency among the provisions of this agreement and the documents attached and incorporated herein, such conflict or inconsistency shall be resolved, by giving precedence to this

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      Agreement and thereafter to the Attachments.

ARTICLE 36  COUNTERPARTS

      This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

In Witness Whereof, the parties have executed this Agreement as of the date first written above.


ERICSSON INC.                       OMNIPOINT COMMUNICATIONS INC.


By: /s/ Bo Hedfors                  By /s/ George F. Schmitt
    ---------------------              ----------------------------

Name: Bo Hedfors                    Name: George F. Schmitt
      -------------------                 -------------------------
      [Print]                             [Print]

Title: President                    Title: President
       __________________                  _________________________

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
                                  ATTACHMENTS
                                  -----------

Attachment A    Pricing

Attachment B    Operations Support System Software License and Support Services

Attachment C    Professional Services

Attachment D    System Support Services

Attachment E    CMS 40 Documentation

Attachment F    Responsibility Matrix

Attachment G    Environmental Conditions

Attachment H    Time Schedule

Attachment I    Radio Network Design

Attachment J    Acceptance Tests/Certificate

Attachment K    CMS 40 R1 Features and R2 Planned Features

Attachment L    Order Cancellation Policy

Attachment M    CMS 40 Technical and Functional Specifications

Attachment N    Intentionally Omitted

Attachment O    Support Organization

Attachment P    Intentionally Omitted

Attachment Q    Technical Education

Attachment R    Third Party Engineers

Attachment S    Order & Delivery Intervals

Attachment T    Reimbursement Policy

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Omnipoint Contract 2/27/96   SEPARATELY WITH THE COMMISSION        Attachment A


                             OMNIPOINT CORPORATION
                             ---------------------

                                    *





Ericsson Inc.-Not for use or disclosure outside Omnipoint except under written agreement
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                                                                   ATTACHMENT A
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                                       *

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                                                                ATTACHMENT A-18
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                                                                ATTACHMENT A-20
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                                      -1-
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                                AGREEMENT 9107
                         OMNIPOINT COMMUNICATIONS INC.
                                 ATTACHMENT B
                                  OSS SUPPORT

1.   Hardware Support
     ----------------

     Any third party hardware equipment purchased through Seller for use in the
     Buyer's OSS application shall be warranted *                      during
     the Warranty Period. Buyer may purchase at the completion of the Warranty Period an Extended Hardware Maintenance Agreement from Seller, or other post-warranty support from the third party providing the OSS hardware. The prices Seller charges for Extended Hardware Maintenance support are set forth in Exhibit I to this Attachment B. Should additional third party hardware purchased through Seller be added to the OSS system subsequent to the initial installation, the equipment Extended Hardware Maintenance Agreement may be amended to include the new equipment.

2.   Software Support
     ----------------

     2.1 Buyer shall receive and be licensed to use all OSS Software Enhancements during the Warranty Period. For purposes of this Attachment B, "Software Enhancements" means modifications or improvements made to the System software, but not including new software features, which improve performance or capacity of the software but which are not necessary to ensure that the software operates according to the original specification.

     2.2 During the Warranty Period, Seller will provide: (i) assistance in the implementation of new OSS Software purchased by Buyer; (ii) 24-hour telephone assistance; (iii) fault tracking reporting and resolution; and (iv) emergency software patches when required.

     2.3 After expiration of the Warranty Period, Buyer may purchase the support services described in paragraphs 2.1 and 2.2 above at the prices set forth in Exhibit I to this Attachment B.

     3.4 Upon request by Buyer, Seller shall make available on-site technical assistance at Seller's standard rate then in effect.



3.   Limits on Support Services
     --------------------------

     The parties agree that the limitations set forth in Section 13.6 of the Acquisition Agreement to which this Attachment B is made a part shall apply to the warranty and post-warranty support obligations of Seller. In addition, Seller may, without liability to Buyer, terminate, or suspend performance of, provisions of the Support Services affected if, in Seller's reasonable judgment:

           (a) The System is not maintained to two (2) revisions prior to the latest OSS Software Release level; or

           (b) Seller is not provided access to the System and to such information and facilities as Seller may reasonably require in order to provide the Support Services;

4.   Support Responsibilities of Seller
     ----------------------------------

     4.1 Seller may access OSS equipment and software for the purposes of providing support services under the following conditions:

     (i) Seller shall notify Buyer in advance with a Work Order of the purpose of the work.

     (ii) Seller shall notify Buyer at least forty-eight (48) hours in advance and in writing of changes to NIS tables and X.25 addresses.

     (iii) Seller shall notify the Buyer in writing with a Work Report within forty-eight (48) hours after completing any modifications made to Buyer files that involve the following:

           .    changes to .cshrc,.login, NIS tables and any file in the /etc director
           .    changes to root directory structure
           .    changes to disk mounts
           .    changes to the OSS Authority database
           .    changes to the OSS X.25 control tables
           .    changes to installed software provided by Seller
           .    addition and removal of OSS userids
           .    changes to IOG11 parameters
           .    changes to Unix partitions
           .    changes to Unix kernel

     (iv) Seller shall notify the Buyer at least twenty-four (24) hours in advance of any network operations Buyer needs to perform to fulfill the Work Order. Network operations include but are not limited to: scheduling of network measurements and recordings, modifications to network configurations, collection of network configuration printouts.

     4.2 Seller shall always use the same maintenance user identification with root privileges provided by the Buyer to perform the operations listed in paragraph 4.1(iii).

5.   Support Responsibilities of Buyer
     ---------------------------------

     5.1 Buyer shall perform system management operations on systems provided by Seller according to practices outlined in the documentation provided by Seller or communicated in writing by Seller from time-to-time.

     5.2 Buyer shall notify Seller of any of the following changes performed on systems provided by Seller:

          . changes made to NIS tables (includes host names and TCP/IP addresses falling under files provided by Seller)
          .  changes made to files in /etc directory
          .  changes to .cshrec, login of default userids provided by Seller
          .  changes to root directory structure
          .  changes to disk mounts
          .  changes to the OSS Authority Database for default userids
          .  changes to the OSS Authority Database structure of authority
          .  changes to the OSS X.25 control tables
          .  changes to installed software provided by Seller
          .  removal of default userids provided by Seller
          .  changes to IOG11 parameters
          . changes to Unix partitions on machines running systems provided by Seller
          . changes to Unix kernel on machines running systems provided by Seller
          .  installation of additional software on Assets provided by Seller

     5.3 Buyer shall provide to Seller access to the maintenance user identification, including outside normal working hours.

     5.4 Buyer shall enable remote modem access to Seller on a 7 day/24 hour availability basis.

          5.5 Buyer shall perform routine hardware preventative maintenance and cleaning, and prior to requesting support from Seller, Buyer shall comply with all published operating and troubleshooting procedures. If such efforts are unsuccessful in eliminating the malfunction, Buyer shall promptly notify Seller of the malfunction.

          5.6 Buyer shall regularly back up data to the extent the OSS hardware and software permits.

          5.7 Buyer shall provide Seller with (i) reasonable and safe access to OSS systems; (ii) adequate working space and facilities at the Installation Address; (iii) access to and use of all facilities of Buyer necessary for Seller or its representatives to provide support services; and (iv) cooperation in maintaining a site activity log.

6. The examination, replacement, and handling of hardware components can be hazardous. All related support tasks should be performed by qualified service personnel with the appropriate technical training and experience to recognize these hazards (e.g., electrostatic discharge) and observe all protection procedures and precautions. Buyer agrees to use qualified service personnel or to employ adequate safety precautions in the performance of its obligations hereunder.

                                  ATTACHMENT B
                          ACQUISITION AGREEMENT #9107
                         OMNIPOINT COMMUNICATIONS INC.
                                   EXHIBIT 1
                                       TO
                           ATTACHMENT B - OSS SUPPORT
                              OSS MAINTENANCE FEES
Software Support
- ----------------

Following the Warranty Period described herein and in the Acquisition Agreement, a fifteen percent (15%) percent maintenance fee shall be applied to all OSS Software Buyer Fees, including pay-as-you-grow fees.

Hardware Support
- ----------------

Seller offers the Silver SunSpectrum Support Service as its SUN Hardware Support solution. This hardware support service includes the following:

 .    7x24 on-site response and telephone assistance
 .    Four-hour, on-site response is provided for Urgent problems

PRICING
- ------------------------------------------------------------------------------
           MODEL                                   7X24 SUPPORT/UNIT/MONTH
- ------------------------------------------------------------------------------
       SPARCstation 4                                      $ 75.00
- ------------------------------------------------------------------------------
       SPARCstation 5                                      $120.00
- ------------------------------------------------------------------------------
           p- 20                                           $180.00
- ------------------------------------------------------------------------------
      SPARCsystem 1000                                     $228.00
- ------------------------------------------------------------------------------
      SPARCprinter II                                      $ 40.50
- ------------------------------------------------------------------------------

 .    SUNSPECTRUM SILVER PROGRAM TRAVEL ZONE UPLIFTS*


- ------------------------------------------------------------------------------
ZONE                                 MILES                CHARGE
- ------------------------------------------------------------------------------
A                                    0-50                  None
- ------------------------------------------------------------------------------
B                                   51-100               MMC + 5%
- ------------------------------------------------------------------------------
C                                   101-150              MMC + 15%
- ------------------------------------------------------------------------------
D                                   151-250              MMC + 30%
- ------------------------------------------------------------------------------
E                                   251-300              MMC + 50%
- ------------------------------------------------------------------------------

*  Based on distance from nearest Sun Support Location

                             OMNIPOINT CORPORATION          ATTACHMENT C
                             ---------------------

                               WIRELESS SERVICES     ACQUISITION AGREEMENT #9107
                               -----------------

In witness hereof, all parties signed below are in agreement to the enclosed Attachment C, Revision A, dated December 18, 1996.


ERICSSON INC.                          OMNIPOINT CORPORATION
/s/ Per Nachmanson                     /s/ Christopher Resavy
- -------------------------------------  ----------------------------------------
Per Nachmanson                         Christopher Resavy
Account Manager - Northeastern Region  Senior Director of Engineering/Operations
                                       /s/ Curt Gervelii
                                       ----------------------------------------
                                       Network Engineer on behalf of Mr. Resavy

                                   ERICSSON



                                 THE ALLIANCE



                               CUSTOMER SERVICES

                               TABLE OF CONTENTS

SECTION DESCRIPTION                                                       PAGE
- ------- -----------                                                       ----

1.   INTRODUCTION............................................................2
     ------------
2.   PROFESSIONAL SERVICES...................................................3
     ---------------------
2.1  NETWORK PLANNING AND EXPANSION..........................................4
2.2  SYSTEM PERFORMANCE EVALUATION...........................................5
2.3  SYSTEM OPERATION CONSULTING.............................................6
2.4  NETWORK MANAGEMENT CONSULTING...........................................7
2.5  BUSINESS OPERATIONS CONSULTING..........................................8

3.   IMPLEMENTATION & INTEGRATION SERVICES...................................9
     -------------------------------------
3.1  SITE ACQUISITION.......................................................10
3.2  CIVIL CONSTRUCTION.....................................................11
3.3  SITE EQUIPMENT ENGINEERING.............................................12
3.4  EQUIPMENT INSTALLATION AND COMMISSIONING...............................13
3.5  SYSTEM OPTIMIZATION....................................................14

4.   MAINTENANCE AND SUPPORT SERVICES.......................................15
     --------------------------------
4.1  SYSTEM SUPPORT.........................................................16
4.2  SPARE PART MANAGEMENT SERVICE..........................................17
4.3  HARDWARE REPAIR........................................................18
4.4  OPERATION AND MAINTENANCE MANAGEMENT...................................19
4.5  OPERATION AND MAINTENANCE ASSISTANCE...................................20
4.6  CONFIGURATION MANAGEMENT...............................................21
4.7  NETWORK MANAGEMENT SYSTEM ADMINISTRATION...............................22
4.8  PERFORMANCE REPORT CUSTOMIZATION.......................................23
4.9  REMOTE NETWORK MONITORING..............................................24
4.10 REMOTE NETWORK OPERATIONS..............................................25
5.   TRAINING SERVICES......................................................26
     -----------------
5.1  CERTIFICATION PROGRAM..................................................27
5.2  COMPETENCE DEVELOPMENT PROGRAM.........................................28

1.          INTRODUCTION
            ------------

            Choosing Ericsson as your Personal Communications Services (wireless) vendor provides you with the latest in telecommunication equipment, the CMS 40 system. Equally important to your business is Ericsson's extensive line of customer service offerings. Ericsson's turnkey services provided your customers with an operational system as quickly as possible. Faster system implementation time safeguards your infrastructure and facilitates a quicker return on your investment.

            Our Technical Support Center as well as our Regional Support Organization provide you with the expertise, resources, and time necessary to build, operate, and maintain your wireless network. In addition, Ericsson offers several service and support options custom tailored to address your system and subscriber needs. Whether you require minimum involvement or maximum participation, Ericsson provides the services critical in handling your network operations.

            This document presents a variety of services such as, Professional Services, Implementation and Integration Services, Maintenance and Support Services as well as Training Services.

            Ericsson is committed to providing value added service offerings to our customers, which in turn establishes a long-term, mutually beneficial business relationship. Please feel free to discuss any of the specific service requirements with your Ericsson Services Sales Manager.

2.          PROFESSIONAL SERVICES
            ---------------------

            As a leading supplier of wireless system infrastructure, Ericsson has developed proven expertise in value added Professional Service offerings. The Ericsson Alliance works with you to define specific characteristics for a new or expanded wireless network. Detailed reviews of system performance and strategic recommendations for network planning and expansion are a few of the many service offerings available to you.

            Ericsson analyzes your business and systems operations to reduce costs and improve system performance. In addition, Ericsson's experienced personnel works with you to review and improve internal processes and competence by providing customized solutions for business and system operations.

            The following sections highlight individual Professional Service offerings, please feel free to discuss any of your service requirements with your Ericsson Services Sales Manager.

2.1         NETWORK PLANNING AND EXPANSION

            Network Planing and Expansion provides initial radio frequency (RF) design, network dimensioning, and expansion planning for wireless systems. This service can be provided with customer defined levels of Ericsson support or as a total turnkey design.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Provides quick time to market of wireless service for your customers.

            .  Provides proven capabilities to ensure a quality system design.

            . Provides a network platform for future expansion that adapts to new technologies and customer demands.


            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's Network Planning and Expansion Service provides you with plans and/or recommendations on initial development or systematic expansion of your wireless network.

            Ericsson provides personnel with an in-depth knowledge of cell, frequency, transmission, and network planning principles. Ericsson team members also have the expertise for performing border, trunk, and signaling network analysis as well as system capacity analysis.

            In an effort to better meet your current and future customer demands, Ericsson engineers provide a plan which shows how, when, and where to configure your wireless network, whether it be to develop/improve route capacity or to develop/improve network node configurations.

2.2         SYSTEM PERFORMANCE EVALUATION

            Ericsson's System Performance Evaluation (SPE) service provides an in-depth analysis of coverage, capacity, efficiency, reliability, and quality of your wireless system. In addition, SPE makes recommendations critical for improving the performance of your system.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Identifies subscriber-perceived quality concerns such as speech quality, call delivery, call setup, and handoff success as well as issues critical for system reliability.

            . Provides recommendations for improving the capacity, reliability, and efficiency of the wireless network.

            . Provides a plan of action to meet the needs of chaining traffic patterns and subscriber growth.

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's System Performance Evaluation Service evaluates your system at various levels of network configurations and traffic patterns. This service is divided into several sections: An Overall System Performance Analysis is performed regularly on the entire network and is intended to focus on subscriber perceived quality of service. The overall performance evaluation highlights any problems found and provides a list of the most problematic cells in each performance area.

            If required, a more detailed investigation can be performed for the most problematic cells using the Detailed Problem Analysis. this problem analysis will provide corrective action recommendations in areas such as:

            .  Handoff
            .  Cell capacity
            .  Voice quality
            .  Call delivery

            A performance evaluation can also be applied to specific nodes in your system to ensure that areas such as power, grounding, or data transcripts are in appropriate conditions. This evaluation becomes essential when planning extensive expansions, updates, and/or enhancements to your system.

2.3         SYSTEM OPERATION CONSULTING

            The System Operation Consulting service provides Ericsson certified consultants to improve Operations and Maintenance processes and procedures while establishing a platform for location based mentoring.

            The results of implementing the System Operations Consulting service include:

            Evaluation and recommendations of process and procedures, routines and in-house competence levels.
            Introduction of Maintenance Operations Procedures (MOP) into the operator's networks.
            Coordination of network operations and maintenance.
            Event based systematic knowledge transfer to operator's technicians. Competency transfer of MSC/BSC, NMC/OMC and BTS operations, maintenance and support.
            Improved network and in-service performance.
            Greater end-user satisfaction.

            Examples of the areas addressed by this service are:

            Documentation of current processes, practices and procedures of AXE element operations and maintenance.
            Alarm handling, shift hand over and escalation procedures.
            Power and synchronization areas.
            OMC establishment, staffing and security issues.
            Necessary methods and tools provisioning.
            O&M organization planning and emergency support handling. Subscriber feature related O&M training
            Activity-based on-site training

            The System Operations Consulting Service itself is delivered by Ericsson consultants with a high level of appropriate expertise. Customer feedback and O&M statistics help ensure that corrective actions implemented meet your performance requirements. This information is also used to continuously improve the service delivery process.

2.4         NETWORK MANAGEMENT CONSULTING

            Ericsson's Network Management Consulting addresses the operators need for centralized operations and provides a plan for the implementation of either or all of the following:

            >  Network Management System
            >  Network Management Center
            >  Operations Management Center

            Ericsson engineers also analyze network operations and management to provide solutions addressing additional Network Management solutions.

            KEY FEATURES AND BENEFITS
            --------------------------

            OPERATIONS AND MAINTENANCE. Ericsson engineers are available to provide technical recommendations for network operations and maintenance during daily activities.

            IMPLEMENTATION OF NMC DESIGN. Ericsson provides NMC control room design, architecture development, network documentation, alarm presentation and customizing support systems based on the Ericsson NMS product.

            PROCESSES AND PROCEDURES. Provides expertise for the development of methods and procedures required for NMC/OMC functions.

            OPERATIONS AND VERIFICATION. Ericsson verifies the operation of the NMC/OMC prior to endorsing responsibility to the operator.

            CENTRALIZED OPERATIONS. The Network Management Center allows for easier management and maintenance of your telecommunications network from one centralized location.

            DESCRIPTION OF SERVICE
            ----------------------

            The Network Management Consulting service provides you with recommendations for development of a Network management System, Network Management Center and/or Operations Management Center. Additionally, Ericsson engineers provide onsite consulting of the operators current network management solution to recommend network performance improvements using Ericsson's Network Management System product.

2.5         BUSINESS OPERATIONS CONSULTING

            Ericsson provides a consulting service which reviews your business processes and procedures and provides ideas and suggestions for improvement. Business Operation Consulting addresses areas such as subscriber administration, customer care, and billing administration. Additionally, this service identifies new business possibilities and opportunities.

            KEY FEATURES AND BENEFITS
            -------------------------

            o  Constantly improved system administration.

            o  Integration consultancy of third party billing

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's Business Operations Consultancy service provides you with information on areas of your business operation that are critical for revenue enhancing opportunities. Some of these areas include:

            o  Customer care and subscriber administration procedures.

            o  Fraud prevention activities in the network.

            o Issues related to churn (subscriber or employee turnover) minimization.

            o  Wireless data and Intelligent Network (IN) related businesses.

3           IMPLEMENTATION & INTEGRATION SERVICES
            -------------------------------------

            As the design and planning of your wireless network evolves, the Implementation and Integration Services of The Ericsson Alliance provides you with true turn-key solutions.

            The Ericsson Alliance handles the technical and political realities associated with the Site Acquisition process, to help avoid costly delays. We ensure the quality construction of sites with our Civil Construction Service and safeguard your system performance with our Site Equipment Engineering and Equipment Installation and Commissioning Services. As your network begins operations, we provide the expertise for the construction of a Network Management Center to administer day-to-day O&M activities. To excel in customer satisfaction, Ericsson also provides a Customer Care Implementation Service to handle your subscriber related activities.

            The following sections highlight individual Implementation and Integration Service offerings, please feel free to discuss any of the specific service requirements with your Ericsson Services Sales Manager.

3.1         SITE ACQUISITION

            Ericsson's Site Acquisition service provides an expedient solution for your site acquisition needs. This service provides optimal site locations for various system nodes as well as real estate procurement assistance, essential for your rapid deployment needs.

            KEY FEATURES AND BENEFITS
            -------------------------

            Provides Ericsson's expertise as well as partnerships with qualified contractors to ensure quality real estate, zoning, legal, and environmental expertise.

            Eliminates your need to dedicate additional personnel for site acquisition activities.

            Ericsson represents you in obtaining the best possible site locations, both economically and geographically.

            DESCRIPTION OF SERVICE
            ----------------------

            The Site Acquisition Service provides you with a number of optimally located sites, as determined by your initial cell and plans and search rings. Ericsson handles all activities involved in acquiring these sites, such as:

            o  Initial Zoning review
            o  Site location and permit assistance
            o  Negotiating and execution of leasing agreements
            o  Site surveys and mapping
            o  Title and environmental review
            o  Architectural and engineering/analysis

3.2         CIVIL CONSTRUCTION

            Ericsson's Civil Construction service provides general contracting service for the construction and preparation of your base station, switching center, Network Management Center and other construction needs.

            KEY FEATURES AND BENEFITS
            -------------------------

            .  Ericsson assumes the burdens associated with general contracting,

            . Provides shorter time to commercial operation by utilizing Ericsson's proven construction management techniques.

            . Ensure that only those personnel and/or contractors with proven abilities will construct your sites.

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson will coordinate all activities related to the civil construction of cell sites, switch rooms, and network management rooms, serving as your general contractor. The range of commitment covers areas such as:

            .  Customer approved site plans.
            .  Site preparation.
            .  Construction/project management.
            . Provisioning and/or installation of equipment shelters. . Tower and monopole erection.
            .  Electrical and telco installation.
            .  Antenna and feeder installation.
            .  Generator, environmental, and security installation.

3.3         SITE EQUIPMENT ENGINEERING

            Ericsson's Site Equipment Engineering service provides site surveys, preparation, and specifications for the physical layout and dimensioning of switch, radio, OSS, transmission, and other operator equipment. This service is performed for multi-vendor equipment.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Provides expert advice on expansion possibilities and efficient equipment layout.

            . Minimizes future expansion problems when additional equipment is added.

            . Provides a complete set of site documentation including installation specifications, commissioning procedures, and interconnection diagrams.

            DESCRIPTION
            -----------

            Experienced Ericsson engineers collect all relevant data when a new installation or expansion is being planned. They advise on the requirements for site preparation, space, building structures, environmental controls, and efficient equipment layout.

            Ericsson also recommends optimal ways to implement an extension to an existing installation, taking into account factors such as spare positions in existing cabinets, main distribution frames, digital distribution frames, and power frames.

            Examples of output from site equipment engineering are: floor plans, cabling tables, and equipment labels. Reports, including graphical computer-aided design layouts, are presented as the result.

3.4         EQUIPMENT INSTALLATION AND COMMISSIONING

            Ericsson provides a full range of installation services for Ericsson equipment, as well as third-party equipment. This service will ensure fast, professional installation and commissioning work of switch, network, radio, OSS, transmission and other Ericsson modules.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Assurance of quality installation, commissioning by Ericsson's experienced installation personnel with proven installation methods.

            . Ericsson resources complement your own personnel to facilitate installation knowledge transfer.

            . Efficient commercial availability when using Ericsson's experience in system equipment turnup and/or changeout.

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's Installation and Commissioning services covers the installation, commissioning and testing of new equipment and/or extensions of live installations. Ericsson can also re-allocate and/or re-install existing equipment as well as dismantle obsolete equipment.

            Three levels of Equipment Installation and Commissioning services are offered:

            Turnkey installation and commissioning. Ericsson provides all installation and commissioning work, necessary personnel, documentation, tools and instruments according to an agreed schedule.

            Quality Assurance Supervision. Ericsson provides quality assurance personnel to ensure that non-Ericsson installation and commissioning work meets Ericsson's specified requirements and quality standards.

            Installation Audits. Ericsson will perform post-installation inspections to ensure that inhouse installers and/or third party installers conform to quality specifications.

3.5         SYSTEM OPTIMIZATION

            Ericsson's System Optimization service implements improvements recommended by Ericsson's System Performance Evaluation, RF engineering, and/or other performance improvement tools or experts. This service is designed to improve the performance and quality of the operators wireless network.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Implements recommendations from Network Planning and Expansion, System Performance Evaluation as well as other RF performance improvements tools.

            . Reduces the lead time for implementation of extensive and/or complex improvements to system data.

            . Minimizes disrupted service to end users during performance activities.

            . Enables improvement activities to be performed securely and rapidly.

            DESCRIPTION
            -----------

            Ericsson engineers translate optimization recommendations into system data inputs for implementation into the wireless network. Activities covered are:

            . Baseline drive testing, data acquisition, and modification prior to implementation of data changes.

            . Translation of planning and evaluation information to system data MML formats and commands.

            . Preparation, distribution and implementation of customized cell design data information and switch files.

4.          MAINTENANCE AND SUPPORT SERVICES
            --------------------------------

            Ericsson maintains a long-standing tradition of prompt equipment maintenance and reliable customer support. Our dedicated and certified service personnel are centrally located to ensure rapid repair turnaround times. In addition, Ericsson's global support organizations are easily accessed through a central point-of-contact, facilitating rapid troubleshooting responses.

            Ericsson provides a System Support Service for routine as well as emergency handling of activities such as fault identification and analysis. We also provide Hardware Maintenance and Replacement Services to ensure current hardware usage and rapid replacement delivery. Ericsson provides you with "cradle to grave" tracking of your equipment inventories with our Configuration Management Service. Our worldwide expertise can assist you in Operations and Maintenance or can be dedicated to you with our Operations and Maintenance Management Service. As your system evolves, Ericsson's Network Management and System Administration Service can operate your OSS network to ensure optimal system performance.

            The following sections highlight individual Maintenance and Support Service offerings, please feel free to discuss any of the specific service requirements with your Ericsson Services Sales Manager.

4.1         SYSTEM SUPPORT

            Ericsson's System Support Service is a package of services including Consultation and 24-hour Emergency Support, Software Maintenance Service and Hardware Maintenance.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Immediate assistance in resolution of operations and maintenance issues; a single access point to Ericsson's Customer Support Organization, which ensures appropriate expertise are available to resolve performance issues.

            . Contractually defined response times and internal-audited quality control by Ericsson.

            . Minimizes the impact to network and service operation during updates and corrections.

            . Reduced need for in-house competence of Ericsson network element software handling.

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's System Support provides you with an instant access to a strong local presence, while simultaneously taking advantage of centrally coordinated and integrated services. The Consultation and 24-hour Emergency Service, with optional on-site visits, resolves non-critical, day-to-day issues as well as emergencies in your wireless network. One or several telephone lines are dedicated to you for rapid access to our Technical Assistance Center (TAC). Experienced system engineers are available for on-site visits should telephone consultation be insufficient in resolving problems or requests.

            Each issue handled by TAC is logged as a Customer Request (CR). The CRs will be analyzed and responded to within the contractually defined response times. TAC also has access to Ericsson's worldwide expertise and databases to quickly identify and resolve customer and/or end-user issues.

            The System Maintenance service regularly introduces software updates into the network elements for optimum system performance. The input for Software Maintenance arises from issues identified in your own network, as well as other similar networks around the world.

4.2         SPARE PART MANAGEMENT SERVICE

            Ericsson's Spare Parts Management Service eliminates the need for you to maintain your own buffer stock of spare parts. Instead, spare parts will be delivered to where they are needed from Ericsson's own resources.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Reduces your spare parts stock and eliminates obsolete spares, thereby releasing working capital and reducing administrative workload.

            . Guaranteed, rapid delivery of parts where they are needed, minimizing uninterrupted network operation.

            . Eliminates repair concerns by always providing replacement spares.

            DESCRIPTION
            -----------

            This service supplies you with spares from Ericsson's spare resources, when needed, to replace units in your wireless network. Spare parts management eliminates the turnaround time associated with hardware repair.

            Deliveries are made directly to required locations. Additionally this service dimensions field technician spare parts and enables you to maintain only those parts crucial to your operation.

4.3         HARDWARE REPAIR

            Ericsson's Hardware Repair Services handles the repair and/or replacement of hardware elements for your wireless network. In addition, Ericsson provides you with rapid repair turnaround time through Ericsson's international repair centers.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Reduced wireless network service interruption due to rapid turnaround of hardware repair.
            . Guaranteed high-quality repair according to original design specifications.
            . Hardware shipped from Ericsson has the latest revision upgrade installed at no additional charge.
            .  Contractual delivery time for repaired units.
            . Reports, as requested by the customer, on repair activity, ie-MTBF, and historical data.

            DESCRIPTION OF SERVICE
            ----------------------

            ADVANCED SWAP AND REPAIR - A replacement unit is sent from Ericsson to any location designated by the customer, within 48 hours, BEFORE their faulty unit has reached Ericssons's hardware services center. The unit(s) can be sent directly to a field technician or warehouse reducing the number of spares a customer or technician needs to keep on hand. The rapid turnaround time for unit(s) reduces the customer's capital investment in spare stock, less administrative work, reduces transportation costs, and reduces obsolescence. The customer has two days to have the faulty unit back to the Ericsson hardware services center or they will be invoiced the purchase price of theunit.

            SWAP AND RETURN - On receipt of the customer's faulty unit, a replacement unit is delivered within 5 working days to the customer's warehouse. The rapid turnaround time for unit(s) reduces the customer's capital investment in spare stock, less administrative work, reduces transportation cost, and reduces obsolescence.

            REPAIR AND RETURN - The same faulty unit the customer sends in is repaired and returned within 15 working days. This feature is known as "Same for Same." The unit is shipped directly back to the customer's warehouse.

            EMERGENCY REPAIR - A customer calls the Ericsson Hardware Services center and requests an emergency shipment. The unit(s) are shipped at a moments notice from Ericsson and charged at Ericsson's then-current fee for this service. The cost of this service is billed on an ad-hoc basis and prices may vary. The unit will be received at the customer's site within 24 hours. Shipping options can include overnight service or airport counter to counter. This service requires little capital investment for the customer.

4.4         OPERATION AND MAINTENANCE MANAGEMENT

            Ericsson's Operation and Maintenance Management Service provides you with reliable Ericsson technicians for the day-to-day handling of O&M activities within selected areas of your wireless system.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Ericsson leads the daily O&M handling of base stations, OMC/NMCs, switching nodes, and regional maintenacne offices.

            . Establishes proper procedures and routines for O&M of Ericsson products.

            . Provides Ericsson's technicians to perform daily testing, operating and maintenacne of various network elements.

            DESCRIPTION OF SERVICE
            ----------------------

            The Operation and Maintenance Management responsibilities range from the handling of field maintenance to the replacement of hardware. In addition Ericsson provides O&M of the entire system with continuous monitoring of system performance and service quality. All in an effort to implement operations and maintenance actions.

            Ericsson's Operation and Maintenance Management service is a long-term commitment to the operator in managing the hands-on activities related to AXE and base station operation. Ericsson, by various means, places its personnel on site and worldwide to access various expertise and tools in ensuring efficient system operations.

4.5         OPERATION AND MAINTENANCE ASSISTANCE

            Ericsson's Operation and Maintenance Assistance service provides experienced technicians who are placed in your maintenance organization, to assist your staff with perations and maintenance of your wireless network. Ericsson provides you with proven expertise during periods of high resource demands.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Use of Ericsson expertise to fill your short-term personnel needs, expansion needs, or staff shortage needs.

            . Provides Ericsson's technicians to perform short term (as needed) testing, operations and maintenance of various network elements.

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's Operation & Maintenance Assistance service provides hands-on assistance by experienced Ericsson O&M personnel. These personnel are placed in pivotal positions to work at your switching, radio, OMC/NMC, or regional maintenance sites on a short-term basis.

            Assistance can be given for any type of support or O&M work, such as daily O&M and emergency routines, or any of the following:

            .  OSS administration.
            .  Alarm handling.
            .  Preventive maintenance.
            .  Subscriber and trunk line maintenance.
            .  Base station (RBS/BTS) maintenance.
            .  Trouble reporting.
            .  Software updates and upgrades.

4.6         CONFIGURATION MANAGEMENT

            This service tracks, traces, maintains, and controls the equipment inventory of your wireless network. Ericsson provides quick and precise responses to your infrastructure needs by managing your existing configuration and identifying critical configuration enhancements to improve your system performance.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Ensures equipment traceability from engineering through installation and repair.

            .  Ensures the maintenance and control of your equipment assets.

            . Monitors equipment related warranty issues to safeguard against warranty neglect.

            DESCRIPTION OF SERVICE
            ----------------------

            Configuration Management handles all of your equipment traceability needs from "cradle to grave". This service incorporates traceability by embracing the needs of four major areas:

            .  Tracking of equipment from the factory (manufacturing).
            . Tracking of equipment through shipping, receiving, preassembly, and pretest.
            .  Tracking of equipment at the site.
            .  Tracking of equipment through the repair process.

            Regular support between you and Ericsson facilitates the elements of the traceability system. This service provides valuable data to areas such as acceptance, billing, support and repair.

4.7         NETWORK MANAGEMENT SYSTEM ADMINISTRATION

            The Network Management System Administration service provides the operator with an efficient solution for the operation and administration of their Network Management System.

            KEY FEATURES AND BENEFITS
            -------------------------

            . NMS User Provisioning. Adding and deleting NMS users, creating and modifying user workspace menus, and provisioning for new user authority types.

            . Database Monitoring. Monitoring of NMS databases for system capacity, turning databases to help meet operator's network capacity needs, setting up an efficient database backup plan, and monitoring database activity.

            . UNIX File System Maintenance. Monitoring NMS file systems' capacity, turning file systems to help meet operator's network capacity needs, setting up an efficient file system backup and restoration plan, and identifying and restoring corrupted file systems.

            . Hardware Administration. Monitoring servers, workstations, hard disks, printers, and modems and forecasting necessary hardware for system performance improvement.

            . NMS Monitoring and Tuning. Monitoring NMS applications for suspect behavior, tuning of NMS processes for network efficiency

            . NMS Application Administration. Providing NMS administration for the TMOS platform and developed applications.

            DESCRIPTION OF SERVICE
            ----------------------

            The Network Management System Administration service provides Ericsson system administration based on proven UNIX, database, and NMS application operations and maintenance procedures.

            System administration support is offered either locally or remotely. Remote administration is available either by way of a dedicated high-speed link to the Ericsson Network Management Center or through a modem connection. System administration duties requiring physical activities such as connecting printers and workstations or removing tapes from backup devices are provided via on-site support.

4.8         PERFORMANCE REPORT CUSTOMIZATION

            This service provides customized reports to help monitor and optimize network performance. Customization provides operator-defined reports for processing traffic measurement data.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Simple and Efficient Operations. Customized reports rapidly generate traffic reports and well as schedule and export these reports in different formats with simplified point and click operations.

            . Multiple Format Flexibility. The output formats can include columnar lists (both detailed and summary), six types of charts (bar, stacked bar, pie, line, scatter and area), and matrices (or cross-tabulation reports).

            . Third Party Application Integration. Traffic measurements or statistics can be exported to applications that read ASCII files in both delimited and fixed-length fields Third party applications include dBASE II and III, Microsoft Excel, Lotus 1-2-3, Microsoft Word for Windows (documents or mail-merge format), and WordPerfect.

             . Hassle Free Upgrades. Ericsson will maintain, test, and implement any changes to the customized reports as necessary for Application System upgrades.

            DESCRIPTION OF SERVICE
            ----------------------

            Ericsson's Performance Report Customization service allows the operator the ability to easily monitor the performance of the network by review of customized statistical indicators. The customized report user's guide and executable program are provided to the operator at the completion of the service.

            Customized reports are generated and scheduled according to the network operator's requirements. These requirements are agreed upon by both Ericsson and the operator and are clearly defined in a project specification.

4.9         REMOTE NETWORK MONITORING

            Ericsson's Remote Network Monitoring service provides expert monitoring of site alarms and alarm handling for base stations, switching centers, and other network elements.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Alarm Monitoring. Monitoring of network alarms for all network nodes by experienced Ericsson engineers located in Ericsson's Network Management Center.

            . Immediate Action. Immediate action on all major network outages is provided by an experienced team of wireless network troubleshooters.

            . Improved In-Service Performance. 24-hour monitoring of network alarms with immediate action improves the system's in service performance.

            DESCRIPTION OF SERVICE
            ----------------------

            Remote Network Monitoring utilizes Ericsson's Network Management System applications. Ericsson NMS engineers provide proven NMS solutions for network monitoring.

            Remote Network Monitoring is available via a dedicated high-speed link to the Ericsson Network Management Center.

4.10        REMOTE NETWORK OPERATIONS

            A turn-key solution to network operations and maintenance is provided by Ericsson's Remote Network Operations service.

            KEY FEATURES AND BENEFITS
            -------------------------

            . Turn Key Operation. Network performance monitoring, alarm monitoring, cellular configuration, and other network operations are provided by Ericsson NMS engineers via the Network Management Center.

            . Effieicnt Network Troubleshooting. Identification and correction of network faults is provided by a team of experienced Ericsson network troubleshooters.

            . Improve In-Service Performance. 24-hour operations allows for an improvement in the system's in-service performance.

            DESCRIPTION OF SERVICE
            ----------------------

            Remote Network Monitoring utilizes Ericsson's Network Management System applications. Ericsson NMS engineers provide proven NMS solutions for network monitoring.

            Remote Network Monitoring is available via a dedicated high-speed link to the Ericsson Network Management Center.

5.          TRAINING SERVICES
            -----------------

                        Ericsson's customer training programs are designed to transfer Ericsson system, performance and support knowledge to your dedicated resources. Ericsson provides its Training Services using state-of-the-art training facilities to combine theoretical discussion and ideas with "real-world", hands on experience.

                        The Training Services of The Ericsson Alliance provide your personnel with a wide range of training programs. Ericsson has programs designed for CMS 40 System Training to enhance the technical knowledge of your selected resources. We also provide NMC/OMC platform. In addition Ericsson provides Customer Care Training to focus and safeguard your subscriber related interfaces.

                        The following sections highlight NMC/OMC and customer care training offerings. Additional training courses are described in Ericsson's training catalog. Please feel free to discuss any of the specific service requirements with your Ericsson Services Sales Manager.

5.1         CERTIFICATION PROGRAM

                        The Ericsson Certification Program is a program of training courses designed specifically for the achievement of technical certification in wireless network elements.

                        KEY FEATURES AND BENEFITS
                        -------------------------

                        . Established competence levels within your organization.

                        . Pre-defined individual competence development plan.

                        . Basic courses for core competence and special courses for subject area expertise.

                        DESCRIPTION OF SERVICE
                        ----------------------

                        Ericsson's Certification program is a combination of basic sources with concentration courses. Certification ensures that the participant has acquired the necessary theoretical and practical training to complement the experience gained from hands-on work within your organization. Currently, the areas of concentration are MSC, BSC, and BTS. Within each area of concentration, multiple levels of technical competence are possible.

                        The first competence level (Level 1) provides training for performance routine administration with minimal guidance. The second competence level (Level 2) provides training in performing normal operation and maintenance activities using Ericsson exchange documentation. Level 3 certification provides training for diagnosing and remedying hardware faults as well as for performing extended operation and maintenance. Level 4 certification provides training in troubleshooting hardware and software faults as well as trianing in advanced command functions, features, and capabilities.

- --------------------------------------------------------------------------------

5.2  COMPETENCE DEVELOPMENT PROGRAM

     The Ericsson Competence Development program provides courses to develop in-house resources in aspects of systems activation, operation, and maintenance.

     Key Features and Benefits
     -------------------------

     .   Career related training paths and courses for your O&M professionals.

     . Courses at Ericsson's international training centers, or at your premises.

     .   Provide an introduction to new features and network technologies.

     Description of Service
     ----------------------

     Training in the handling of wireless system is necessary for various personnel within your organization. For many years, Ericsson has developed training courses at many levels including products and systems. Aside from traditional classroom training, many courses are in the form of Computer-Based Training, available for use on your desktop computers.

     Training courses are available in areas such as radio system, switching system, and centralized operation. An example of the competence development structure is shown below:

                   ----------------------------------------
                              System Introduction
                   ----------------------------------------
                                    MSC O&M
                   ----------------------------------------
                                MSC Digital O&M
                   ----------------------------------------
                               Advanced MSC O&M
                   ----------------------------------------
                               IOG-11 Operations
                   ----------------------------------------
                             Measurement Functions
                   ----------------------------------------
                              Signaling System #7
                   ----------------------------------------

     In addition to product related courses, Ericsson offers courses in other areas, such as new system features, new system technologies, and customer care. These courses are designed for the development of your operational, business, and marketing personnel.

EQUIPMENT COMPATIBILITY EVALUATION

          The Ericsson Equipment Compatibility Evaluation service ensures the compatibility between Ericsson's products as well as products from other vendors.

          Key Feature and Benefit
          -----------------------

          . Verifies that your network equipment and software (Ericsson and non-Ericsson) interface properly to maintain a high performance system.

          Description of Service
          ----------------------

          Ericsson tests and evaluates other vendor products for compatibility and performance with Ericsson's technical specifications for equipment. This service assures that equipment will interface and function properly prior to commissioning into your wireless network.

          In addition, this service provides compatibility testing for new and upgraded software features for Ericsson and non-Ericsson equipment.

                                 AGREEMENT 9107
                         OMNIPOINT COMMUNICATIONS INC.
                                  ATTACHMENT D
                            SYSTEM SUPPORT SERVICES
                            -----------------------

In addition to the provisions of the Acquisition Agreement, of which this Attachment D is made a part, including without limitation, Article 13 - Warranties, which provisions shall supersede these provisions in the event of any inconsistency, Seller agrees to render System Maintenance Services to Buyer on the following terms and conditions:

1.    EQUIPMENT MAINTENANCE SUPPORT
      -----------------------------

     (a) After the Warranty Period and for a period of ten (10) years thereafter, Buyer has the option to purchase, Equipment Maintenance Support Services on an annual basis or to purchase such services on per board ad hoc basis.

     (b) Hardware Maintenance Support includes repair and replacement of all Seller-manufactured Base Station and Network Element Equipment, excluding batteries.

     (c) In accordance with the terms of Article 13 of the Acquisition Agreement, Equipment faults in units or printed circuit boards shall be corrected by Seller's Repair Center on a repair-or-replacement basis.

     (d) Buyer shall dismantle and ship, at its expense, faulty components to Seller's Richardson, Texas, location (or such other location designated by Seller) where Seller will repair or replace the components and reship, at Seller's expense, to Buyer within twenty
          (20) working days of receipt. Special one (1) day emergency turnaround is available at Seller's then-current fee for such service. Seller will utilize overnight air shipment to return these emergency boards to Buyer's location.

     (e)       (i)   Ad hoc Service:  If Buyer selects the option to purchase
               Maintenance on a per board ad hoc basis, such services shall be charged at Seller's then current repair fee for such boards or Equipment, which charges shall be paid on a per shipment basis within thirty (30) days of invoice therefor.

               (ii) Annual Service: If Buyer elects to purchase Equipment Maintenance Support on an annual basis, the annual fee, such services shall be charged at Seller's then-current fee for annual services for the Equipment set forth in the order for Maintenance Support, which fee shall be payable monthly in advance upon invoice therefor. The fee for the first year, if it is not a full calendar year, shall be prorated for the number of days remaining in such year. There shall be an additional monthly charge per radio channel for related Equipment whose warranty expires prior to the warranty expiration for the radio channel itself.

     (iii) The Maintenance Support option selected by Buyer shall be valid for the entire year, at the end of which Buyer shall have the right to exercise either option for the following year thereafter.

     (f) At Buyer's request, Seller will provide Maintenance Support Service as described herein for third party equipment purchased from or through Seller pursuant to the Acquisition Agreement at cost plus sixteen percent (16%) for handling.

2.    SOFTWARE MAINTENANCE SUPPORT
      ----------------------------

            (a) After the Warranty Period and for a period of ten (10) years thereafter, Buyer has the option (required for Small Node Switches) to purchase Software Maintenance Support services on an annual basis from Seller.

            (b) Software Maintenance Support shall include: (i) all Software Updates issued by Seller as part of the standard maintenance service; (ii) in accordance with Article 13 of the Acquisition Agreement, correction of faults that are determined to be software based (including emergency Software patches, if required); (iii) 24-hour telephone assistance (TAC) for problem resolution, fault report handling, tracking and resolution; and (iv) "Tech Tips" on radio and MSC operation. The right to use new Software Features or Software Enhancements are priced separately and are not released as part of this maintenance plan.

            (c) The price for Software Maintenance Support shall be Seller's then current fee for the applicable Software, payable monthly in advance. The fee for the first year, if it is not a full calendar year, shall be prorated for the number of days remaining in such year.

3.    SERVICE LIMITATIONS
      -------------------

            (a) Maintenance Support Service as described in sections 1 and 2 above covers malfunctions in Equipment and Software that impair service to subscribers, System performance, billing, administration or maintenance, except for malfunctions that are: (i) caused by deliberate or negligent acts of persons other than Seller (including but not limited to those acts or causes listed in Section 13.6 of the Acquisition Agreement) or (ii) any other causes external to the System. Buyer shall pay Seller's then current rate for any technical assistance rendered and the actual cost of labor, freight and materials for the repair or replacement, at Buyer's request, of any Equipment and Software faults not covered by Maintenance Support.

            (b) Software Maintenance Support Services will be provided for the latest released version of the Software and the last two (2) previous released version of that Software. If Buyer chooses to freeze on a prior released version of the Software, Seller may, at its option, provide a quote for maintenance service for such Software, require Buyer to bring the installed Software up to a supported version, or significantly reduce the level of support services. Any loss of System functionality due to the inability or unwillingness of Buyer to keep the Software current shall be the sole responsibility of and liability of Buyer.

          (c) Seller's performance of its obligations hereunder is dependent upon Buyer providing access to the System and to such information and facilities as Seller may reasonably require in order to provide the Maintenance Support Service.

          (d) Buyer may request the Seller provide on-site technical assistance or expert services on matters not covered by Maintenance Support in accordance with Article 6 of the Acquisition Agreement. Such services will be provided at Seller's then current rate for such services or on a time and materials basis, as appropriate.

4.   DISCONTINUATION OF SERVICES BY Seller
     -------------------------------------

     In the event that the Seller intends to discontinue either its Hardware Maintenance Support services or its Software Maintenance Support services after the ten (10) year periods set forth in paragraphs 3 and 4, above, or in either case, as applicable, Seller shall provide Buyer with sufficient advance notice of such intention, together with all reasonably necessary information, so as to enable Buyer to perform such services itself or arrange for them to be performed by a third party.

5.   TERMINATION OF SERVICE
     ----------------------

          (a) Buyer Seller may terminate Maintenance Support for its convenience by giving Seller thirty (30) days advance written notice.

          (b) In the event of such termination of Maintenance Support, neither party shall have any further obligation to the other with respect to Maintenance Support, except that (i) Seller shall refund to Buyer any portion of the charge paid by Buyer for Maintenance Support for the period subsequent to the effective date of termination, less any amounts then due Seller; and (ii) Buyer shall pay Seller for the Maintenance Support Services performed prior to the effective date of termination.

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                             OMNIPOINT CORPORATION
                             ---------------------

                             RESPONSIBILITY MATRIX
                             ---------------------

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                             OMNIPOINT CORPORATION
                             ---------------------

                                       *


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                             OMNIPOINT CORPORATION
                             ---------------------

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OMNIPOINT CONTRACT 2/27/96                                          Attachment I

                             OMNIPOINT CORPORATION
                             ---------------------

                              RADIO NETWORK DESIGN
                              --------------------

Omnipoint Corporation will be providing providing their own Radio Design. When such information has been developed it will be provided to Ericsson Inc.



Ericsson, Inc.-Not for use of disclosure outside Omnipoint except under written agreement

- --------------------------------------------------------------------------------
                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


                             OMNIPOINT CORPORATION
                             ---------------------


                        ERICSSON CMS 40 ACCEPTANCE TESTS
                        --------------------------------


GENERAL SCOPE
- -------------

SELLER will perform Acceptance Tests to demonstrate that the Equipment and Software installed by SELLER operate materially with the Specifications and that the System or System segment is ready for commercial service. Appendix 1 presents a graphic overview of the Systems Implementation and Acceptance Tests for the Equipment and Software.

SELLER Acceptance Tests are performed in the following areas when Installation and other related services for Equipment and Software are purchased from SELLER:

 .    Network Element Acceptance
 .    System Acceptance
 .    Commercial Acceptance

1.   NETWORK ELEMENT ACCEPTANCE

     Each standalone Network Element (equipment and software) is tested separately and independent from other Network Elements to verify that it operates in accordance with the applicable Specification. Network Elements will be installed and tested in accordance with applicable provisions of the latest version of SELLER's installation and test manual. An Acceptance Certificate will be signed at the completion of this test. Appendix 2 lists the Network Element test objects.

     Included in Network Element Acceptance are:

     (a) Network Element integration tests are designed to verify that the hardware connections and interfaces between the Network Elements are installed and working properly and that network data and the concerned traffic data are correct. Appendix 3 lists the Network Element integration test objects.

     (b) Traffic Network tests are designed to verify that different traffic cases to and from mobile telephones, as well as handover, locating and charging functions are working properly in accordance with the Specifications. Traffic Network tests include (i) Traffic Case Tests which are designed to verify that different traffic cases to and from mobile telephones, as well as handover, locating and charging functions are working property in accordance with the Specifications; and (ii) the Radio Network Performance test which is designed to verify that the performance of the radio network (e.g., check the cell data, coverage and handover on major roads) is in accordance with the Specifications. The Radio Network Performance test is only part of the acceptance tests procedure when SELLER is responsible for the radio network planning. Traffic Network Tests are performed on the agreed minimum part of the System required to verify the System's functionality. Appendix 4 lists the Traffic Network test objects.



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                                    NOTICE
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- --------------------------------------------------------------------------------
                                       1

- --------------------------------------------------------------------------------
                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

2.   SYSTEM ACCEPTANCE

     After successful completion of all other Acceptance Tests described above, SELLER will demonstrate that a predefined portion of the System mutually agreed to the parties parties hereto operates in accordance with the Specifications for the entire System. The System test is performed by applying a mutually agreed upon number of tests to a predetermined portion of the System in accordance with the applicable provisions of the latest version of SELLER's installation and test manuals. An Acceptance Certificate will be signed at the completion of this test. Appendix 5 lists the System test objects. Acceptance of the remainder of the standalone Network Elements shall be accepted on a Network Element basis as set forth above.


3.   COMMERCIAL ACCEPTANCE

     Commercial Acceptance shall take place upon the earlier to occur of (i) use of any part of the System In Revenue Service, or (ii) when the System or any part thereof, is capable of being placed In Revenue Service (i.e., no service affecting deficiencies exist).

4.   CONDUCT OF ACCEPTANCE TESTS

     (a) Generally, all tests will be performed as part of the Installation of the System and will be performed according to SELLER's standard procedures. The following documentation will be provided, as appropriate, for each of the Acceptance Tests described above:

          .  Inventory Statement
          . Test Data Forms (Inst./Demo Checklist/Test Object Lists) . Acceptance Certificates (which are attached hereto)
          .  Exceptions List Report (if needed)
          .  Exceptions List Resolution Certificate (if needed)

     (b)  SELLER shall notify PURCHASER as soon as it knows, but at least ten
          (10) days before, the date on which Acceptance Tests shall be conducted and shall provide PURCHASER with a detailed Acceptance Test Procedure. At the first practicable date thereafter, SELLER and PURCHASER shall each sign off on any pretest forms provided as part of the particular Acceptance Test being conducted. If PURCHASER or its nominee does not attend the Acceptance Tests, SELLER shall proceed with the tests and immediately forward the test results to PURCHASER.

     (c) If, in the performance of Acceptance Tests by SELLER, the Equipment, Software or the System, as a whole, comprising the Initial System Acceptance System Configuration does not fulfill the requirements of the Acceptance Tests, SELLER shall, at its expense, correct the defects as soon as practicable. The Acceptance Tests (or so much of them as necessary) shall be recommenced immediately after such correction in accordance with this Attachment J.

     (d) Upon the successful completion of an Acceptance Test conducted by SELLER, SELLER shall, if applicable, submit to PURCHASER an Acceptance Certificate certifying (i) successful completion of the Acceptance Tests, (ii) the Equipment and Software, to that stage completed, have been installed in accordance with the requirements of this Agreement, subject to resolution of Punch list items, and (iii) that the System (or System segment) is ready to be placed In Revenue Service. PURCHASER shall acknowledge same by signing the Acceptance Certificate prior to the System (or System segment) being placed In Revenue Services. At such time, Punch list items will be documented and Equipment, Software or Installation covered by such certificate shall be deemed "Accepted" (i.e., "Acceptance"

- --------------------------------------------------------------------------------
                                    NOTICE
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                                       2
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

          shall have occurred). Items may be added to the Exceptions List by PURCHASER up to fifteen (15) days after Acceptance unless such items should reasonably have been detected by visual inspection by PURCHASER at the time the Exceptions List was initially prepared. Defects in components arising after Acceptance that are covered by Article 13 - Warranty shall not be considered Punch list items. Upon resolution of Punch list items by SELLER, SELLER shall submit to PURCHASER, and PURCHASER shall sign, a ceritificate verifying that no further Punch list items remain unresolved. In the event of any dispute as to the results of any Acceptance Tests, such dispute shall be resolved by a Third Party Engineer selected pursuant to Article 23 - Disputes.

     (e) Testing of Equipment and Software purchased as Expansions to the Initial Configuration will be conducted in accordance with the Acceptance Tests procedure set forth in the order for such Expansions.


          Reference documentation Acceptance Test Procedure and Acceptance Test Procedure Appendices EUS/RO/XT-95:148 and EUS/RO/XT:149.
 Rev. 1/22/96

- --------------------------------------------------------------------------------
                                    NOTICE
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                                       3
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


APPENDIX 1 - MOBILE TELEPHONE SYSTEMS IMPLEMENTATION AND ACCEPTANCE
             BLOCK DIAGRAM

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                                    NOTICE
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                                       4
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


                  APPENDIX 2 - NETWORK ELEMENT TEST CMS 40 R1


                         NETWORK ELEMENT TEST CMS 40 R1

      NETWORK ELEMENT

      MSC/VLR          Mobile Switching Center/Visiting Location Register

      MSC/VLR/HLR      Mobile Switching Center/Visiting Location Register/Home
                       Location Register

      HLR              Home Location Register

      BSC              Base Station Controller

      BTS              Base Transceiver Station RBS 2000

      AUC/EIR          Authentication Center Equipment Identity Register

      OSS              Operation and Maintenance System  (See Appendix 2A)

      SOG              Service Order Gateway (See Appendix 2B)

      BgW              Billing Gateway (See Appendix 2C)

      GIWU             GSM Interworking Unit

- --------------------------------------------------------------------------------
                                    NOTICE
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                                       5
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


         APPENDIX 2A  - CMS40 OPERATION SUPPORT SYSTEM ACCEPTANCE TESTS


                         CMS40 OPERATION SUPPORT SYSTEM
                                ACCEPTANCE TESTS

                               TEST OBJECT LISTS
                               -----------------

                  Platform Line PLL - Sun Hardware Platform
                  1/1532-3/APA 101 02

                  Platform Line PLL - Common Application Platform 2/1532-4/APA 101 02

                  Platform Line PLL - Fault Management Application 2/1532-4/APA 101 02

                  Platform Line PLL - TAP Support Functions
                  2/1532-4/APA 101 02

                  Platform Line PLL - Log Administration
                  2/1532-4/APA 101 02

                  Cellular Network Administration
                  1532-16/AOM 201 02

                  Cellular Network Administration Interface
                  1532-16/AOM 201 02

                  Radio Alarm Handling
                  1532-16/AOM 201 02

                  AUC/EIR Alarm Handling
                  1532-16/AOM 201 02

                  Tellnet External Access
                  1532-16/AOM 201 02

                  Network Administration
                  1532-16/AOM 201 02

                  Radio Network Measurement
                  1532-16/AOM 201 02

                  Radio Network Recording Functions
                  1532-16/AOM 201 02

                  Network Element Software Register
                  1532-16/AOM 201 02

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                                    NOTICE
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                                       6
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


APPENDIX 2A

Continued



                  BTS Software Management
                  1532-16/AOM 201 02

                  Map Information and Installation Tool
                  1532-16/AOM 201 02

                  Text file Alarm Adaptation Unit
                  1532-16/AOM 201 02

                  MXE Alarm and Command Interface
                  1532-16/AOM 201 02

                  Command Handling - AXE
                  2/1532/AOM 201 02

                  File Handling - AXE
                  2/1532/AOM 201 02

                  Performance Measurement - AXE
                  2/1532/AOM 201 02

                  External Alarm Interface - AXE
                  2/1532/AOM 201 02

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                                    NOTICE
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


           APPENDIX 2B - CMS 40 SERVICE ORDER GATEWAY ACCEPTANCE TESTS



                                     CMS 40
                             SERVICE ORDER GATEWAY
                                ACCEPTANCE TESTS

                               TEST OBJECT LISTS
                               -----------------

                  1.  Customer Administration Interface
                      153 21-FAB 760 179

                        Message Syntax

                        Control Messages

                        HLR Subscription Administration

                        HLR IMSI Changeover Administration

                        AUC Subscription Administration

                        EIR Equipment Range Administration

                  2.  Customer Administration Interface

                      1/153 21-FAB 760 179

                        HLR Administration

                        Control Ranges

                        Equipment Handling

                        HLR Subscription Handling

                        Transaction Log

                  3.  Platform Line PLL - Sun Hardware Platform
                      1/1532-3/APA 101 02

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                                    NOTICE
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                                                                    ATTACHMENT J
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              APPENDIX 2C - CMS 40 BILLING GATEWAY ACCEPTANCE TEST



                                     CMS 40
                                BILLING GATEWAY
                                ACCEPTANCE TEST

                               TEST OBJECT LISTS
                               -----------------

                  Application Builder
                  15321-FAB 102 75

                  Application Software
                  15321-FAB 102 70

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                                    NOTICE
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                                       9

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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
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                    APPENDIX 3 - INTEGRATION TEST CMS 40 R1

                           INTEGRATION TEST CMS 40 R1


      TEST TYPE

      MSC other CMS NE

      MSC/PSTN

                  APPENDIX 4 - TRAFFIC NETWORK TEST CMS 40 R1

                         TRAFFIC NETWORK TEST CMS 40 R1

      TEST TYPE

      Traffic Case Test

      Radio Network
      Performance Test

                       APPENDIX 5 - SYSTEM TEST CMS 40 R1

                             SYSTEM TEST CMS 40 R1

      TEST TYPE

      MSC/VLR/HLR
      System Test

      BSC/BTS
      System Test

- --------------------------------------------------------------------------------
                                    NOTICE
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                                      10
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                                                                    ATTACHMENT J
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

                             OMNIPOINT CORPORATION
                             ---------------------

                          ACCEPTANCE TEST PROCEDURES
                          --------------------------


In witness hereof, all parties signed below are in agreement to the enclosed Attachment J, Revision C, dated February 14, 1996.


ERICSSON INC.                                    OMNIPOINT CORPORATION

/s/ Lars Skoglund                                /s/ Curt Gervelis
- ----------------------------------               -------------------------------
Lars Skoglund                                    Curt Gervelis
Project Manager                                  Network Engineer


Both parties agree that customer has the right to submit additional test plans to be included in the acceptance procedures. Vendor will review & comment as to which sections can be included and if not accepted documented why it is not.
- --------------------------------------------------------------------------------
                                    NOTICE
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- --------------------------------------------------------------------------------

ERICSSON


                                               AXE SWITCH ACCEPTANCE CERTIFICATE
================================================================================


Customer Name:                                                  Date:
              --------------------------------------------------     -----------

Site Location/Number:
                     -----------------------------------------------------------

Project Description:
                    ------------------------------------------------------------

Ericsson PIO Number(s):
                       ---------------------------------------------------------

Customer P.O. Number(s):
                        --------------------------------------------------------

The above referenced Switch project(s) has/have passed all applicable Acceptance tests, (ii) has/have been installed properly, subject to resolution of outstanding punch list items, and (iii) is ready to be placed in revenue service.

Any discrepancies are specified on the following Punch List Report or Attachment(s):

SYSTEM ACCEPTANCE (SYSTEM READY FOR SERVICE)

[_] Not Applicable      [_] No Discrepancies

[_] Discrepancies - Qty.                  Date Confirmed:
                        -----------                      ------------

   1. FEATURE PROFILE VERIFICATION (See Profile List)

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------


   2. CALL DEMONSTRATION TESTS (Subscriber Features & Routing)

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------

   3. OTHER (                                                                  )
             ------------------------------------------------------------------

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------

NETWORK ELEMENT ACCEPTANCE (NODE/S READY)

[_] Not Applicable      [_] No Discrepancies

[_] Discrepancies - Qty.                  Date Confirmed:
                        -----------                      ------------

   1. APZ/APT DEMONSTRATION TESTS (AXE)

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------

   2. MATERIAL INVENTORY (Floor Plan Spec., Spares, Documentation, etc.)

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------

   3. INSTALLATION & TEST COMPLETE (See Check List)

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------

   4. OTHER (                                                                  )
             ------------------------------------------------------------------

   [_] Not Applicable   [_] No Discrepancies

   [_] Discrepancies - Qty.                  Date Confirmed:
                           -----------                      ------------

      CUSTOMER REPRESENTATIVE                   ERICSSON REPRESENTATIVE

Signature:                                Signature:
          -------------------------                 ----------------------------

Printed Name:                             Printed Name:
             ----------------------                    -------------------------

Title:                                    Title:
      -----------------------------             --------------------------------

Date:                                     Date:
     ------------------------------            ---------------------------------

================================================================================
DISTRIBUTION: CUSTOMER, REGIONAL OPERATIONS MANAGER, PROJECT MANAGER, SWITCH OPERATIONS

[LOGO OF ERICSSON]
                                                                       No. 4201

                                                               PUNCH LIST REPORT
================================================================================

Customer Name:                             Date:
               -------------------------         ------------------
Site Location/Number:
                      ---------------------------------------------
Project Description:
                     ----------------------------------------------
Ericsson PIO Number(s):
                        -------------------------------------------
Customer P.O. Number(s):
                         ------------------------------------------

The following is a final list of discrepancies for this project as identified by a joint inspection with the customer and Ericsson.

                                        Correction      Ericsson     Customer
No.  Discrepancy or Action Required        Date         Initial      Initial
- ---  ------------------------------        ----         -------      -------

1.
- --   ------------------------------     -------         -------      -------
2.
- --   ------------------------------     -------         -------      -------
3.
- --   ------------------------------     -------         -------      -------
4.
- --   ------------------------------     -------         -------      -------
5.
- --   ------------------------------     -------         -------      -------
6.
- --   ------------------------------     -------         -------      -------
7.
- --   ------------------------------     -------         -------      -------
8.
- --   ------------------------------     -------         -------      -------
9.
- --   ------------------------------     -------         -------      -------
10.
- ---  ------------------------------     -------         -------      -------
11.
- ---  ------------------------------     -------         -------      -------
12.
- ---  ------------------------------     -------         -------      -------
13.
- ---  ------------------------------     -------         -------      -------
14.
- ---  ------------------------------     -------         -------      -------
15.
- ---  ------------------------------     -------         -------      -------
16.
- ---  ------------------------------     -------         -------      -------
17.
- ---  ------------------------------     -------         -------      -------
18.
- ---  ------------------------------     -------         -------      -------
19.
- ---  ------------------------------     -------         -------      -------
20.
- ---  ------------------------------     -------         -------      -------

================================================================================

DISTRIBUTION: CUSTOMER, REGIONAL OPERATIONS MANAGER, PROJECT MANAGER, SWITCH OPERATIONS
                                                               FORM EUS-PLR-0195

[LOGO OF ERICSSON]
                                                                       No. 4251

                                               PUNCH LIST RESOLUTION CERTIFICATE
================================================================================

Customer Name:                                          Date:
               ---------------------------------------        ------------------
Site Location/Number:
                      ----------------------------------------------------------
Project Description:
                     -----------------------------------------------------------
Ericsson PIO Number(s):
                        --------------------------------------------------------




All outstanding punch list items for the above referenced project have been resolved to the satisfaction of the customer.


                              [_]  See attachments (if any)



         CUSTOMER REPRESENTATIVE                 ERICSSON REPRESENTATIVE

Signature:                              Signature:
           --------------------------              -----------------------------
Printed Name:                           Printed Name:
              -----------------------                 --------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

================================================================================
DISTRIBUTION: CUSTOMER, REGIONAL OPERATIONS MANAGER, PROJECT MANAGER, SWITCH OPERATIONS

- -------------------------------------------------------------------------
                                                             ATTACHMENT K
                                              ACQUISITION AGREEMENT #9107
=========================================================================

LIST OF CMS 40 R1 FEATURES IN MSC/VLR AND HLR

- -------------------------------------------------------------------------
FEATURE                   TITLE                    BASIC  OPTION   NODE
- -------------------------------------------------------------------------
1.2      Basic Traffic Control in MSC/VLR            y            MSC/VLR
- -------------------------------------------------------------------------
4.1      Roaming in MSC/VLR                          y            MSC/VLR
- -------------------------------------------------------------------------
5.1      Basic Mobility Handling in HLR              y              HLR
- -------------------------------------------------------------------------
6.1      Call Routing in MSC/VLR                     y            MSC/VLR
- -------------------------------------------------------------------------
7.1      IMSI Attach/Detach in MSC/VLR               y            MSC/VLR
- -------------------------------------------------------------------------
8.2      Basic Mobile Switching Service              y            MSC/VLR
- -------------------------------------------------------------------------
9.1      DTMF Signaling in MSC/VLR                   y            MSC/VLR
- -------------------------------------------------------------------------
11.3     Call Forwarding Services in MSC/VLR                y     MSC/VLR
- -------------------------------------------------------------------------
12.2     Call Forwarding Services in HLR                    y       HLR
- -------------------------------------------------------------------------
13.1     Call Barring Services in MSC/VLR                   y     MSC/VLR
- -------------------------------------------------------------------------
14.2     Call Barring Services in HLR                       y       HLR
- -------------------------------------------------------------------------
15.4     Advice of Charge in MSC/VLR                        y     MSC/VLR
- -------------------------------------------------------------------------
16.1     Advice of Charge in HLR                            y       HLR
- -------------------------------------------------------------------------
17.4     Handover in MSC/VLR                         y            MSC/VLR
- -------------------------------------------------------------------------
18.3     Basic Security Features in MSC/VLR          y            MSC/VLR
- -------------------------------------------------------------------------
19.4     Toll Ticketing                              y            MSC/VLR
- -------------------------------------------------------------------------
20.1     Accounting                                         y     MSC/VLR
- -------------------------------------------------------------------------
23.1     Service Quality                                    y     MSC/VLR
- -------------------------------------------------------------------------
24.1     Administration of Data in MSC/VLR           y            MSC/VLR
- -------------------------------------------------------------------------
26.1     Code Answer                                        y     MSC/VLR
- -------------------------------------------------------------------------
27.1     Long Term Monitoring                               y     MSC/VLR
- -------------------------------------------------------------------------
33.2     Performance Management in MSC/VLR                  y     MSC/VLR
- -------------------------------------------------------------------------
34.2     Performance Management in HLR                      y       HLR
- -------------------------------------------------------------------------
35.2     Handling of Reset in MSC/VLR                y            MSC/VLR
- -------------------------------------------------------------------------
36.2     Tracing                                     y            MSC/VLR
- -------------------------------------------------------------------------
38.3     Basic Subscription Handling                 y              HLR
- -------------------------------------------------------------------------
42.1     Activity Supervision                        y            MSC/VLR
- -------------------------------------------------------------------------
50.3     Mobile Application Part in MSC/VLR          y            MSC/VLR
- -------------------------------------------------------------------------
51.3     Mobile Application Part in HLR              y              HLR
- -------------------------------------------------------------------------
52.3     Base Station Application Part in MSC/VLR    y            MSC/VLR
- -------------------------------------------------------------------------
54.1     Basic Network Traffic Management            y            MSC/VLR
- -------------------------------------------------------------------------
55.1     Announcement of ringtone time out           y            MSC/VLR
- -------------------------------------------------------------------------
57.1     Measurement of Network Performance          y            MSC/VLR
- -------------------------------------------------------------------------
61.1     Group Switch Control in MSC/VLR             y            MSC/VLR
- -------------------------------------------------------------------------
63.1     National Roaming                                   y     MSC/VLR
- -------------------------------------------------------------------------
64.3     Data Services Platform                             y     MSC/VLR
- -------------------------------------------------------------------------
65.2     Modem Services and Basic PAD                       y     MSC/VLR
- -------------------------------------------------------------------------
66.2     Short Message Services in MSC/VLR                  y     MSC/VLR
- -------------------------------------------------------------------------
67.1     Short Message Services in HLR                      y       HLR
- -------------------------------------------------------------------------
68.2     Fax Service                                        y     MSC/VLR
- -------------------------------------------------------------------------
69.2     Call Waiting and Call Hold                         y     MSC/VLR
- -------------------------------------------------------------------------


==========================================================================
                                   NOTICE
NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- --------------------------------------------------------------------------

                                                                    ATTACHMENT K
                                                     ACQUISITION AGREEMENT #9107

    LIST OF CMS 40 R1 FEATURES IN MSC/VLR AND HLR (CONT.)

FEATURE                   TITLE                    BASIC  OPTION   NODE
- -------------------------------------------------------------------------
   70.1  IN Services Access                               [X]     MSC/VLR
- -------------------------------------------------------------------------
   71.1  Immediate Call Itemization                       [X]     MSC/VLR
- -------------------------------------------------------------------------
   72.1  Single Personal Number in HLR                    [X]       HLR
- -------------------------------------------------------------------------
   73.1  Single Personal Number in MSC/VLR                [X]     MSC/VLR
- -------------------------------------------------------------------------
   77.1  Selective Authentication                   [X]           MSC/VLR
- -------------------------------------------------------------------------
   79.2  Equipment Identity Control in MSC/VLR      [X]           MSC/VLR
- -------------------------------------------------------------------------
   81.1  Handling of MSISDN in MSC/VLR              [X]           MSC/VLR
- -------------------------------------------------------------------------
   82.1  Blue MTP                                   [X]           MSC/VLR
- -------------------------------------------------------------------------
   84.1  MAP-based interface HLR-AUC                       [X]      HLR
- -------------------------------------------------------------------------
   85.1  MAP-based interface MSC/VLR-EIR                   [X]    MSC/VLR
- -------------------------------------------------------------------------
   86.2  MAP-based interface MSC/VLR-SMS-C                 [X]    MSC/VLR
- -------------------------------------------------------------------------
   88.1  Basic Packet Service (BS 32-34)                   [X]    MSC/VLR
- -------------------------------------------------------------------------
   90.1  Multi Party Service                               [X]    MSC/VLR
- -------------------------------------------------------------------------
   93.1  Operator-Determined Barring in MSC/VLR            [X]    MSC/VLR
- -------------------------------------------------------------------------
   94.1  Operator-Determined Barring in HLR                [X]      HLR
- -------------------------------------------------------------------------
   95.1  Dual Numbering in MSC/VLR                         [X]    MSC/VLR
- -------------------------------------------------------------------------
   96.1  Suppression of Announcement at Diverted           [X]      HLR
         Call
- -------------------------------------------------------------------------
   97.1  Announcement at Disconnection (Post               [X]    MSC/VLR
         Answer)
- -------------------------------------------------------------------------
   99.1  Routing of Call from a Grey-listed IMEI           [X]    MSC/VLR
- -------------------------------------------------------------------------
  101.1  Subscription Procedure Charging                   [X]    MSC/VLR
- -------------------------------------------------------------------------
  102.1  Direct File Output                                [X]    MSC/VLR
- -------------------------------------------------------------------------
  103.1  IMSI Changeover                                   [X]      HLR
- -------------------------------------------------------------------------
  104.1  File Output for Subscriber Data in HLR            [X]      HLR
- -------------------------------------------------------------------------
  105.2  Remote Control Equipment                          [X]    MSC/VLR
- -------------------------------------------------------------------------
  107.1  Blue ISUP                                  [X]           MSC/VLR
- -------------------------------------------------------------------------
  108.1  File Transfer Access and Management               [X]    MSC/VLR
- -------------------------------------------------------------------------
  109.1  More Powerful SP (CP-5) in MSC/VLR         [X]           MSC/VLR
- -------------------------------------------------------------------------
  110.2  Basic Call Handling in HLR                 [X]             HLR
- -------------------------------------------------------------------------
  111.1  Basic Operation and Maintenance            [X]             HLR
- -------------------------------------------------------------------------
  112.1  Charging File Management                   [X]           MSC/VLR
- -------------------------------------------------------------------------
  113.1  IN Subscription                                   [X]      HLR
- -------------------------------------------------------------------------
  114.1  Immediate Call Itemization Subscription           [X]      HLR
- -------------------------------------------------------------------------
  115.1  Dual Numbering in HLR                             [X]      HLR
- -------------------------------------------------------------------------
  119.1  General Performance Management in                 [X]    MSC/VLR
         MSC/VLR
- -------------------------------------------------------------------------
  122.1  Magnetic Transfer Group (MTG)                     [X]    MSC/VLR
- -------------------------------------------------------------------------
  129.1  Geographical Differentiated Charging              [X]    MSC/VLR
- -------------------------------------------------------------------------
  131.1  Definition of Geographical Locations       [X]           MSC/VLR
- -------------------------------------------------------------------------
  132.1  Provision of Location Numbers                     [X]    MSC/VLR
- -------------------------------------------------------------------------
  135.1  Administration of ZoneCodes                       [X]      HLR
- -------------------------------------------------------------------------
  138.1  Local Subscription                                [X]    MSC/VLR
- -------------------------------------------------------------------------
  139.1  Regional Subscription                             [X]    MSC/VLR
- -------------------------------------------------------------------------

                                    NOTICE
- ----------------------------------------------------------------------------
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
                                       4

- --------------------------------------------------------------------------------
                                                                    ATTACHMENT K
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------
             LIST OF CMS 40 R1 FEATURES IN MSC/VLR AND HLR (CONT.)

FEATURE                   TITLE                    BASIC  OPTION   NODE
- -------------------------------------------------------------------------
  142.1  Telephony Subscription                    [X]              HLR
- -------------------------------------------------------------------------
  143.1  Modem Services and Basic PAD                     [X]       HLR
         Subscription
- -------------------------------------------------------------------------
  144.1  Fax Service Subscription                         [X]       HLR
- -------------------------------------------------------------------------
  145.1  Call Waiting and Call Hold Subscription          [X]       HLR
- -------------------------------------------------------------------------
  146.1  Basic Packet Service Subscription                [X]       HLR
- -------------------------------------------------------------------------
  147.1  Multi Party Service Subscription                 [X]       HLR
- -------------------------------------------------------------------------
  148.1  Calling Line Identification Services             [X]       HLR
         Subscription
- -------------------------------------------------------------------------
  150.2  Authentication Data Handling              [X]              HLR
- -------------------------------------------------------------------------
  153.1  Alternate Speech/Fax Subscription in             [X]     MSC/VLR
         MSC/VLR
- -------------------------------------------------------------------------
  154.1  Alternate Speech/Fax Subscription in HLR         [X]       HLR
- -------------------------------------------------------------------------
  156.1  Roaming Restriction per HLR               [X]              HLR
- -------------------------------------------------------------------------
  157.1  Roaming Restriction per Subscription             [X]     MSC/VLR
- -------------------------------------------------------------------------
  158.1  Load Management                           [X]            MSC/VLR
- -------------------------------------------------------------------------
  159.1  Test and Fault Localization               [X]            MSC/VLR
- -------------------------------------------------------------------------
  160.1  Fault Isolation                           [X]            MSC/VLR
- -------------------------------------------------------------------------
  161.1  Operation and Maintenance of the Group    [X]            MSC/VLR
         Switch
- -------------------------------------------------------------------------
  162.1  Supervision                               [X]            MSC/VLR
- -------------------------------------------------------------------------
  164.2  Software File Congestion Supervision             [X]     MSC/VLR
- -------------------------------------------------------------------------
  171.1  Interactive Announcement Machine                 [X]     MSC/VLR
         EriVoice 500
- -------------------------------------------------------------------------
  185.1  Ericsson Echo Canceler                           [X]     MSC/VLR
- -------------------------------------------------------------------------
  186.1  Optical Disc Control                             [X]       HLR
- -------------------------------------------------------------------------
  188.1  GSM Phase 2 Signaling for Suppementary    [X]            MSC/VLR
         Services
- -------------------------------------------------------------------------
  190.2  Sema Group - AUC                                 [X]       AUC
- -------------------------------------------------------------------------
  191.2  Sema Group - EIR                                 [X]       EIR
- -------------------------------------------------------------------------
  266.1  White TCAP-ANSI in HLR                    [X]              HLR
- -------------------------------------------------------------------------
  278.1  Operation and Maintenance of R1                  [X]     MSC/VLR
         Signaling - ANSI
- -------------------------------------------------------------------------
  298.1  White TCAP-ANSI in MSC/VLR                [X]            MSC/VLR
- -------------------------------------------------------------------------
  759.1  More Powerful SP (CP-5) in HLR            [X]              HLR
- -------------------------------------------------------------------------
  762.1  APZ 212 11 Control in HLR                 [X]              HLR
- -------------------------------------------------------------------------
  763.1  APZ 212 11 Control in MSC/VLR             [X]            MSC/VLR
- -------------------------------------------------------------------------
  792.1  AXE 10/IOG 11 Interface to OSS in                [X]     MSC/VLR
         MSC/VLR
- -------------------------------------------------------------------------
  793.1  AXE 10/IOG 11 Interface to OSS in HLR            [X]       HLR
- -------------------------------------------------------------------------
  798.3  Cell Traffic Recording                    [X]            MSC/VLR
- -------------------------------------------------------------------------
  826.1  Back-up in Main Store in MSC/VLR                 [X]     MSC/VLR
- -------------------------------------------------------------------------
  827.1  Back-up in Main Store in HLR                     [X]       HLR
- -------------------------------------------------------------------------
  835.1  APZ 212 20 Control in HLR                        [X]       HLR
- -------------------------------------------------------------------------
  901.1  APZ 212 20 Control in MSC/VLR                    [X]     MSC/VLR
- -------------------------------------------------------------------------
 1069.1  ANSI ISUP                                 [X]            MSC/VLR
- -------------------------------------------------------------------------
 1071.1  Equal Access in MSC/VLR                   [X]            MSC/VLR
- -------------------------------------------------------------------------
 1072.1  Equal Access in HLR                       [X]              HLR
- -------------------------------------------------------------------------


- --------------------------------------------------------------------------------
                                    NOTICE
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- --------------------------------------------------------------------------------
                                       5

- --------------------------------------------------------------------------------
                                                                    ATTACHMENT K
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

    LIST OF CMS 40 R1 FEATURES IN MSC/VLR AND HLR (CONT.)

FEATURE                   TITLE                    BASIC  OPTION   NODE
- -------------------------------------------------------------------------
 1073.1  Feature Group B and D                     [X]            MSC/VLR
- -------------------------------------------------------------------------
 1074.1  Emergency Number 911                      [X]            MSC/VLR
- -------------------------------------------------------------------------
 1076.1  Transmission Maintenance of T1            [X]            MSC/VLR
- -------------------------------------------------------------------------
 1078.1  ANSI MTP in HLR                           [X]              HLR
- -------------------------------------------------------------------------
 1079.1  ANSI MTP in MSC/VLR                       [X]            MSC/VLR
- -------------------------------------------------------------------------
 1080.1  Signaling Connection Control Part in HLR  [X]              HLR
- -------------------------------------------------------------------------
 1083.1  Signaling Connection Control Part in      [X]            MSC/VLR
         MSC/VLR
- -------------------------------------------------------------------------
 1085.1  SS7 Supervision in MSC/VLR                       [X]     MSC/VLR
- -------------------------------------------------------------------------
 1086.1  SS7 Performance Management in MSC/VLR            [X]     MSC/VLR
- -------------------------------------------------------------------------
 1087.1  R1 Signaling                              [X]            MSC/VLR
- -------------------------------------------------------------------------
 1088.1  SS7 Performance Management in HLR                [X]       HLR
- -------------------------------------------------------------------------
 1089.1  SS7 Supervision in HLR                           [X]       HLR
- -------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                    NOTICE
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- --------------------------------------------------------------------------------
                                       6

- ----------------------------------------------------------------------------
                                                                ATTACHMENT K
                                                 ACQUISITION AGREEMENT #9107
============================================================================
LIST OF CMS 40 R2 FEATURES IN MSC/VLR, HLR, AUC, AND EIR

- ---------------------------------------------------------------------------
  NEW
  FEATURE                    TITLE                     BASIC  OPTION   NODE
- ---------------------------------------------------------------------------
  3.1     Transmission Performance Supervision of               y   MSC/VLR
          T1 Trunks with Superframe or Extended
          Superframe
- ----------------------------------------------------------------------------
  31.1    Mobile Subscriber Purging                      y          MSC/VLR
- ----------------------------------------------------------------------------
  120.1   ANSI ISUP2                                     y          MSC/VLR
- ----------------------------------------------------------------------------
  177.1   Unstructured Supplementary Services                   y   MSC/VLR
          Data in MSC/VLR
- ----------------------------------------------------------------------------
  178.1   Unstructured Supplementary Services                   y     HLR
          Data in HLR
- ----------------------------------------------------------------------------
  222.1   Support of Multiple Speech Coders                     y   MSC/VLR
- ----------------------------------------------------------------------------
  1054.1  Mobile Subscriber Purging                      y            HLR
- ----------------------------------------------------------------------------
  1115.1  Unstructured Supplementary Services                   y     HLR
          Data to external node
- ----------------------------------------------------------------------------
  1116.1  Default Call Forwarding                               y     HLR
- ----------------------------------------------------------------------------
  1117.1  Mobile Subscriber priority level for                  y   MSC/VLR
          Channel Allocation in MSC/VLR
- ----------------------------------------------------------------------------
  1123.1  Mobile Subscriber priority level for                  y     HLR
          Channel Allocation in HLR
- ----------------------------------------------------------------------------
  1131.1  Enhanced IMEI check                                   y   MSC/VLR
- ----------------------------------------------------------------------------
  1132.1  Release of Sequential Events (FORLOPP)         y          MSC/VLR
- ----------------------------------------------------------------------------
  1140.1  Monitoring of Call Forwarding                         y     HLR
          Registrations
- ----------------------------------------------------------------------------
  1155.1  Circuit Pool Handling                                 y   MSC/VLR
- ----------------------------------------------------------------------------
  1157.1  Indication of Mobile Tariff Area to                   y   MSC/VLR
          Mobile Subscriber
          (Home Zone Charging)
- ----------------------------------------------------------------------------
  1159.1  Supervision and disconnection of long                 y   MSC/VLR
          duration calls
- ---------------------------------------------------------------------------
  ENHANCED
  FEATURE TITLE                                        BASIC  OPTION   NODE
- ---------------------------------------------------------------------------
  14.3    Call Barring Services                                 y     HLR
- ---------------------------------------------------------------------------
  50.4    Mobile Application Part in MSC/VLR             y          MSC/VLR
- ---------------------------------------------------------------------------
  51.4    Mobile Application Part in HLR                 y            HLR
- ---------------------------------------------------------------------------
  91.2    Calling Line Identification Services                  y   MSC/VLR
- ---------------------------------------------------------------------------
  94.2    Operator Determined Barring                           y     HLR
- ---------------------------------------------------------------------------
  104.2   Enhanced file output of Subscriber Data        y            HLR
          from HLR and command initiated sending
          of resets to VLR
- ---------------------------------------------------------------------------
  105.3   Remote Control Equipment                              y   MSC/VLR
- ---------------------------------------------------------------------------
  164.4   Software File Congestion Supervision                  y   MSC/VLR
- ---------------------------------------------------------------------------
  184.1   Interactive Announcement Machine                      y   MSC/VLR
          EriVoice 700
- ---------------------------------------------------------------------------
  190.3   Sema Group - AUC                                      y     AUC
- ---------------------------------------------------------------------------
  191.3   Sema Group - EIR                                      y     EIR
- ---------------------------------------------------------------------------

===========================================================================
                                  NOTICE
NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- ---------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                                    ATTACHMENT K
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

LIST OF CMS 40 R2 FEATURES IN BSC


NEW
FEATURE   TITLE                                              BASIC  OPTION  NODE
- --------------------------------------------------------------------------------
  37.1    Selective Restart                                  [X]            BSC
- --------------------------------------------------------------------------------
  59.1    Transceiver Handler Load Distribution                     [X]     BSC
- --------------------------------------------------------------------------------
  87.1    Support of 1020 Transceivers in the BSC                   [X]     BSC
- --------------------------------------------------------------------------------
  117.1   Flexible Channel Allocation                        [X]            BSC
- --------------------------------------------------------------------------------
  165.1   RBS 2000 Digital Path Supervision                  [X]            BSC
- --------------------------------------------------------------------------------
  195.1   Alarm Coordination                                 [X]            BSC
- --------------------------------------------------------------------------------
  197.1   Alarm Suppression                                  [X]            BSC
- --------------------------------------------------------------------------------
  198.1   Automatic Recovery at Frequency Hopping                   [X]     BSC
- --------------------------------------------------------------------------------
  904.1   Double BCCH Allocation Lists                              [X]     BSC
- --------------------------------------------------------------------------------
  909.1   Idle Channel Measurement                                  [X]     BSC
- --------------------------------------------------------------------------------
  911.1   Cell Load Sharing                                         [X]     BSC
- --------------------------------------------------------------------------------
  913.1   Immediate Assignment on Traffic Channel                   [X]     BSC
- --------------------------------------------------------------------------------
  915.1   Channel Administration                             [X]            BSC
- --------------------------------------------------------------------------------
  923.1   Differential Channel Allocation                           [X]     BSC
- --------------------------------------------------------------------------------
  ENHANCED
  FEATURE                         TITLE                      BASIC  OPTION  NODE
- --------------------------------------------------------------------------------
  260.3   Dynamic Mobile Station Power Control                      [X]     BSC
- --------------------------------------------------------------------------------
  910.2   Dynamic BTS Power Control                                 [X]     BSC
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                    NOTICE
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- --------------------------------------------------------------------------------
                                       8

- --------------------------------------------------------------------------------
                                                                    ATTACHMENT K
                                                     ACQUISITION AGREEMENT #9107
================================================================================

LIST OF CMS 40 R2 FEATURES IN OSS AND BGw

- --------------------------------------------------------------------------------
NEW
FEATURE       TITLE                                          BASIC  OPTION  NODE
- --------------------------------------------------------------------------------
2.1           Statistical Reports, Basic                              y     OSS
              Package
- --------------------------------------------------------------------------------
10.1          XM, Operations Procedure                                y     OSS
              Support
- --------------------------------------------------------------------------------
22.1          XM, Log Book                                            y     OSS
- --------------------------------------------------------------------------------
29.1          FM Alarm Log Analysis                                   y     OSS
- --------------------------------------------------------------------------------
30.1          XM, Integrated Document                                 y     OSS
              Tool
- --------------------------------------------------------------------------------
39.1          DXX Alarm Interface                                     y     OSS
- --------------------------------------------------------------------------------
98.1          BTS Alarm Management                                    y     OSS
- --------------------------------------------------------------------------------
134.1         Application Builder                              y            BGw
- --------------------------------------------------------------------------------
196.1         Specified Alarm Interface                               y     OSS
- --------------------------------------------------------------------------------
292.1         TMOS Toolbox                                     y            OSS
- --------------------------------------------------------------------------------
475.1         BTS Hardware Management                                 y     OSS
- --------------------------------------------------------------------------------
476.1         BTS Configuration                                y            OSS
- --------------------------------------------------------------------------------
480.1         AXE 10 Software Management                       y            OSS
- --------------------------------------------------------------------------------
ENHANCED
FEATURE       TITLE                                          BASIC  OPTION  NODE
- --------------------------------------------------------------------------------
405.6         Cellular Network                                 y            OSS
              Administration
- --------------------------------------------------------------------------------
406.3         XM, Fault Management                             y            OSS
- --------------------------------------------------------------------------------
408.3         XM, Traffic Measurement                          y            OSS
              Tool
- --------------------------------------------------------------------------------
409.4         XM, Traffic Measurement                          y            OSS
              for AXE 10
- --------------------------------------------------------------------------------
412.4         Radio Network Measurement                        y            OSS
              Functions
- --------------------------------------------------------------------------------
413.4         Radio Network Recording                          y            OSS
              Functions
- --------------------------------------------------------------------------------
417.4         Cellular Network                                 y            OSS
              Administration Interface
- --------------------------------------------------------------------------------
418.2         BTS Software Management                          y            OSS
- --------------------------------------------------------------------------------
420.3         Basic OSS Administration                         y            OSS
- --------------------------------------------------------------------------------
421.2         Cellular Network Activity                        y            OSS
              Manager
- --------------------------------------------------------------------------------
439.3         Database                                         y            OSS
- --------------------------------------------------------------------------------
440.3         Security                                         y            OSS
- --------------------------------------------------------------------------------


================================================================================
                                    NOTICE
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
- --------------------------------------------------------------------------------

                                 AGREEMENT 9107
                         OMNIPOINT COMMUNICATIONS INC.
                                  ATTACHMENT L
                           ORDER CANCELLATION POLICY
                           -------------------------

Listed below are specific charges to be assessed to Buyer that represent the reasonable, non-recoverable costs expected to be incurred by Ericsson prior to, or in connection with, the cancellation of an order, including, where applicable, labor charges of Ericsson personnel, reasonable restocking charges, and shipping charges.

RBS EQUIPMENT (SUPPLIER - ERICSSON)

Situation                                   Cancellation Penalty Percentage
- -------------------------------------------------------------------------------

 .  Order is canceled before shipment
   to requested customer site.                  5% of order value

 .  Order is canceled after shipment
   to requested customer site but
   before ordered equipment is installed.      15% of order value

 .  Custom Order* (i.e., cable
   construction) canceled before
   manufacturing has commenced on
   that portion of the order.                   5% of order value

 .  Custom Order* (i.e., cable
   construction) canceled after
   manufacturing has commenced on
   that portion of the order.                 100% of the value of the portion
                                              of the order for which
                                              manufacturing has commenced

* Custom orders: If, for example, 10 custom cables were ordered but manufacturing has commenced on only 3 cables, a 100% charge will be levied against 3 cables and a 5% charge will be levied against the remaining seven of the order.

SWITCH EQUIPMENT (SUPPLIER - ERICSSON)

Switch equipment refers to any AXE switching equipment component order. Switch equipment specifically excludes the ordering of an entire switch (e.g., Mini, 211, 212).

Situation                                   Cancellation Penalty Percentage
- --------------------------------------------------------------------------------

 .  Order is canceled before shipment
   to requested customer site.                   5% of order value

 .  Order is canceled after shipment
   to requested customer site but before
   installation of switch equipment.            15% of order value

SOFTWARE FEATURES

Situation                                   Cancellation Penalty Percentage
- --------------------------------------------------------------------------------

 .  Order is canceled before
   application engineering
   (i.e., station parameters or
   data transcription) has commenced.            5% of software order value

 .  Order is canceled after application
   engineering (i.e., station parameters
   or data transcription) has commenced.        10% of software order value

NOTE: All switch hardware associated with the software features is subject to the cancellation charge listed for Switch Equipment.

DOMESTIC SUPPLIERS OTHER THAN ERICSSON

Situation                                            Cancellation Policy
- --------------------------------------------------------------------------------

 .  Ericsson orders materials from a
   domestic supplier and the material
   CAN be resold by the domestic supplier
   to Ericsson or another vendor.                  25% of order value

 .  Ericsson orders materials from a
   domestic supplier and the material
   CANNOT be resold by the domestic
   supplier to Ericsson or another
   vendor (i.e., specifically measured
   coax cable for an antenna run).                100% of order value - and such
                                                  material will be delivered to
                                                  Buyer**


** In essence, such orders are noncancelable.

                        *CONFIDENTIAL INFORMATION;                ATTACHMENT M-1
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;               ATTACHMENT M-2
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;             ATTACHMENT M-3
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;              ATTACHMENT M-4
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                        *CONFIDENTIAL INFORMATION;
                        HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                       *

                                                                    Attachment N

                             OMNIPOINT CORPORATION
                             ---------------------


                  This section has been intentionally omitted.



Ericsson, Inc.-Not for use of disclosure outside Omnipoint except under written agreement

                                                                    Attachment O

                             OMNIPOINT CORPORATION
                             ---------------------


                  This section has been intentionally omitted.



Ericsson, Inc.-Not for use of disclosure outside Omnipoint except under written agreement

                                                                    Attachment P


                             OMNIPOINT CORPORATION
                             ---------------------

                  This section has been intentionally omitted.



Ericsson, Inc.-Not for use of disclosure outside Omnipoint except under written agreement.

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107

                             OMNIPOINT CORPORATION
                             ---------------------

                              TECHNICAL EDUCATION
                              -------------------

The actual training program will be developed jointly by Ericsson and Omnipoint for off-site and on-site training after signing of the contract.

In witness hereof, all parties signed below are in agreement to the enclosed Attachment Q, Revision B, dated February 15, 1996.

ERICSSON INC.                          OMNIPOINT CORPORATION
/s/ Lars Skoglund                      /s/ Curt Gervelis
- -----------------------------          -------------------------------
Lars Skoglund                          Curt Gervelis
Project Manager                        Network Engineer



                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107

                             OMNIPOINT CORPORATION
                             ---------------------

                              TECHNICAL EDUCATION
                              -------------------

INTRODUCTION

This attachment offers alternatives to meet the CMS 40 Mobile Switching Center
(MSC), Base Station Controller (BSC), and Base Transceiver Station (BTS) minimal technical training requirements. An expanded list of CMS 40 courses is enclosed for your review and after contract signing a CMS 40 course catalogue will be provided.

TECHNICAL EDUCATION CENTER STUDENT CERTIFICATION PROGRAM

The program is a competency development program with basic core courses and several areas of concentration. CMS 40 offers three areas of concentration:
MSC, BSC, and BTS. Within each area of concentration, multiple levels of technical competence are possible (MSC has 4 levels and BTS has 3 levels).

     .  LEVEL 1    Provides training required to perform basic routines and
        administration under the guidance of a technician certified at Level 3 through this student certification program.

     .  LEVEL 2    For the technician required to perform normal operation and maintenance activities using standard Ericsson exchange documentation.

     .  LEVEL 3    For the technician who will diagnose and repair both hardware and some software faults, as well as perform extended operation and maintenance functions.

     .  LEVEL 4    For the technician/engineer who is trained to be a trouble shooter on both hardware and software, as well as have a strong command of advanced functions, features and system capabilities.

NOTE: A Technical Education Student Certification is required as a prerequisite to the corresponding level of Operations and Maintenance (O&M) Certification.


                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107
STEPS:

To become certified, through the Technical Education Center's Student Certification Program, three steps must be completed. The student must:

  1. Successfully complete the courses identified (80% or better score in each course). These required courses are listed in the ETEC course catalog.

  2.   Have the specified amount of work field experience.

  3. Submit an application for certification, at which time Ericsson Inc. will notify the employee's supervisor or team leader of student competency development certification eligibility. If the employee has met all requirements for level requested, Ericsson will send a certificate of certification to the employee's supervisor.

NOTES:

  A Credit for passing courses will not be automatic. Students will be evaluated via written quizzes, performance of lab exercises, and observation of the student's ability to perform.

  B All instructors teaching concentration courses are required to be certified to teach the class. Instructor certification includes two elements:
     Professional Certification and Technical Certification.

  C All courseware has been revised to include the new evaluation criteria, as well as recent Cellular Network Administration's (CNA) improvements.
     Also, additional lab exercises are added as needed.

  D In the event that a student wishes to waive a course that is required for certification, his/her supervisor must submit a course description or outline of an equivalent course plus a certificate of completion for the substituted course. The Certification Office will determine the eligibility of the substituted course description or outline needs to be submitted per customer, so that additional course descriptions or outlines need not be submitted for that customer's employees.


                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107
CURRICULUM

The Ericsson Technical Education Center suggests the following CMS 40 course for O&M personnel:

CMS 40 SYSTEM INTRODUCTION, 4 DAYS

This course provides management and non-management personnel a basic knowledge and understanding of Ericsson's PCS 1900 equipment located at the Mobile Switching Center (MSC), Base Station Controller (BSC) and Base Transceiver Station (BTS).

The CMS 40 System Introduction course is a prerequisite for all CMS 40 Operation and Maintenance courses. The AXE-10 O&M course meets the prerequisite for the MSC and BSC O&M courses.

The CMS 40 System Introduction course can be presented the week prior to the AXE-10 O&M training in Richardson. Subject to instructor availability, it could be presented at the customer location.

AXE -10 OPERATION AND MAINTENANCE TRAINING, 15 DAYS

This course provides managers, engineers, and switch  technicians a working
knowledge of the AXE 10, its equipment, operation, and maintenance.   The AXE 10
is the basis of the switching system in CMS 40, Ericsson's PCS 1900 system.
This course will precede the MSC and BSC Operation and Maintenance courses.

This course relies extensively on hands-on practices for competence development. Although it is not recommended for use at customer location, this can be accommodated with proper provisioning.

CMS 40 MSC OPERATION AND MAINTENANCE, 5 DAYS

This course provides managers, engineers, and switch technicians a working knowledge of the Mobile Switching Center (MSC), Visitor Location Register (VLR) and Home Location Register (HLR) operation and maintenance.

This course relies extensively on hands-on practices for competence development. Although it is not recommended for use at customer location, this can be accommodated with proper provisioning.

CMS 40 BSC OPERATION AND MAINTENANCE, 5 DAYS

This course provides managers, engineers, and switch technicians a working knowledge of the Base Station Controller (BSC) operation and maintenance.


                                    NOTICE
  NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107


This course relies extensively on hands-on practices for competence development. Although it is not recommended for use at customer location, this can be accommodated with proper provisioning.

RBS 2000 OPERATION AND MAINTENANCE TRAINING, 5 DAYS

This course provides managers, engineers, and radio base station technicians a working knowledge of the RBS 2000 Base Transceiver Stations (BTS) commissioning, operation and maintenance

This course relies extensively on hands-on practices for competence development. Although it is not recommended for use at customer location, this can be accommodated with proper provisioning.

OPERATION SUPPORT SYSTEM TRAINING, 5 DAYS

This course provides BTS technicians, RF engineers, and switch technicians a working knowledge of the Operation Support System (OSS).

This course relies extensively on hands-on practices for competence development. Although it is not recommended for use at customer location, this can be accommodated with proper provisioning.



                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107

PRICING -  CONTAINED IN SECTION A-15.

Advanced training is available for developing the system analysis skills for the Employee. BSC training is advised for the more advanced field technician.

1996 TRAINING SCHEDULE

Ericsson's CMS 40 technical training schedule for minimal courses required for certification is as follows.

SYSTEM INTRO.  (4 DAYS)    LZU 108 3336/1

            Jan             9-12           Feb      27-Mar 1
            Jan            30-Feb 2        Mar      19-22

      AXE 10 O&M  (15 DAYS)                LZU 108 3354/1

            Jan            15-Feb 2
            Mar             4-22

      MSC O&M  (5 DAYS)                    LZU 108 3355/1

            Jan            15-19           Mar       4-8
            Feb             5-9            Mar      25-29


      BSC O&M  (5 DAYS)                    LZU 108 3356/1

            Jan            22-26           Mar      11-15
            Feb            12-16           Apr       1-5

      RBS 2000  (5 DAYS)                   LZU 108 3357/1

            Jan            15-19           Mar       4-8
            Feb             5-9            Mar      25-29

      OSS OPERATION (4 DAYS)               LZU 108 3359/1

            Jan            8-11            Mar        4-7
            Feb             5-8

Note:   Schedule is subject to change.  All courses must be checked for availability by calling the training center at (214) 437-8294.

                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT Q
                                                     ACQUISITION AGREEMENT #9107

COURSE REGISTRATION

On the following page is Ericsson technical training course registration form.



                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

ERICSSON
TECHNICAL EDUCATION CENTER                        PLEASE PRINT ALL INFORMATION                   BILLING INFORMATION
     ENROLLMENT FORM
                                                  CLASSES TO BE ATTENDED                         Coordinator's
                                                                                                 Name:
                                                                                                      --------------------------
Student
Name:
     --------------------------------
                                                  Course Number: LZU -                           Manager/Supervisor's Name:
Social Security No.:                                             ------------------------
                    -----------------
                                                  Course Name:
                                                              ---------------------------
Title:                                                                                           -------------------------------
      -------------------------------                                                             Printed
Company:                                          Date Class Begins:  (MM/DD/YY)
        -----------------------------
                                                        1st Choice:
Mail Stop:                                                         ----------------------
          ---------------------------                   2nd Choice:                              -------------------------------
                                                                   ----------------------
Mailing
Address:-----------------------------
                                                  Course Number: LZU -                           Manager/Supervisor's Tel. No.:
- -------------------------------------                           -------------------------
                                                                                                 -------------------------------
City:                                             Course Name:
     --------------------------------                         ---------------------------
State:             Zip Code:                      Date Class Begins:   (MM/DD/YY)
      -------------         ---------
Country:                                                1st Choice:                              Cost Center:
        -----------------------------                              ----------------------                    -------------------
Postal Code:                                            2nd Choice:                              Purchase Order No.:
            -------------------------                              ----------------------                           ------------
Tel. No.:
         ----------------------------
  Include Country Code if outside USA.
Fax. No.
        -----------------------------
                                                                                                      Mail applications to:
                                                     FOR OFFICE USE ONLY
      QUESTIONS?
CMS 8800 Courses call:                            Registrar:                                             ERICSSON, INC.
                                                            -----------------------------
     214/437-8135                                 Date:                                                   M/S Training
                                                       ----------------------------------               740 E. Campbell
                                                  Confirmation#                                      Richardson, TX 75081
CMS 40 Courses call:                                           --------------------------
     214/437-8294
                                                  Cancellation#                                         or Fax form to:
                                                               --------------------------                 214/705-8522

                                                               ATTACHMENT Q
                                                ACQUISITION AGREEMENT #9107


CMS 40 COURSES
- --------------

CMS 40 AXE Installation Testing
AXE Construction Technique, BYB 202
AXE Installation Methods for Supervisors
Power Systems Installation Test & Expansion
AXE Software
AXE Advanced Software Fault Handling
Telecool Compact Overview
Telecool Compact Operation & Maintenance
AXE 10 Operation & Maintenance (CBT)
CCITT No. 7 Signaling System (CBT)
AXE 10 Survey (CBT)
Telecom 2000: An Overview (CBT)
Telecom 2000: Fundamentals (CBT)
CMS 40 System Overview
CMS 40 System Introduction
CMS 40 AXE 10 Operation & Maintenance
CMS 40 MSC  Operation & Maintenance
CMS 40 BSC Operation & Maintenance
CMS 40 RBS 2000 Operation & Maintenance
CMS 40 Data Translations
CMS 40 OSS Operations & Basic Administration
CMS 40 STS Operation
CMS 40 AUC/EIR Operation
CMS 40 Toll Ticketing Workshop
CMS 40 Advanced System Technique
CMS 40 Power Systems Operation & Maintenance
CMS 40 RF Engineering 2
CMS 40 Home Location Register (HLR) Operation
CMS 40 GIWU Operation & Maintenance
CMS 40 Charging Subsystem (CHS) Operation
CMS 40 RF Engineering 1
Introduction to the Intelligent Network (IN)


                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT R
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------


                             OMNIPOINT CORPORATION
                             ---------------------

                             THIRD PARTY ENGINEERS
                             ---------------------

In witness hereof, all parties signed below are in agreement to the enclosed Attachment R, Revision C, dated February 15, 1996.

ERICSSON INC.                               OMNIPOINT CORPORATION
/s/ Lars Skoglund                           /s/ Curt Gervelis
___________________________                 ___________________________________
Lars Skoglund                               Curt Gervelis
Product Manager                             Network Engineer



                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT


                                                                   Attachment R
                                                                   -------------
Donald Cox               Professor, Electrical Engineering
                         Stanford University
                         Department of Electrical Engineering
                         Durand 305
                         Stanford, California  94305-4055
                         (415) 723-5443

Bruce Lusignian          Professor, Electrical Engineering
                         Stanford University
                         Department of Electrical Engineering
                         Durand 305
                         Stanford, California  94305-4055
                         (415) 723-5443

Michael B. Pursley       Holcombe Professor
                         Clemson University
                         Department of Electrical & Computer Engineering
                         102 Riggs Hall, Box 340915
                         Clemson, SC  29634-0915
                         (803) 656-1528

Theodore S. Rappaport    Professor, Electrical Engineering
                         Virginia Polytechnic Institute & State University
                         Blacksburg, Virginia  24061
                         (703) 231-5643

Jack Holtzman            WINLAB
                         Rutgers University
                         (908) 932-3849

John Litva               Professor, Chair in Antennas and Director
                         Communications Research Laboratory
                         McMaster University
                         Hamilton, Ontario  Canada
                         (905) 525-9140 ext. 23142
                         fax:  (905) 521-2922

                                      -1-


Elvino S. Sousa          Associate Professor, Dept. of Electrical Engineering
                         University of Toronto
                         10 Kings College Road SF1 107
                         Toronto, Ontario M5S 1A4
                         (416) 978-3651
                         fax (905) 978-7423

Robert Bultitude         Manager, Land Mobile and Indoor
                         Radio Propagation Research, Radio Science
                         Communications Research Centre
                         [Canada]
                         (613) 998-2775
                         fax:  (613) 998-4077

                                                                    ATTACHMENT S
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

                             OMNIPOINT CORPORATION
                             ---------------------

                           ORDER & DELIVERY INTERVALS
                           --------------------------

In witness hereof, all parties signed below are in agreement to the enclosed Attachment S, Revision B, dated February 14, 1996.

ERICSSON INC.                                 OMNIPOINT CORPORATION
/s/ Lars Skoglund                             /s/ Curt Gervelis
_______________________________               _________________________________
Lars Skoglund                                 Curt Gervelis
Product Manager                               Network Engineer



                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT

                                                                    ATTACHMENT S
                                                     ACQUISITION AGREEMENT #9107
- --------------------------------------------------------------------------------

                             OMNIPOINT CORPORATION
                             ---------------------

                           ORDER & DELIVERY INTERVALS
                           --------------------------

Ericsson intends to provide OCI with competitive Delivery Intervals consistent with the following standard intervals. The intervals of the Network Elements assume standard configuration and an accurate forecasting.

Forecasting within Ericsson is done on monthly bases. The Forecast has a 18 month horizon.

It is assumed that OCI give Ericsson a monthly review of the Forecast.

For the equipment to be delivered for the initial configuration, Ericsson will meet these intervals provided that OCI maintains the general scope and timing set forth in Attachment H (Project Schedule).


NETWORK ELEMENT                                  DELIVERY
- ----------------                                 --------------

MSC                                              8 weeks

HLR                                              8 weeks

BSC                                              8 weeks

MXE                                             16 weeks

OSS                                              8 weeks

BILLING GATEWAY                                  8 weeks

SOG                                              8 weeks

AUC/EIR                                         16 weeks

RBS                                              2 weeks

                                     NOTICE
   NOT FOR USE OR DISCLOSURE OUTSIDE OMNIPOINT EXCEPT UNDER WRITTEN AGREEMENT
                                       1

                                                                    Attachment T
                                                                    ------------
                           OMNIPOINT TRAVEL HANDBOOK

                               TABLE OF CONTENTS

INTRODUCTION

SCOPE

OBJECTIVE

EXCEPTIONS TO POLICY

TRAVEL ARRANGEMENTS

     AIR TRAVEL
       Lowest Fare Routing
       Travel Restrictions
       Frequent Flyer Benefits
       Class of Service
       Travel Profile Forms
       Prepaid Tickets
       Unused Tickets
       Extending Travel over a Weekend
       Air Travel Insurance
     LODGING
       Hotels
       Guidelines for Rates
       Accommodations with Friends or Relatives
     CAR RENTAL
       Booking
       Refueling
       Automobile Insurance
       Notification of Accidents
       Personal Automobiles
     MEALS AND ENTERTAINMENT
       Personal Meal Allowance
       Entertainment
     MISCELLANEOUS EXPENSES
       Phone Calls
       Reimbursable Expenses
       Non-Reimbursable Expenses
EXPENSE REIMBURSEMENT PROCESS
     Forms and Receipts for Expenses
     Procedure and Time Cycle
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                             OMNIPOINT CORPORATION
                             ---------------------

                              REIMBURSEMENT POLICY
                              --------------------

INTRODUCTION
- ------------

We are pleased to provide you with your personal copy of the Omnipoint Employee Travel Handbook. The information contained in the Handbook represents a compilation of policy statements and travel guidelines which are designed to assist you in performing your travel related activities in an efficient and cost-effective manner. In addition, they will ensure compliance with Internal Revenue Service requirements.

Business travel and entertainment costs represent a large operating expense for the company. Our business relationship with Garber Travel should enable us to take full advantage of savings opportunities whenever possible. Only with your support and cooperation will we be able to control the significant and ever-rising expenses related to business travel.

Please keep in mind that not every situation can be covered by a set of written policies. Employees should use god judgment and common sense whenever the appropriate action is not clear from the face of these policies. Please consult your manager or your Human Resources representative if you have questions.

Thank you for your continuing support and cooperation.


SCOPE
- -----

This travel Handbook is applicable to all Omnipoint employees. It is intended to serve as a guide for all business related travel.


OBJECTIVE
- ---------

Omnipoint's objective is to reimburse our employees for their reasonable and actual travel expenses. All such expenses incurred by our employees are eligible for reimbursement subject to the guidelines contained in this handbook.

In order to provide convenient and cost-effective travel services, Omnipoint requires that all airline reservations, hotel reservations and car rental reservations, as well as all en route changes, be made through Garber Travel. Omnipoint has chosen Garber Travel as its exclusive designated corporate travel agency. Garber Travel is located on-site at Omnipoint's office in Colorado Springs. In addition, Garber Travel's offices in Montvale, NJ, Arlington, VA, and Newport Beach, CA will handle travel arrangements for Omnipoint headquarters and field locations.


EXCEPTION TO POLICY
- -------------------

Unless specifically authorized in this policy, expenditures to the contrary are not authorized. Employees submitting expense reports that are not in compliance risk delayed or partial reimbursement, unless the exception has the prior approval of the Vice President of Human Resources. Cases of significant or willful abuse may result in disciplinary action.
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TRAVEL ARRANGEMENTS
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AIR TRAVEL

Employees must make all travel arrangements through Garber Travel. The locations, telephone numbers and hours of operation are as follows:

      Garber Travel
      c/o Omnipoint
      1365 Garden of the Gods Road
      Colorado Springs, CO  80907
      (719) 548-1200
      Monday-Friday, 9:00am-6:00pm, Mountain Time

      Garber Travel
      4000 MacArthur Boulevard, Suite 102
      Newport Beach, CA
      (714) 752-7080 direct
      (800) 245-2835 toll-free
      (714) 752-8347 fax
      Monday-Friday, 8:00am-5:00pm, Pacific Time

      Garber Travel
      210 Summit Avenue
      C Building, 1st Floor
      Montvale, NJ  07645
      (201) 391-6300 direct
      (800) 359-7949 toll-free
      (201) 391-6300 fax
      Monday-Friday  8:00am-5:00pm, Eastern Time

      Garber Travel
      Stafford Place
      4201 Wilson Boulevard
      Arlington, VA  22203
      (703) 807-0300 direct
      (800) 816-8717 toll-free
      (703) 807-0307 fax
      Monday-Friday, 8:30am-5:30pm, Eastern Time

All travelers are required to take the lowest possible coach fare for air travel. Reservations should be booked as early as possible to take full advantage of any discounts or economy fares that are available. Air travel arrangements will not be influenced by airline preferences or frequent flyer mileage programs if there is increased cost to Omnipoint. In addition, personal travel plans may be arranged through Garber Travel, should anyone want this service from them. When combining business and personal travel, employees are responsible for any additional cost above what the lowest cost business trip would be.

Lowest Fare Routing

Omnipoint's intent is to achieve maximum practical savings on air travel expenses. All employees will travel coach class, or on specially reduced fares when available. Garber Travel will book the lowest available fare for direct routing. (Employees will not be requested to make unnecessary connections for fare savings.) Any exceptions must be based on business need, and will be noted in Garber Travel's management reports to Omnipoint.

Travel Restrictions

The frequency of air travel will, on occasion, create situations where several individuals may be scheduled for the same flight. To minimize the loss to the company should a single accident occur, some restrictions regarding joint traveling are important. Therefore, no more than three executive officers or a total of ten employees may travel together on the same flight.

Garber Travel has been authorized to enforce these restrictions.

Frequent Flyer Benefits

Employees may express an airline preference and are personally entitled to accumulate points on airline frequent flyer programs, as long as no unnecessary additional expenses are incurred by the company.

Class of Service

Coach Class will be used for all domestic flights. Business class may be selected for international flights over eight hours long, or for shorter international flights where a full business day has been scheduled for the arrival day.

Travel Profile Forms

All employees expected to travel once a year or more must submit a completed Travel Profile to Garber Travel. It is the traveler's responsibility to notify Garber Travel, via telephone or in writing, of any changes or updates to existing profile. Additional profile forms can be obtained from Garber Travel.

Prepaid Tickets

Prepaid tickets (to be picked up at the airport) are more costly to Omnipoint, and should only be used in emergency situations.

Unused Tickets

Unused tickets should be returned immediately to Garber Travel so that a prompt refund may be obtained.

Extending Travel over a Weekend

Travel over a Saturday night can result in substantial saving in air fare. If the total cost of the trip to the business destination is lowered by the traveler staying over a Saturday night, and the traveler wishes to do so, Omnipoint will assume the cost of additional hotel, car rental and reasonable meal expenses as long as there is a net savings to the company.

Air Travel Insurance

Omnipoint provides travel accident insurance coverage for employees while traveling on company business in accordance with Omnipoint policy in effect at that time.

Management Reports

Each month Garber Travel will provide Omnipoint reports documenting all travel that has occurred. Analysis of these reports, including exceptions to policy which have occurred, will help assure the company is operating in a cost effective manner.

LODGING

Hotels

Hotel accommodations for each night away from home on company business will be reimbursed at actual cost. All hotel reservations must be made through Garber Travel, unless attendance at a convention, seminar or other business function dictates otherwise.

Hotel charges should be limited to room, tax, meals and telephone expenses as required. Room service and other miscellaneous services should not be used unless necessary. On business trips which extend beyond seven days, reimbursement will be made for reasonable hotel laundry and valet service expenses.

It is strongly recommended that on all business long distance telephone calls (particularly calls made from hotel rooms) you use a telephone credit card if possible, as there is a substantial savings from hotel phone rates.

Lodging charges are to be billed to the traveler's credit card, and reported on an expense report. The original hotel folio bill is always required documentation for reimbursement of lodging charges, regardless of hotel cost. For overseas travel a copy of the credit card voucher is also required.

Guidelines for Rates

Garber Travel will usually make hotel reservations in most travel situations. At time, employees may have to make their own arrangements. Employees should always exercise care in obtaining only moderately price rooms. In cities where we have negotiated hotel rates, those hotel should be used first. In other instances, reasonable and moderate accommodations should be considered.

Accommodations with Friends or Relatives

Should an employees stay overnight with friends or family while on company business, the employee may on occasion buy a gift or a meal for the host, and will be reimbursed for the expense. For tax purposes, a receipt is always required for this reimbursement.


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CAR RENTAL

Booking

All car rental reservations must be booked through Garber Travel.   Omnipoint
has designated National Car Rental Company as its primary car rental supplier. Employees traveling alone should use a compact to intermediate size car while on company business.

Cars should be rented only when other means of transportation are unavailable, more expensive or impractical. The use of a rental car should be based on business and/or transportation need, not as a matter of personal convenience.

Refueling

Prior to returning the rental car, please refuel the car to eliminate the refueling service charge by the car rental company. The gasoline expense should be included, with a receipt, on the expense report. Car rental agencies charge a very large premium price for gasoline when refueling at the airport.

Automobile Insurance

When renting with National in the U.S., employees should decline optional insurance coverage, as it is included under our contract with National. If National is not used, additional coverage may be purchased if it isn't provided under the employee's personal insurance on rentals.

When renting internationally, additional coverage should be accepted regardless of which rental company is being used.

Notification of Accidents

If you are involved in an accident while operating a rental car on company business, immediately make the following notifications:

     1. the local police station
     2. the local car rental agency representative
     3. Omnipoint Human Resources representative

The notification should include the date, time and place the accident occurred, the name(s) of the other driver(s), passengers or witnesses, and the drivers license number(s) of the other driver(s).

Personal Automobiles

Employees using their personal car for Omnipoint business should receive
authorization to do so from their immediate manager.   Employees will be
reimbursed $.30 per mile plus parking and toll charges, for which receipts are required for reimbursement.

Omnipoint covers excess liability insurance which covers employees driving personal cars on company business. This is excess liability insurance over the above the employee's own liability insurance. Omnipoint doesn't carry insurance protection for property damage to personal cars. No personal car should be used on Omnipoint business that does not meet with individual State statutory limits and requirements.


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MEALS AND ENTERTAINMENT

Personal Meal Allowance

Reasonable and actual meal expenses, including tax and gratuity, will be reimbursed. The dollar limit of "reasonable" will vary from city to city, and employees are asked to use good judgment when selecting appropriate dining establishments.

When two or more employees are dining while on business travel, they may divide the check and each be reimbursed for their costs, or the senior ranking employee present may pay and be reimbursed for the total bill. All meal expenses of $25.00 or more must be accompanied by a restaurant receipt.

Entertainment

Business practice includes the necessity from time to time to host business contacts under conditions conducive to discussion. The IRS requires documentation to support each such instance of business entertainment. Included with the expense report should be a receipt which identifies the persons in attendance, the date and location of the event, and the business purpose. All such entertainment should be paid for by the most senior Omnipoint employee present.

On-site business meetings, employees recognition events, interview meals or seminars are acceptable on an occasional basis. These expenses must be accompanied by a receipt from the appropriate manager.

MISCELLANEOUS EXPENSES

Phone Calls

Business calls and fax charges while traveling are reimbursable. Calling from home or office is less expensive than using a company calling card, mobile or cellular phone. Reimbursement will be made by submitting an expense report with a copy of the phone bill, with the business calls identified.

Mobile or cellular phones, given their much higher cost of operation, should only be used when necessary. Administrative or other matters which are not urgent or critical should be handled when access to an office or other lower cost phone is available.

Reimbursable Expenses

The following are reimbursable miscellaneous expenses:

     - Laundry, dry cleaning and shoe shines for trips over one week in duration
     -  Gratuities paid in accordance with local custom
     - Telephone and fax charges, limited to business need and reasonable personal calls
     -  Passport and/or visa expenses related to international travel
     - Travel expenses related to professional meetings, conferences, seminars, educational or professional conventions, when properly approved in advance.


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Non-Reimbursable Expenses

The following are normally not reimbursable expenses:
     -  Annual fees for personal credit cards
     -  Dues or charges for airline clubs
     -  Any type of personal trip insurance
     -  Barber and manicurist expenses
     -  Laundry, dry cleaning and shoe shines on trips less than seven days long
     -  Traffic fines and court costs incurred while traveling on business
     -  Personal reading matter or other personal services
     -  Prescriptions
     -  Toiletries
     -  Installation charges and monthly fees for mobile phones
     -  Flowers and gifts for other employees

EXPENSE REIMBURSEMENT PROCESS
- -----------------------------

Normal Business Expenses

Normal business expenses are reimbursed by submission of a Travel Expense Report (sample copy attached), and include such items as transportation, lodging, meals, gratuities and normal business entertainment. Original receipts and vouchers should be obtained where appropriate, and attached to the Report in support of the included expenses. Receipts are required for all transportation, lodging and entertainment expenses, and for any meals costing $25.00 or more.

Ordinarily, no business charges should be billed directly to Omnipoint by the provider. Employees should pay all charges directly and be reimbursed through submission of a Travel Expense Report.

Procedure

Travel Expense Reports, with appropriate receipts and documentation and approved by the traveler's manager, should be submitted to Liz Slocum in the Colorado Springs office no later than seven (7) day after completion of the trip. Properly documented and approved reports will be reimbursed within two (2) weeks of being submitted to Liz Slocum.


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                        [LOGO OF OMNIPOINT CORPORATION]

                                   TRAVEL EXPENSE REPORT
- ------------------------------------------------------------------------------------------------
Name  Fred Walsh                   Date of Report           4/22/95
- ------------------------------------------------------------------------------------------------
Dept    987                        Purpose of Trip    Tech meetings in C.S.
- ------------------------------------------------------------------------------------------------
                                   Date of Trip       4/11-13/95
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
                           SUN     MON     TUE     WED     THU     FRI     SAT     Weekly Totals
- ------------------------------------------------------------------------------------------------
Date                                11      12      13
- ------------------------------------------------------------------------------------------------
Nature of Expenses
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Auto Rental                                        63.30
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Taxi, Bus, and Parking                             12.00
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Personal Auto Mileage                5.10           5.10
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Airfare                            480.00
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Meals for Self                      18.00   31.15   4.80
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*Entertaining
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Lodging                             74.10   74.10
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Telephone                            6.75
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Gratuities                           1.00
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*Conf/Seminar Fees
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*Misc                                               8.10
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Daily Totals                       584.95  105.25  93.30                               783.50
- ------------------------------------------------------------------------------------------------
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Explanation of Expenses                  Advance                                         --
- ------------------------------------------------------------------------------------------------
Entertaining                             Difference                                    783.50
- ------------------------------------------------------------------------------------------------
(Please include name of person or company, place,purpose, and amount)
- ------------------------------------------------------------------------------------------------
                                         Conf/Seminar Fees
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                                         (Please include name, place and amount)
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Misc.  $8.10 Gasoline for rental car
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(Please include explicit details)
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- -----------------------------------------
- -----------------------------------------
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Comments
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Signature: /s/ Fred Walsh              Approved Signature:
           ------------------------                        -----------------------------
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